                                                                     EXHIBIT 2.1






                           MASTER FORMATION AGREEMENT

                                  BY AND AMONG

                              SCHLUMBERGER LIMITED,

                            BAKER HUGHES INCORPORATED

                                       AND

                            THE OTHER PARTIES LISTED

                                     ON THE

                             SIGNATURES PAGES HERETO
















                                SEPTEMBER 6, 2000

                                TABLE OF CONTENTS

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ARTICLE 1. DEFINITIONS AND GENERAL................................................................................1
         1.1       Definitions....................................................................................1
         1.2       Construction..................................................................................16
         1.3       References....................................................................................16
         1.4       Headings......................................................................................16
         1.5       Calculations..................................................................................16

ARTICLE 2. ORGANIZATION OF VENTURE ENTITIES......................................................................17
         2.1       Transfers to Venture Entities.................................................................17
         2.2       Purchases by SLBV and SOHL....................................................................21
         2.3       Transferred Assets............................................................................21
         2.4       Non-Transferred Assets........................................................................24
         2.5       Non-Transferred Liabilities...................................................................24
         2.6       Ownership of the Venture Entities.............................................................24
         2.7       Transferring Affiliates and Recipient Joint Venture Entities..................................24

ARTICLE 3. THE CLOSING...........................................................................................24
         3.1       Execution of the Amended Venture Entity Charter Documents.....................................24
         3.2       Execution of Transfer Documents...............................................................25
         3.3       Contribution of Accounts Receivable in Lieu of Cash...........................................25
         3.4       Contribution of Working Capital...............................................................25
         3.5       Richmond Campus Sublease......................................................................26
         3.6       Adjusting Payments............................................................................26
         3.7       Closing Statements; Objections................................................................27
         3.8       Disclosure Letter and Exhibit Updates.........................................................28
         3.9       Venture Entity Supplements....................................................................29
         3.10      Closing, Second Closing and Third Closing.....................................................29
         3.11      Conditions to Each Party's Closing Obligation.................................................32
         3.12      Conditions to the Closing Obligations of Schlumberger, SOHL, SPLC, SLBV and STC...............33
         3.13      Conditions to the Closing Obligation of Baker Hughes..........................................34

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SCHLUMBERGER, SOHL, SPLC, SLBV AND STC..............................34
         4.1       Due Organization, Good Standing and Power.....................................................34
         4.2       Authorization and Validity of Agreements......................................................35
         4.3       Lack of Conflicts.............................................................................36
         4.4       No Consents...................................................................................36
         4.5       Certain Fees..................................................................................37
         4.6       Financial Statements..........................................................................37
         4.7       No Material Changes...........................................................................37
         4.8       Schlumberger Subsidiaries.....................................................................37
         4.9       Real Property.................................................................................38
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
         4.10      Title to Personal Property....................................................................39
         4.11      Schlumberger Governmental Approvals...........................................................39
         4.12      Taxes.........................................................................................39
         4.13      Employees.....................................................................................40
         4.14      Compliance with Laws..........................................................................40
         4.15      Legal Proceedings.............................................................................41
         4.16      Sufficiency and Condition of the Schlumberger Transferred Assets..............................41
         4.17      Material Contracts............................................................................41
         4.18      Proprietary Rights............................................................................42
         4.19      Employee Benefit Matters......................................................................43
         4.20      No Stock of U.S. Corporation..................................................................44
         4.21      Environmental Issues..........................................................................44
         4.22      Relations with Governments, Etc...............................................................45

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BAKER HUGHES........................................................45
         5.1       Due Organization, Good Standing and Power.....................................................45
         5.2       Authorization and Validity of Agreements......................................................46
         5.3       Lack of Conflicts.............................................................................46
         5.4       No Consents...................................................................................47
         5.5       Certain Fees..................................................................................47
         5.6       Financial Statements..........................................................................47
         5.7       No Material Changes...........................................................................47
         5.8       Baker Hughes Subsidiaries.....................................................................47
         5.9       Real Property.................................................................................48
         5.10      Title to Personal Property....................................................................49
         5.11      Baker Hughes Governmental Approvals...........................................................49
         5.12      Taxes.........................................................................................49
         5.13      Employees.....................................................................................50
         5.14      Compliance with Laws..........................................................................51
         5.15      Legal Proceedings.............................................................................51
         5.16      Sufficiency and Condition of the Baker Hughes Transferred Assets..............................51
         5.17      Material Contracts............................................................................51
         5.18      Proprietary Rights............................................................................53
         5.19      Employee Benefit Matters......................................................................53
         5.20      No Stock of U.S. Corporation..................................................................54
         5.21      Environmental Issues..........................................................................54
         5.22      Pooling Inquiries.............................................................................55
         5.23      Relations with Governments, Etc...............................................................55

ARTICLE 6. COVENANTS PRIOR TO CLOSING............................................................................56
         6.1       Conduct of the Business Prior to Closing......................................................56
         6.2       Commercial Efforts............................................................................58
         6.3       Notice of Claims..............................................................................58
         6.4       Access to Businesses..........................................................................58
         6.5       Insurance.....................................................................................59
         6.6       No Solicitation...............................................................................59



                                       ii
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
         6.7       US EmployCo...................................................................................59
         6.8       Documentation of U.S. Documented Vessels......................................................59
         6.9       Liabilities in the Panamanian Companies.......................................................60
         6.10      Joint Use Facilities..........................................................................60

ARTICLE 7. OTHER COVENANTS.......................................................................................60
         7.1       Insurance.....................................................................................60
         7.2       Bulk Sales Acts...............................................................................60
         7.3       Expenses......................................................................................60
         7.4       Books of Account and Special Rights...........................................................61
         7.5       Firewalls.....................................................................................62
         7.6       Name..........................................................................................63
         7.7       Venture Entity Audits.........................................................................63
         7.8       Shared and Corporate Support Services Agreement...............................................63
         7.9       Transition Services Agreement.................................................................63
         7.10      Limitation on Lower-Tier Foreign Subsidiaries.................................................63
         7.11      Form of Venture Entities......................................................................64
         7.12      Venture Entity Contracts......................................................................64
         7.13      Venture Entity Distributions..................................................................65
         7.14      Venture Entity Seismic Acquisitions...........................................................65
         7.15      President.....................................................................................65
         7.16      Veto Powers...................................................................................65
         7.17      Further Assurances............................................................................65
         7.18      Quarterly Financials..........................................................................66
         7.19      Technical Liaisons............................................................................66
         7.20      Failure of Consent; Joint Contracts and Joint Permits.........................................66
         7.21      Shareholders Representatives Committee........................................................68
         7.22      Algerian Dinars...............................................................................69
         7.23      Prohibited Payments...........................................................................69

ARTICLE 8. LIABILITIES AND INDEMNIFICATION.......................................................................70
         8.1       Venture Entity and US EmployCo Indemnification................................................70
         8.2       Baker Hughes Indemnification..................................................................71
         8.3       Schlumberger Indemnification..................................................................73
         8.4       Tax Indemnity.................................................................................75
         8.5       Partner Cross-Indemnities.....................................................................78
         8.6       Settlement of Indemnities.....................................................................79
         8.7       Waiver of Consequential Damages...............................................................80
         8.8       Exclusive Remedy; Negligence of Indemnified Parties...........................................80

ARTICLE 9. INTELLECTUAL PROPERTY.................................................................................81
         9.1       Schlumberger/STC Assignment...................................................................81
         9.2       Baker Hughes Assignment.......................................................................81
         9.3       Grant-Back License to Schlumberger............................................................81
         9.4       Grant-Back License to Baker Hughes............................................................81
         9.5       License of Future Developments................................................................82
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
         9.6       License of Schlumberger  Retained IP..........................................................83
         9.7       License of Baker Hughes Retained IP...........................................................83
         9.8       Transferability of Future Developments (Sale of Business).....................................84
         9.9       Transferability of Future Developments (Joint Ventures).......................................84
         9.10      Reservation of Intellectual Property..........................................................84
         9.11      Abandonment of Transferred IP.................................................................84
         9.12      Meaning of Abandonment........................................................................84
         9.13      Good Faith Efforts to Maintain Transferred IP.................................................85
         9.14      Abandonment of Intellectual Property that Includes Future Developments........................85
         9.15      Enforcement of Intellectual Property..........................................................85

ARTICLE 10. TERMINATION, AMENDMENT, WAIVER AND MODIFICATION......................................................86
         10.1      Termination...................................................................................86
         10.2      Effect of Termination.........................................................................86
         10.3      Amendment.....................................................................................86
         10.4      Extension/Waiver..............................................................................86

ARTICLE 11. TRANSFER RESTRICTIONS................................................................................87
         11.1      Put/Call Provisions...........................................................................87
         11.2      Change of Control.............................................................................88
         11.3      Right of First Refusal........................................................................89
         11.4      No Partial Dispositions.......................................................................91
         11.5      Transfers to Wholly Owned Subsidiaries........................................................91

ARTICLE 12. GENERAL PROVISIONS...................................................................................91
         12.1      Survival of Representations, Warranties and Pre-Closing Covenants and Certain Indemnification
                   Obligations...................................................................................91
         12.2      Governing Law.................................................................................92
         12.3      Parties in Interest; Assignment...............................................................92
         12.4      Counterparts..................................................................................92
         12.5      Notices.......................................................................................92
         12.6      Competition and Confidentiality...............................................................93
         12.7      Litigation and Claim Support..................................................................94
         12.8      Enforcement...................................................................................94
         12.9      Entire Agreement; Conflicts...................................................................94
         12.10     Consents and Approval.........................................................................94
         12.11     Obligations of Schlumberger and Baker Hughes..................................................94
         12.12     Publicity.....................................................................................95
         12.13     Severability..................................................................................95
         12.14     No Strict Construction........................................................................95
         12.15     Jurisdiction and Venue........................................................................95

                           MASTER FORMATION AGREEMENT


         This Master Formation Agreement (as may be supplemented or amended in accordance with the provisions hereof, this "AGREEMENT"), dated as of September 6, 2000, is by and among Schlumberger Limited, a Netherlands Antilles corporation ("SCHLUMBERGER"), Schlumberger Oilfield Holdings Limited, a British Virgin Islands company wholly owned by Schlumberger ("SOHL"), Schlumberger Plc, a United Kingdom limited liability company wholly owned by Schlumberger ("SPLC"), Schlumberger B.V., a Netherlands limited liability company wholly owned by Schlumberger ("SLBV"), Schlumberger Technology Corporation, a Texas corporation wholly owned by Schlumberger ("STC"), and Baker Hughes Incorporated, a Delaware corporation ("BAKER HUGHES").

         Schlumberger, SOHL, SPLC, SLBV, STC and Baker Hughes, in each case acting where necessary through various subsidiaries, wish to combine their respective Seismic Businesses (as defined below) into the following entities:

         (a) a limited liability company to be formed under the laws of the State of Delaware ("US VENTURE ENTITY"), which will hold the U.S. portions of such businesses and will be owned 70% by STC or an Affiliate of STC and 30% by Baker Hughes or an Affiliate of Baker Hughes;

         (b) Geco-Prakla (UK) Limited, a United Kingdom company ("UK VENTURE ENTITY"), which will hold the U.K. portions of such businesses and will be owned 70% by SPLC and 30% by an Affiliate of Baker Hughes;

         (c) Delft Geophysical B.V., a Netherlands company ("DUTCH VENTURE ENTITY"), which will hold the non-U.S. and non-U.K. portions of such businesses located in the Dutch Countries (as defined below) and will be owned 70% by SLBV and 30% by an Affiliate of Baker Hughes; and

         (d) Schlumberger Seismic Holdings Limited, a British Virgin Islands company ("BVI VENTURE ENTITY"), which will hold the remaining non-U.S. and non-U.K. portions of such businesses and will be owned 70% by SOHL and 30% by one or more Affiliates of Baker Hughes.

         Accordingly, in consideration of the premises and the mutual covenants of the parties set forth herein and upon the terms and subject to the conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                       ARTICLE 1. DEFINITIONS AND GENERAL

         1.1 Definitions. The capitalized terms defined in this Section 1.1, whenever used in this Agreement, shall have the following meanings for all purposes of this Agreement:

"ADJUSTMENT AMOUNT" has the meaning given such term in Section 3.10(c).

"AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. For purposes of this definition, "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or general partnership or managing member interests, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

"AFFILIATED OWNERS" has the meaning given such term in Section 11.2.

"AGREEMENT" has the meaning given such term in the preamble hereto.

"ALTERNATIVE NON-MONETARY CONSIDERATION" has the meaning given such term in
Section 11.3(b).

"APPLICABLE LAW" means any applicable statute, law, regulation, ordinance, rule, judgment, order, decree, permit, approval, concession, grant, franchise, license, agreement or requirement of any Governmental Authority having jurisdiction over the matter or matters in question, and in each case as existing (including all of the terms and provisions of applicable common law) at the time in question.

"APPRAISAL NOTICE" has the meaning given such term in Section 11.3(b).

"APPRAISER" has the meaning given such term in Section 11.3(b).

"AUDIT REPORT" has the meaning given such term in Section 3.7(c).

"BAKER HUGHES" means Baker Hughes Incorporated, a Delaware corporation.

"BAKER HUGHES BENEFIT PLAN" means every Employee Benefit Plan sponsored, maintained or contributed to, or required to be contributed to, by Baker Hughes, or any ERISA Affiliate of Baker Hughes, for the benefit of current or former employees of the Baker Hughes Seismic Business in the United States.

"BAKER HUGHES DISCLOSURE LETTER" means the disclosure letter from Baker Hughes to Schlumberger, SOHL, SPLC, SLBV and STC dated and delivered the date of this Agreement and containing exceptions to the representations, warranties and covenants hereof and certain other information called for hereby.

"BAKER HUGHES GOVERNMENTAL APPROVALS" has the meaning given such term in Section 5.11.

"BAKER HUGHES INDEMNIFIED PERSONS" means Baker Hughes and its Affiliates and their respective officers, directors, managers and employees.

"BAKER HUGHES INITIAL PERCENTAGE" means the net book value of Baker Hughes' Multiclient Survey Library as of the Closing Date, divided by the Original Total.

"BAKER HUGHES LEASED REAL PROPERTY" has the meaning given such term in Section 5.9(a)(i).

"BAKER HUGHES MATERIAL CONTRACT" has the meaning given such term in Section
5.17.

"BAKER HUGHES OTHER REAL PROPERTY RIGHTS" has the meaning given such term in
Section 5.9(a)(i).

"BAKER HUGHES OWNED REAL PROPERTY" has the meaning given such term in Section 5.9(a)(i).

"BAKER HUGHES OWNER" means a subsidiary of Baker Hughes that owns 30% of a Venture Entity.

"BAKER HUGHES PROPRIETARY RIGHTS" has the meaning given such term in Section 5.18(a).

"BAKER HUGHES REAL PROPERTY LEASE" has the meaning given such term in Section 5.9(b).

"BAKER HUGHES RETAINED IP" means the Intellectual Property that (i) is owned by Baker Hughes or its Affiliates or to which Baker Hughes or its Affiliates otherwise have rights, (ii) has utility for more than one application, including the Baker Hughes Seismic Business, (iii) is not primarily related to, but has some utility to and is used in or involved in a work in progress for, the Baker Hughes Seismic Business, and (iv) exists as of the Closing Date, including the Baker Hughes Retained IP that is identified in Schedule 9.7 to the Baker Hughes Disclosure Letter.

"BAKER HUGHES SEISMIC BUSINESS" means the business of Baker Hughes and its subsidiaries comprised solely of the Baker Hughes Transferred Assets and the Baker Hughes Transferred Liabilities.

"BAKER HUGHES SUBSIDIARY" has the meaning given such term in Section 5.1.

"BAKER HUGHES SUBSIDIARIES INTERESTS" has the meaning given such term in Section 5.8.

"BAKER HUGHES TRANSFERRED ASSETS" means the assets to be transferred by Baker Hughes and its Affiliates to the Venture Entities and their subsidiaries pursuant to Section 2.1 and those sold to Schlumberger and its Affiliates pursuant to Section 2.2.

"BAKER HUGHES TRANSFERRED EMPLOYEES" means the Baker Hughes Seismic Business employees who are to be employed by a Venture Entity or one of its subsidiaries or US EmployCo as set forth on Schedule 5.13 to the Baker Hughes Disclosure Letter.

"BAKER HUGHES TRANSFERRED IP" means the Intellectual Property that (i) is owned by Baker Hughes or its Affiliates or to which Baker Hughes or its other Affiliates otherwise have rights, (ii) is used or held for use primarily in connection with or otherwise primarily related to the Baker Hughes

Seismic Business and (iii) exists as of the Closing Date, including the Baker Hughes Proprietary Rights identified by Schedule 5.18(a) to the Baker Hughes Disclosure Letter.

"BAKER HUGHES TRANSFERRED LIABILITIES" means the liabilities to be transferred by Baker Hughes and its Affiliates to the Venture Entities and their subsidiaries pursuant to Section 2.1 and, subject to the indemnification obligations of Baker Hughes and its Affiliates under Article 8, the obligations of Baker Hughes and its Affiliates under any Contracts included as Baker Hughes Transferred Assets.

"BAKER HUGHES TRANSFERRING AFFILIATES" has the meaning given such term in
Section 5.1.

"BAKER HUGHES TRANSFERRING ENTITIES" has the meaning given such term in Section 5.1.

"BVI COUNTRIES" has the meaning given such term in Section 2.1(c)(i)(A).

"BVI VENTURE ENTITY" has the meaning given such term in the preamble to this Agreement.

"CASUALTY OR CONDEMNATION LOSS" means, with respect to the Schlumberger Seismic Business or the Baker Hughes Seismic Business, as the case may be, (i) a Loss, whether or not insured, as a result of any fire, flood, accident, explosion, strike, labor disturbance, riot, act of God or public enemy or other calamity or casualty, unless either such Loss shall have been substantially cured, repaired or restored by Schlumberger or Baker Hughes, as the case may be, prior to the Closing Date, or such party shall have otherwise substantially compensated the Venture Entities for such Loss, or (ii) that proceedings have been instituted or threatened seeking the condemnation or other taking of a portion of such business in the future.

"CHANGE OF CONTROL EVENT" has the meaning given such term in Section 11.2.

"CHARTER DOCUMENTS" means, with respect to any entity, (a) the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of that entity, (b) the bylaws or limited liability company agreement or regulations (or the equivalent governing documents) of that entity and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of equity ownership in that entity or any rights in respect of that entity's equity ownership interests.

"CLAIM" means any claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability or breach of warranty.

"CLOSING" means the closing of the transactions contemplated by this Agreement to occur on the Closing Date.

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"CLOSING DATE" has the meaning given such term in Section 3.10(a).

"CLOSING STATEMENTS" has the meaning given such term in Section 3.7(a).

"CODE" means the United States Internal Revenue Code of 1986, as amended.

"COMMITTEE" has the meaning given such term in Section 7.21.

"CONTRACTS" means contracts, leases, licenses, indentures, agreements, purchase orders, commitments and all other legally binding arrangements, whether oral or written, express or implied.

"DISPOSING PARTY" has the meaning given such term in Section 11.3(a).

"DISPOSITION" has the meaning given such term in Section 11.3(a).

"DISPOSITION NOTICE" has the meaning given such term in Section 11.3(a).

"DUTCH COUNTRIES" has the meaning given such term in Section 2.1(b)(ii)(A).

"DUTCH VENTURE ENTITY" has the meaning given such term in the preamble to this Agreement.

"EMPLOYEE BENEFIT PLANS" means all pension, retirement, profit-sharing, medical, vacation, hospitalization, vision, dental, health, life, severance or termination of employment plans, including any "employee benefit plan" as defined in Section 3(3) of ERISA.

"EMPLOYEE MATTERS AGREEMENT" means the agreement regarding certain employee matters to be executed and delivered by the parties, the Venture Entities and US EmployCo in mutually agreed form.

"ENVIRONMENTAL, HEALTH AND SAFETY REQUIREMENTS" means any Applicable Law relating to (a) the prevention, abatement or elimination of pollution, (b) the generation, handling, treatment, storage, disposal or transportation of waste materials, (c) exposure to oil, pollutants, hazardous or toxic materials or wastes, or (d) protection of the environment or safety in the workplace.

"ENVIRONMENTAL LIABILITIES" shall mean any and all Losses (including any remedial, removal, response, abatement, cleanup, investigative and/or monitoring costs and any other related costs and expenses) incurred or imposed (a) pursuant to any agreement, order, notice of responsibility, directive (including directives embodied in Environmental, Health and Safety Requirements), injunction, judgment or similar document (including settlements) arising under or in connection with Environmental, Health and Safety Requirements, or (b) pursuant to any Claim by a Governmental Authority or other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or asserted by such Governmental Authority or Person pursuant to common law or statute and related to Hazardous Substances.

"ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended.

"ERISA AFFILIATE" means with respect to any Person, any trade or business, whether or not incorporated, which together with such Person would be deemed a "single employer" within the meaning of Section 414(b), (c) or (m) of the Code.

"EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

"EXERCISE NOTICE" has the meaning given such term in Section 11.3(a).

"FAIR MARKET VALUE" has the meaning given such term in Section 11.3(b).

"FCPA" means the Foreign Corrupt Practices Act of the United States of 1977, as amended.

"FIXED ASSETS AND INVENTORY" means assets duly categorized as "Fixed and Long-Term Assets" (i.e., not "current assets") or "Inventory" (other than Multiclient Survey Libraries) on the March 31 Balance Sheets.

"FUTURE DEVELOPMENTS" means improvements, enhancements or modifications made to the Transferred IP, and inventions, discoveries, works of authorship, know-how, technical information, work product and/or other information developed by a Venture Entity or by the Venture Entities and all Intellectual Property embodied in any of the foregoing that are created, conceived or first reduced to practice during the term of this Agreement. Future Developments do not include improvements, enhancements or modifications made to the Transferred IP, or inventions, discoveries, works of authorship, know-how, technical information, work product or other information developed by one or more Venture Entities that is 100% funded by Schlumberger, Baker Hughes or an independent third party and to which the Venture Entities do not have the right to license such Future Development as would otherwise be required by Section 9.5.

"GAAP" means generally accepted accounting principles, as in effect in the United States applied on a consistent basis.

"GOVERNMENTAL APPROVAL" means any permit, license, franchise, approval, consent, waiver, certification, qualification or other authorization issued, granted, given or otherwise made available or the expiration or termination of any applicable waiting period by or under the authority of any Governmental Authority or pursuant to any Applicable Law.

"GOVERNMENTAL AUTHORITY" means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions, including any court, department, commission, board, bureau, agency, instrumentality or administrative body.

"GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person or, in any manner providing for the payment of any Indebtedness or other obligation of any other Person or otherwise protecting the holder of such Indebtedness or other obligation against loss (whether arising by virtue of partnership arrangements, by obtaining letters of credit, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided, however, that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business.

"HAZARDOUS SUBSTANCES" means any substance which is regulated (or the cleanup of which can be required) under any Environmental, Health and Safety Requirement, whether now or in the future. Without limiting the generality of the foregoing, Hazardous Substances shall include (a) "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," or "contaminants" or other similar identified designations in, or otherwise subject to regulation under, any Environmental, Health and Safety Requirement; and (b) petroleum, refined petroleum products and fractions or by-products thereof, in each case whether in their virgin, used or waste state.

"INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable, trade advertising and accrued obligations), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

"INDEMNIFIED PARTY" means any party or any Venture Entity that is entitled to indemnification under this Agreement.

"INDEMNIFYING PARTY" means any party or Venture Entity from which indemnification is sought under this Agreement.

"INDEPENDENT ACCOUNTANTS" has the meaning given such term in Section 3.7(c).

"INITIATING PARTY" has the meaning given such term in Section 11.1(a).

"INTELLECTUAL PROPERTY" means patents, patent applications (filed, unfiled or being prepared), records of invention, invention disclosures, trademarks (registered or unregistered), trademark applications (filed, unfiled or being prepared), trade names, copyrights (registered or unregistered), copyright applications (filed, unfiled or being prepared), service marks (registered or unregistered), service mark applications (filed, unfiled or being prepared), database rights (registered or unregistered), all together with the goodwill associated with such marks or names, trade secrets, shop and royalty rights, technology, inventions, know-how, processes and confidential and proprietary information, including any being developed (including but not limited to designs, manufacturing data, design data, test data, operational data, and formulae), whether or not recorded in tangible form through drawings, software, reports, manuals or other tangible expressions, whether or not subject to statutory registration, whether foreign or domestic, and all rights to any of the foregoing.

"IRS" means the United States Internal Revenue Service.

"JOINT CONTRACTS" has the meaning given such term in Section 7.20(b).

"JOINT PERMITS" has the meaning given such term in Section 7.20(c).

"LIABILITIES" means, collectively, the Schlumberger Transferred Liabilities and the Baker Hughes Transferred Liabilities.

"LIBOR" means the rate appearing on the appropriate page of the Bloomberg Monitor (or such other page or service as may replace it for the purpose of displaying London interbank offered rates of leading reference banks) at approximately 11:00 a.m. London time, as the rate for U.S. Dollar deposits for a three-month interest period. In the event that such rate is not available at such time for any reason, "LIBOR" shall be the rate (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, the next higher 1/16 of 1%) at which U.S. Dollar deposits of US$5 million are offered for a three-month interest period in immediately available funds by The Chase Manhattan Bank to leading banks in the London interbank market at approximately 11:00 a.m. London time (or as soon thereafter as possible).

"LIEN" means, with respect to any property or other asset of any Person (or any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise), (i) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (ii) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person. For purposes of this Agreement, a Person will be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, synthetic lease or other title retention agreement relating to that asset.

"LOSS" shall mean any loss, cost, liability or expense, settlement, damage of any kind, judgment, obligation, charge, fee, fine, penalty, interest, court cost and/or administrative and reasonable attorneys' fees or disbursements (at all levels, including appellate), but excluding a party's indirect corporate and administrative overhead costs.

"MARCH 31 BALANCE SHEETS" has the meaning given such term in Section 3.6(a)(ii).

"MULTICLIENT SURVEY LIBRARY" means the library of nonexclusive, multiclient seismic surveys owned, in whole or in part, or otherwise held by Schlumberger or Baker Hughes and their respective Affiliates, as applicable.

"NON-MONETARY CONSIDERATION" has the meaning given such term in Section 11.3(b).

"NON-PUBLIC INFORMATION" means information not in the public domain relating to costs, profits or profit margins; strategic plans; plans for development of new products, services or technologies; customer names; bids, pricing policies, prices, price schedules or terms; proposed transactions; technology plans or status of implementation; proposals; contracts; or marketing plans.

"NON-TRANSFERRED ASSETS" means the Non-Transferred Schlumberger Assets and the Non-Transferred Baker Hughes Assets.

"NON-TRANSFERRED BAKER HUGHES ASSETS" has the meaning given such term in Section 2.4.

"NON-TRANSFERRED BAKER HUGHES BUSINESSES" means all products and services of Baker Hughes and its Affiliates other than the Baker Hughes Seismic Business.

"NON-TRANSFERRED LIABILITIES" means all liabilities of Schlumberger, Baker Hughes and their respective Affiliates other than the Schlumberger Transferred Liabilities and the Baker Hughes Transferred Liabilities, respectively, and includes those listed on Exhibit 2.5.1 with respect to Schlumberger and its Affiliates and on Exhibit 2.5.2 with respect to Baker Hughes and its Affiliates.

"NON-TRANSFERRED SCHLUMBERGER ASSETS" has the meaning given such term in Section 2.4.

"NON-TRANSFERRED SCHLUMBERGER BUSINESSES" means all products and services of Schlumberger and its Affiliates other than the Schlumberger Seismic Business.

"NON-U.S. VENTURE ENTITY GROUP" means BVI Venture Entity, Dutch Venture Entity and UK Venture Entity and their respective subsidiaries, collectively.

"NPV" has the meaning given such term in Section 3.10(c).

"NPV PERCENTAGE" has the meaning given such term in Section 3.10(c).

"NPV TOTAL" has the meaning given such term in Section 3.10(c).

"ORIGINAL TOTAL" means the sum of the net book value of Baker Hughes' Multiclient Survey Library as of the Closing Date, the net book value of the Schlumberger Multiclient Survey Library as of the Closing Date, and the Schlumberger Write-Up Amount.

"OTHER ASSETS" means (i) all Schlumberger Transferred Assets, including the Schlumberger net operating loss carry-forwards related to the Schlumberger Seismic Business in the U.K., which are included in the Schlumberger Transferred Assets and recorded on the books of UK Venture Entity as deferred tax assets, or
(ii) Baker Hughes Transferred Assets, as applicable, in each case other than Fixed Assets and Inventory and Multiclient Survey Libraries.

"OTHER PARTY" has the meaning given such term in Section 11.1(a).

"PAYOR PARTY" has the meaning given such term in Section 3.10(c).

"PBGC" means the U.S. Pension Benefit Guaranty Corporation.

"PENSION BENEFIT PLAN" means every benefit plan subject to Title IV of ERISA or the minimum funding requirements of Section 302 of ERISA.

"PERCENTAGE INTEREST" means a Person's direct or indirect ownership interest in each Venture Entity, which interest is, with respect to (i) Schlumberger (through subsidiaries), 70%, and (ii) Baker Hughes (through subsidiaries), 30%.

"PERMITTED ENCUMBRANCES" means (a) Liens for current Taxes not yet due; (b) workers' or unemployment compensation Liens arising in the ordinary course of business; (c) mechanics', materialmen's, suppliers', vendors' garnishment or similar Liens arising in the ordinary course of business for amounts not yet due; (d) nonpossessory mineral interests; and (e) utility easements not materially impairing the use or value of the burdened property (but not any violation thereof or encroachment thereon).

"PERSON" means any corporation, limited liability company, individual, joint stock company, joint venture, partnership, unincorporated association, Governmental Authority or other entity.

"PERSONAL PROPERTY" means machinery and equipment; furniture and fixtures; tools; leasehold improvements; vessels, barges and other marine transportation equipment; railcars, trucks and automobiles; computing and telecommunications equipment; and other items of tangible personal property (and interests in any of the foregoing).

"PROHIBITED PAYMENT" means the payment, offer or promise to pay, or authorization of the offer, promise or payment, directly or indirectly (through one or more intermediaries), of any money or anything of value to (i) any Public Official for the purpose of influencing any act or decision of, or for securing any improper advantage from, such Public Official, or a government, instrumentality thereof, or political party, in order to assist in any way in obtaining or retaining business for or with, or directing business to, any person; or (ii) any Public Official or other person or entity, if such payment, offer, promise or authorization would violate any applicable law of any country in which any aspect of the Agreement will take place, or the FCPA.

"PUBLIC INTERNATIONAL ORGANIZATION" means any public international organization covered by the FCPA, including international financial institutions such as the World Bank Group, the International Bank for Reconstruction & Development
(IBRD), the European Bank for Reconstruction & Development (EBRD), and the Asian Development Bank.

"PUBLIC OFFICIAL" shall mean any officer or employee of a government or any department, agency, or instrumentality thereof, or of a Public International Organization, any political party, any official of a political party, any candidate for political office, or any person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, Public International Organization, or political party.

"Q ACQUISITION SYSTEM" means the complete set of equipment using a proprietary seismic technology developed by Schlumberger for acquisition and delivery of calibrated data, which enhances the imaging technology through acquisition systems allowing single sensor recording and calibrated source, supported by corresponding advances in seismic sources and receiver equipment control solutions. Such technology is sampling both the seismic wave field and the noise property using advanced noise removal and beam forming techniques. The developed point receiver technology allows, among other things, to correct perturbations such as statics, sensor coupling and sensor sensitivity.

"RECIPIENT PARTY" has the meaning given such term in Section 11.3(a).

"REMEDIAL ACTION" has the meaning given such term in Section 8.2(d).

"RESPONSE NOTICE" has the meaning given such term in Section 11.1(b).

"SAUDI CONTRACTS" means the three surface vibroseis land seismic agreements Nos. 52051/00, 52049/00 and 52050/00 to be performed using, among other things, the Q Acquisition System, signed between Saudi Aramco and Geophysical Services Incorporated, a Saudi Arabia company that is an Affiliate of Schlumberger, on June 28, 2000 and due to start between December 2000 and January 2001 for a minimum period of three years with two possible one-year extensions.

"SAUDI NON-Q NBV" has the meaning given such term in Section 3.6(a)(i).

"SCHLUMBERGER" means Schlumberger Limited, a Netherlands Antilles corporation.

"SCHLUMBERGER BENEFIT PLAN" means every Employee Benefit Plan sponsored, maintained, or contributed to, or required to be contributed to, by Schlumberger, or any ERISA Affiliate of Schlumberger, for the benefit of current or former employees of the Schlumberger Seismic Business in the United States.

"SCHLUMBERGER DISCLOSURE LETTER" means the disclosure letter from Schlumberger, SOHL, SPLC, SLBV and STC to Baker Hughes dated and delivered the date of this Agreement and containing exceptions to the representations, warranties and covenants hereof and certain other information called for hereby.

"SCHLUMBERGER GOVERNMENTAL APPROVALS" has the meaning given such term in Section 4.11.

"SCHLUMBERGER INDEMNIFIED PERSONS" means Schlumberger and its Affiliates and their respective officers, directors, managers and employees.

"SCHLUMBERGER INITIAL PERCENTAGE" means the sum of the net book value of Schlumberger's Multiclient Survey Library as of the Closing Date and the Schlumberger Write-Up Amount, divided by the Original Total.

"SCHLUMBERGER LEASED REAL PROPERTY" has the meaning given such term in Section 4.9(a)(i).

"SCHLUMBERGER MATERIAL CONTRACT" has the meaning given such term in Section
4.17.

"SCHLUMBERGER OTHER REAL PROPERTY RIGHTS" has the meaning given such term in
Section 4.9(a)(i).

"SCHLUMBERGER OWNED REAL PROPERTY" has the meaning given such term in Section 4.9(a)(i).

"SCHLUMBERGER OWNER" means a subsidiary of Schlumberger that owns 70% of a Venture Entity.

"SCHLUMBERGER PROPRIETARY RIGHTS" has the meaning given such term in Section 4.18(a).

"SCHLUMBERGER REAL PROPERTY LEASE" has the meaning given such term in Section 4.9(b).

"SCHLUMBERGER RETAINED IP" means the Intellectual Property that (i) is owned by Schlumberger or its Affiliates or to which Schlumberger or its Affiliates otherwise have rights, (ii) has utility for more than one application, including the Schlumberger Seismic Business, (iii) is not primarily related to, but has some utility to and is used in or involved in a work in progress for, the Schlumberger Seismic Business, and (iv) exists as of the Closing Date, including the Schlumberger Transferred IP that is identified by Schedule 9.6 to the Schlumberger Disclosure Letter.

"SCHLUMBERGER SEISMIC BUSINESS" means the business of Schlumberger and its subsidiaries comprised solely of the Schlumberger Transferred Assets and the Schlumberger Transferred Liabilities.

"SCHLUMBERGER SUBSIDIARY" has the meaning given such term in Section 4.1.

"SCHLUMBERGER SUBSIDIARIES INTERESTS" has the meaning given such term in Section 4.8.

"SCHLUMBERGER TRANSFERRED ASSETS" means the assets to be transferred by Schlumberger and its Affiliates to the Venture Entities and their subsidiaries pursuant to Section 2.1, but excluding any assets purchased by Schlumberger and its Affiliates pursuant to Section 2.2 and then transferred to the Venture Entities or their subsidiaries.

"SCHLUMBERGER TRANSFERRED EMPLOYEES" means the Schlumberger Seismic Business employees who are to be employed by a Venture Entity or one of its subsidiaries or US EmployCo as set forth on Schedule 4.13 to the Schlumberger Disclosure Letter.

"SCHLUMBERGER TRANSFERRED IP" means the Intellectual Property that (i) is owned by Schlumberger or its Affiliates or to which Schlumberger or its Affiliates otherwise have rights, (ii) is used or held for use primarily in connection with or otherwise primarily related to the Schlumberger Seismic Business, and (iii) exists as of the Closing Date, including the Schlumberger Proprietary Rights that are identified by Schedule 4.18(a) to the Schlumberger Disclosure Letter.

"SCHLUMBERGER TRANSFERRED LIABILITIES" means the liabilities to be transferred by Schlumberger and its Affiliates to the Venture Entities and their respective subsidiaries pursuant to Section 2.1 and, subject to the indemnification obligations of Schlumberger and its Affiliates under Article 8, the obligations of Schlumberger and its Affiliates under any Contracts included as Schlumberger Transferred Assets.

"SCHLUMBERGER TRANSFERRING AFFILIATES" has the meaning given such term in
Section 4.1.

"SCHLUMBERGER TRANSFERRING ENTITIES" has the meaning given such term in Section 4.1.

"SCHLUMBERGER WRITE-UP AMOUNT" means the excess of (i) the total accumulated amortization of Schlumberger's Multiclient Survey Library as of the Closing Date, over (ii) the total sales and license revenue generated from Schlumberger's Multiclient Survey Library from first license of multiclient data through the Closing Date, multiplied by 66%.

"SEC" means the U.S. Securities and Exchange Commission.

"SECOND CLOSING" has the meaning given such term in Section 3.10(b).

"SEISMIC BUSINESS" means the business of surface seismic acquisition and/or surface seismic data processing for the purpose of providing seismic images of the subsurface of the earth, including the following activities and services:
(i) all forms of surface land, marine, ocean bottom cable and transition zone seismic data acquisition; (ii) all forms of surface seismic data processing, including the processing of 3D Vertical Seismic Profiling; (iii) recording of data from wellbore seismic arrays performed during simultaneous acquisition of surface 3D data; (iv) trenched in, buried near surface or seabed permanent array installation and acquisition; (v) surface seismic acquisition, processing and sales, in each case, of multiclient surveys; (vi) maintenance of surface seismic data processing centers, including licensing and support of surface seismic processing software; (vii) equipment design and manufacture for surface seismic acquisition and processing; (viii) research and development programs for any of the items in this paragraph and seismically-assisted reservoir solutions, including software relating thereto; and (ix) surface seismic data management services as necessary or desirable to perform the foregoing. The Seismic Business excludes any activity not specifically included, such as the following: interpretation activities other than those necessary to support acquisition and processing activities described above, borehole seismic acquisition, installation and acquisition of data from wellbore seismic arrays except as noted in clause (iii) above, reservoir management, commercial seismically-assisted reservoir solutions, non-seismic data management and non-seismic dynamic reservoir characterization and performance prediction.

"SEISMIC PROCESSING SOFTWARE PLATFORM" means the object code, source code, make files, libraries and related documentation necessary to operate, modify and execute the seismic processing software platform that is the primarily supported seismic processing software of the Venture Entities. Seismic Processing Software Platform does not include Schlumberger's GEOFRAME software.

"SHARED SERVICES AGREEMENT" has the meaning given such term in Section 7.8.

"SHAREHOLDERS REPRESENTATIVES COMMITTEE" means the committee established under the Shareholders' Agreement.

"SHAREHOLDERS' AGREEMENT" means the agreement attached hereto as Exhibit 1.1 to be signed by Schlumberger, Baker Hughes, each Schlumberger Owner, each Baker Hughes Owner and each shareholder of US EmployCo relating to certain governance and other matters regarding the Venture Entities and US EmployCo.

"SLBV" means Schlumberger B.V., a Netherlands limited liability company wholly owned by Schlumberger.

"SOHL" means Schlumberger Oilfield Holdings Limited, a British Virgin Islands company wholly owned by Schlumberger.

"SPLC" means Schlumberger Plc, a United Kingdom limited liability company wholly owned by Schlumberger.

"STC" means Schlumberger Technology Corporation, a Texas corporation wholly owned by Schlumberger.

"SUBLEASE" has the meaning given such term in Section 3.5.

"TAXES" means all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs' duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other taxes of any kind whatsoever, imposed by any Governmental Authority, including any interest, penalties or other additions thereto.

"TECHNICAL LIAISONS" has the meaning given such term in Section 7.19.

"TOP-UP AMOUNT" has the meaning given such term in Section 2.2(c).

"TOTAL INCREASE" has the meaning given such term in Section 3.6(a)(v).

"TRANSACTION DOCUMENTS" means this Agreement, the Transfer Documents, the Charter Documents for the Venture Entities, the Shareholders' Agreement, the Sublease, the Shared Services Agreement, the Transition Services Agreement and the Employee Matters Agreement.

"TRANSFER DOCUMENTS" has the meaning given such term in Section 3.2.

"TRANSFER NOTICE" has the meaning given such term in Section 11.1(a).

"TRANSFEREES" has the meaning given such term in Section 8.4(g)(i).

"TRANSFERORS" has the meaning given such term in Section 8.4(g)(i).

"TRANSFERRED ASSETS" means, collectively, the Schlumberger Transferred Assets and the Baker Hughes Transferred Assets.

"TRANSFERRED IP" means, depending on usage, either the Schlumberger Transferred IP or the Baker Hughes Transferred IP or both.

"TRANSFERRED LIABILITIES" means, collectively, the Schlumberger Transferred Liabilities and the Baker Hughes Transferred Liabilities.

"TRANSITION SERVICES AGREEMENT" has the meaning given such term in Section 7.9.

"U.K." means the United Kingdom.

"U.S." means the United States of America.

"US EMPLOYCO" means the corporation to be set up and owned 70% by STC or an Affiliate of STC and 30% by an Affiliate of Baker Hughes to serve as the employer of the employees of the US Venture Entity and its U.S. Affiliates.

"US EMPLOYCO INDEMNIFIED PERSONS" means US EmployCo and its Affiliates (other than Schlumberger, Baker Hughes and their respective Non-Venture Entity Affiliates) and their respective officers, directors, managers and employees.

"UK VENTURE ENTITY" has the meaning given such term in the preamble to this Agreement.

"US VENTURE ENTITY" has the meaning given such term in the preamble to this Agreement.

"VAT" means value added taxes.

"VENTURE" means the overall business relationship constituting a venture contemplated by this Agreement and includes all of the Venture Entities.

"VENTURE ENTITIES" means, collectively, US Venture Entity, UK Venture Entity, BVI Venture Entity and Dutch Venture Entity and, unless the context clearly indicates otherwise or unless otherwise provided, their respective subsidiaries.

"VENTURE ENTITY INDEMNIFIED PERSONS" means the Venture Entities and their respective Affiliates (other than Schlumberger, Baker Hughes and their respective non-Venture Entity Affiliates) and their respective officers, directors, managers and employees.

"VENTURE GROUP" means each Venture Entity, US EmployCo and their respective controlled Affiliates.

"VENTURE OWNER" means any Baker Hughes Owner or any Schlumberger Owner, and "VENTURE OWNERS" means, with respect to any Venture Entity, both the Baker Hughes Owner and the Schlumberger Owner for such entity.

"VENTURE OWNER PARENT" means Schlumberger or Baker Hughes, as appropriate.

         1.2 Construction. Words used in this Agreement, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context shall require.

         1.3 References. As used in this Agreement, unless expressly stated otherwise, references to (a) "INCLUDE" or "INCLUDING" mean "including, without limitation," (b) a "PARTY" mean Schlumberger, SOHL, SPLC, SLBV, STC or Baker Hughes, and to the "PARTIES" mean all of them, and (c) "DAYS" means calendar days unless otherwise indicated. Unless otherwise specified, all references in this Agreement to Articles, Sections, Schedules and Exhibits are deemed references to the corresponding Articles, Sections, Schedules and Exhibits in, to and of this Agreement, each of such Schedules and Exhibits being made a part hereof for all purposes.

         1.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         1.5 Calculations. Whenever a calculation is called for in any Transaction Document, each calculation or part of a calculation shall be rounded to six decimal places. Percentages shall be converted to a decimal and that decimal shall be rounded to six decimal places. All interest calculations shall be done on a bond-equivalent basis consisting of twelve 30-day months.

                  ARTICLE 2. ORGANIZATION OF VENTURE ENTITIES

         2.1 Transfers to Venture Entities. Subject to the terms and conditions of this Agreement, the Venture Entities will be organized as follows:

                  (a) US Venture Entity. (i) At or prior to the Closing, STC or a subsidiary thereof will form or cause to be formed US Venture Entity and shall transfer or cause to be transferred to US Venture Entity in exchange for an equity ownership interest therein:

                                    (A) all of the shares or other equity
                  interests of the Schlumberger Subsidiaries that conduct the Schlumberger Seismic Business in the U.S., including those listed on Exhibit 2.1(a)-1;

                                    (B) (1) all of the assets of STC and its
                  Affiliates that are primarily related to the Seismic Business in the U.S. and within the balance sheet categories listed on
                  Exhibit 2.1(a)-1 and (2) all of the non-balance sheet assets and business of STC and its U.S. Affiliates that are primarily related to the Seismic Business in the U.S.; and

                                    (C) the liabilities of STC and its
                  Affiliates that are primarily related to the Seismic Business in the U.S. and within the balance sheet categories listed on
                  Exhibit 2.1(a)-1.

                           (ii) At the Closing, Baker Hughes shall transfer or cause to be transferred to US Venture Entity or its subsidiaries, in exchange for an equity ownership interest therein (which equity ownership interest shall be based on the relative book value of the assets transferred to US Venture Entity by Baker Hughes and its Affiliates under this paragraph (ii) compared to the book value of those assets transferred to US Venture Entity by STC and its Affiliates under paragraph (i)):

                                    (A) (1) all of the assets of Baker Hughes
                  and its Affiliates that are primarily related to the Seismic Business in the U.S. and within the balance sheet categories listed on Exhibit 2.1(a)-2 and (2) all of the non-balance sheet assets and business of Baker Hughes and its U.S. Affiliates that are primarily related to the Seismic Business in the U.S.; and

                                    (B) the liabilities of Baker Hughes and its
                  Affiliates that are primarily related to the Seismic Business in the U.S. and within the balance sheet categories listed on
                  Exhibit 2.1(a)-2.

                           (iii) Immediately following the transfers by Baker Hughes described in the preceding paragraph, STC or one of its U.S. Affiliates shall purchase for cash from Baker Hughes a portion of Baker Hughes' resulting equity ownership interest in US Venture Entity such that following such purchase, Baker Hughes will hold a 30% equity ownership interest in US Venture Entity. The amount of cash to be paid for such equity ownership interest shall be determined pursuant to Section 2.2.

                  (b) Dutch Venture Entity. (i) At or prior to the Closing, Schlumberger or an Affiliate of Schlumberger shall contribute US$700,000 in cash to Dutch Venture Entity and Baker Hughes or an Affiliate of Baker Hughes shall contribute US$300,000 in cash to Dutch Venture Entity. The parties agree that these cash contributions can be used to offset liabilities contributed to the Venture in the adjusting payments made pursuant to Section 3.6.

                           (ii) At or prior to the Closing, and subsequent to the contribution by Baker Hughes described in the immediately preceding paragraph, the Dutch Venture Entity or one of its subsidiaries shall assume the liabilities of SLBV and its Affiliates that are primarily related to the Seismic Business in the Dutch Countries and within the balance sheet categories listed on Exhibit 2.1(b)-1 and shall acquire from SLBV or an Affiliate of SLBV (if not already owned directly or indirectly by Dutch Venture Entity):

                                    (A) all of the shares or other equity
                  interests of the Schlumberger Subsidiaries that conduct the Schlumberger Seismic Business in the countries set forth on
                  Schedule 2.1(b)-1 (collectively, the "DUTCH COUNTRIES"), including those listed on Exhibit 2.1(b)-1; and

                                    (B) (1) all of the assets of SLBV and its
                  Affiliates that are primarily related to the Seismic Business in the Dutch Countries and within the balance sheet categories listed on Exhibit 2.1(b)-1 and (2) all of the non-balance sheet assets and business of SLBV and its Affiliates that are primarily related to the Seismic Business in the Dutch Countries.

                           (iii) At the Closing, and subsequent to the transactions effected pursuant to the two immediately preceding paragraphs, Dutch Venture Entity or one of its Affiliates shall assume the liabilities of Baker Hughes and its Affiliates that are primarily related to the Seismic Business in the Dutch Countries and within the Balance Sheet categories listed in Exhibit 2.1(b)-2 and shall purchase in cash from Baker Hughes or its Affiliates:

                                    (A) all of the assets of Baker Hughes and
                  its Affiliates that are primarily related to the Seismic Business in the Dutch Countries and within the balance sheet categories listed on Exhibit 2.1(b)-2; and

                                    (B) all of the non-balance sheet assets and
                  business of Baker Hughes and its Affiliates that are primarily related to the Seismic Business in the Dutch Countries;

         provided, however, that both Section 2.1(b)(iii)(A) and (B) shall exclude those assets purchased by SLBV or its Affiliates pursuant to paragraph (iv) below.

                           (iv) At the Closing SLBV or its Affiliates shall purchase from Baker Hughes and its Affiliates certain assets of Baker Hughes and its Affiliates that are primarily related to the Seismic Business in the Dutch Countries to be agreed by Schlumberger and Baker Hughes in accordance with Section 2.2 and SLBV or its Affiliates shall contribute such assets to the Dutch Venture Entity or its subsidiaries. The cash purchase price for such assets shall be determined in accordance with Section 2.2.

                  (c) BVI Venture Entity. (i) At or prior to the Closing, SOHL shall transfer or cause to be transferred to BVI Venture Entity (if not already owned directly or indirectly by BVI Venture Entity):

                                    (A) all of the shares or other equity
                  interests of the Schlumberger Subsidiaries that conduct the Schlumberger Seismic Business in countries outside the U.S., outside the U.K. and outside the Dutch Countries (collectively, the "BVI COUNTRIES"), including those listed on
                  Exhibit 2.1(c)-1;

                                    (B) (1) all of the assets of SOHL and its
                  Affiliates that are primarily related to the Seismic Business in the BVI Countries and within the balance sheet categories listed on Exhibit 2.1(c)-1 and (2) all of the non-balance sheet assets and business of SOHL and its Affiliates that are primarily related to the Seismic Business in the BVI Countries; and

                                    (C) the liabilities of SOHL and its
                  Affiliates that are primarily related to the Seismic Business in the BVI Countries and within the balance sheet categories listed on Exhibit 2.1(c)-1.

                           (ii) At the Closing, Baker Hughes shall transfer or cause to be transferred to BVI Venture Entity or its subsidiaries, in exchange for a 30% equity ownership interest therein:

                                    (A) (1) all of the assets of Baker Hughes
                  and its Affiliates that are primarily related to the Seismic Business in the BVI Countries and within the balance sheet categories listed on Exhibit 2.1(c)-2 and (2) all of the non-balance sheet assets and business of Baker Hughes and its Affiliates (including the stock of Western Sea Services of Panama S. de R.L., a Panamanian company) that are primarily related to the Seismic Business in the BVI Countries;

         provided, however, that both Section 2.1(c)(ii)(A)(1) and (2) shall exclude those assets purchased by SOHL and its Affiliates pursuant to paragraph (iii) below; and

                                    (B) the liabilities of Baker Hughes and its
                  Affiliates that are primarily related to the Seismic Business in the BVI Countries and within the balance sheet categories listed on Exhibit 2.1(c)-2.

                           (iii) At Closing, SOHL or its Affiliates shall purchase from Baker Hughes and its Affiliates certain assets of Baker Hughes and its Affiliates that are primarily related to the Seismic Business in the BVI Countries to be agreed by Schlumberger and Baker Hughes in accordance with Section 2.2 and SOHL or its Affiliates shall contribute such assets to the BVI Venture Entity or its subsidiaries. The cash purchase price for such assets shall be determined in accordance with Section 2.2.

                  (d) UK Venture Entity. (i) At or prior to the Closing, SPLC shall transfer or cause to be transferred to UK Venture Entity (if not already owned directly or indirectly by UK Venture Entity):

                                    (A) all of the shares or other equity
                  interests of the Schlumberger Subsidiaries that conduct the Schlumberger Seismic Business in the U.K., including those listed on Exhibit 2.1(d)-1;

                                    (B) (1) all of the assets of SPLC and its
                  Affiliates that are primarily related to the Seismic Business in the U.K. and within the balance sheet categories listed on
                  Exhibit 2.1(d)-1 and (2) all of the non-balance sheet assets and business of SPLC and its U.K. Affiliates that are primarily related to the Seismic Business in the U.K.; and

                                    (C) the liabilities of SPLC and its
                  Affiliates that are primarily related to the Seismic Business in the U.K. and within the balance sheet categories listed on
                  Exhibit 2.1(d)-1.

                           (ii) At the Closing, Baker Hughes shall transfer or cause to be transferred to UK Venture Entity or its subsidiaries, in exchange for a 30% equity ownership interest in the UK Venture Entity, all of the shares or other equity interests of a new U.K. subsidiary, to which shall have been transferred prior to Closing:

                                    (A) (1) all of the assets of Baker Hughes
                  and its Affiliates that are primarily related to the Seismic Business in the U.K. and within the balance sheet categories listed on Exhibit 2.1(d)-2 and (2) all of the non-balance sheet assets and business of Baker Hughes and its Affiliates that are primarily related to the Seismic Business in the U.K.; and

                                    (B) the liabilities of Baker Hughes and its
                  Affiliates that are primarily related to the Seismic Business in the U.K. and within the balance sheet categories listed on
                  Exhibit 2.1(d)-2.

                  (e) Assumption of Liabilities. The appropriate Venture Entity or its subsidiaries shall assume the Schlumberger Transferred Liabilities and the Baker Hughes Transferred Liabilities to the extent such Transferred Liabilities are not contributed to the Venture by virtue of a contribution of the shares or other equity interests of a Schlumberger Subsidiary or a Baker Hughes Subsidiary, as applicable.

         2.2 Purchases by SLBV and SOHL.

                  (a) Subject to the terms and conditions of this Agreement, Baker Hughes shall provide to Schlumberger, for Schlumberger's approval, a preliminary version of:

                           (i) Exhibit 2.2(a)-1, containing a proposed listing of the Baker Hughes Transferred Assets that Dutch Venture Entity or one of its Affiliates will purchase at Closing pursuant to Section 2.1(b), and

                           (ii) Exhibit 2.2(a)-2, containing a proposed listing of the Baker Hughes Transferred Assets that BVI Venture Entity or one of its Affiliates will purchase at Closing pursuant to Section 2.1(c).

                  (b) As soon as practicable following the signing of this Agreement but no later than one month before the anticipated Closing Date, the parties shall arrange for a third-party valuation of the Schlumberger Transferred Assets and the Baker Hughes Transferred Assets by PricewaterhouseCoopers LLP and agree to supplement and amend Exhibit 2.2(a)-1 and Exhibit 2.2(a)-2 as necessary to reflect the results of the valuation and any changes in the Baker Hughes Transferred Assets included on the exhibits and to maintain the agreed Percentage Interests in each Venture Entity. Schlumberger agrees that the valuation shall not affect the aggregate purchase price paid for the Baker Hughes Transferred Assets under this Section 2.2.

                  (c) The parties agree that the aggregate cash purchase price to be paid for a portion of the Baker Hughes equity ownership interest in US Venture Entity pursuant to Section 2.1(a) and for the Baker Hughes Transferred Assets set forth on Exhibit 2.2(a)-1 and Exhibit 2.2(a)-2, as supplemented or amended at or prior to Closing, shall not exceed US$500 million. The parties further agree that the price to be paid for the Baker Hughes Transferred Assets set forth on Exhibit 2.2(a)-1 and Exhibit 2.2(a)-2, collectively, shall be in an amount equal to US$500 million less (i) the amount of cash paid for a portion of the Baker Hughes equity ownership interest in US Venture Entity pursuant to
Section 2.1(a) and (ii) to the extent such a payment for assets would result in an adverse financial impact on Schlumberger or its Affiliates, an amount not to exceed US$20 million (the "TOP-UP AMOUNT"). The Top-Up Amount shall be paid to Baker Hughes or its Affiliates by SOHL or SLBV or their respective Affiliates, as appropriate, in cash.

                  (d) The parties agree that the purchase of assets and contribution of those assets to each of the Venture Entities hereunder shall be allocated among the Venture Entities in a manner to achieve a 70%/30% split of the net assets transferred by Schlumberger Transferring Entities and Baker Hughes Transferring Entities, respectively, to each Venture Entity.

         2.3 Transferred Assets. Except as provided in Section 2.4, Schlumberger and Baker Hughes agree that, whether or not listed in the Exhibits containing the Schlumberger Transferred Assets or the Baker Hughes Transferred Assets or the Closing Statements, the Schlumberger Transferred Assets and the Baker Hughes Transferred Assets shall include all of the following assets of Schlumberger and its Affiliates or Baker Hughes and its Affiliates used or held for use primarily in connection with or otherwise primarily related to their respective Seismic Businesses as the same shall exist as of the Closing Date:

                  (a) Real Property Owned. All owned real property together with
(i) all rights, privileges, easements, rights of way, licenses, hereditaments, servitudes, use rights and other appurtenances relating thereto; (ii) all right, title and interest in and to any land lying in the bed of any street, road or highway, existing or proposed, in front of or adjoining any of such real property, any award made or to be made with respect to any of such real property by reason of change of grade or the closing of any street, road or highway and all strips and gores of real property abutting or adjoining any of such real property; and (iii) all buildings, structures, improvements, paved parking areas, fixtures and all other appurtenances thereto located on such real property.

                  (b) Real Property Leases. All leases under which Schlumberger or Baker Hughes or an Affiliate thereof is the lessee of real property; provided, however, that once discovered, any such material leases that are not listed on the appropriate Schedule or Exhibit may be returned by the Venture Entities to the transferring party and need not be assumed by the Venture Entities.

                  (c) Leases of Real Property to Third Parties. All leases under which Schlumberger or Baker Hughes or an Affiliate thereof is the lessor of any real property.

                  (d) Other Real Property Rights. All additional real property rights, privileges, easements, rights of way, licenses, hereditaments, servitudes, use rights and appurtenances relating thereto.

                  (e) Personal Property Owned. All Personal Property and interests in Personal Property owned.

                  (f) Personal Property Leased. All leases of Personal Property entered into by Schlumberger, Baker Hughes or any of their respective Affiliates (as lessees), including master leases pertaining to vehicles, vessels and equipment, which in any case are not fully performed as of the Closing Date; provided, however, that once discovered, any such material leases that are not listed on the appropriate Schedule or Exhibit may be returned by the Venture Entities to the transferring party and need not be assumed by the Venture Entities.

                  (g) Inventory. All raw materials, work-in-process, finished goods, purchased goods, merchandise held for resale, materials and supplies, including in-transit inventories, spare parts and stores.

                  (h) Contracts. To the extent such rights exist on or accrue after the Closing Date, all (i) Contracts for the sale or purchase of goods or services, or both, entered into by Schlumberger, Baker Hughes or any of their respective Affiliates, and portions of Contracts for the sale or purchase of goods or services, or both, which in any case are not fully performed as of the Closing Date; (ii) Contracts relating to any Schlumberger Transferred Employee or Baker Hughes Transferred Employee; (iii) Contracts between Schlumberger, Baker Hughes or any of their respective Affiliates and a third party imposing confidentiality obligations on such third party with respect to any of the

Schlumberger Transferred Assets or the Baker Hughes Transferred Assets; and (iv) other Contracts; provided, that to the extent that any Contracts for the sale of goods or services by Schlumberger, Baker Hughes or their respective Affiliates are transferred to the Venture Entities or subsidiaries thereof, the Venture Entities or their subsidiaries shall assume any of Schlumberger's or Baker Hughes' obligations with respect to product or service warranties, and any other conditions to sale, under such Contracts relating to products sold or services provided after the Closing Date.

                  (i) Governmental Approvals. To the extent transferable, all Governmental Approvals.

                  (j) Claims Against Third Parties. All rights, Claims, credits or rights of set-off against third parties, whether liquidated or unliquidated, fixed or contingent, including rights of indemnification, hold harmless agreements, covenants not to prosecute and other agreements; provided, however, that any counterclaims, defenses or rights of set-off against third parties that relate to and would otherwise decrease the amount of a Loss for which the transferring party would have an indemnification obligation to the Venture Entities under Article 8 shall be retained by the transferring party and be applied to decrease the transferring party's indemnification obligation. If the amount received by the transferring party under any such counterclaim, defense or right of set-off exceeds the amount of the related indemnity obligation under
Article 8, that excess shall be promptly paid over to the appropriate Venture Entity.

                  (k) Warranties. All rights under all covenants and warranties to the extent related to the Schlumberger Transferred Assets, the Baker Hughes Transferred Assets or the operation or conduct of Schlumberger's or Baker Hughes' Seismic Business, express or implied (including title warranties and manufacturers', suppliers' and contractors' warranties), that have heretofore been made by any predecessors in title or any third-party manufacturers, suppliers, contractors, engineers and other third parties in connection with products or services purchased by or furnished for use in connection with Schlumberger's or Baker Hughes' Seismic Business.

                  (l) Intellectual Property. Subject to Section 2.4(d), all right, title and interest in all Intellectual Property.

                  (m) Information Technology. Subject to Section 2.4(d), the process control software and computer applications software, owned or licensed, whether for general business usage (e.g., accounting, word processing, graphics and spreadsheet analysis) or specific, unique-to-the-business usage (e.g., order processing, manufacturing, process control and shipping), the computer operating, security or programming software, owned or licensed, and the computer hardware, owned or leased, including in each case the related Contracts.

                  (n) Multiclient Survey Libraries. All rights relating to the Multiclient Survey Libraries.

                  (o) Panamanian Subsidiary. The equity interests of Western U.S. Marine S. de R.L., a Panamanian company.

         2.4 Non-Transferred Assets. Notwithstanding any provisions of Section
2.1 and Section 2.2 to the contrary, the following assets of Schlumberger and its Affiliates (the "NON-TRANSFERRED SCHLUMBERGER ASSETS") and of Baker Hughes and its Affiliates (the "NON-TRANSFERRED BAKER HUGHES ASSETS") shall be retained by the respective parties and not be transferred to the Venture Entities:

                  (a) The assets of the Non-Transferred Schlumberger Businesses and of the Non-Transferred Baker Hughes Businesses;

                  (b) The assets of Schlumberger, Baker Hughes and their respective Affiliates that are set forth on Exhibit 2.4.1 (Schlumberger, SOHL, SPLC, SLBV and STC) and Exhibit 2.4.2 (Baker Hughes);

                  (c) The accounts receivable of Baker Hughes, except as provided in Section 3.3; and

                  (d) The Schlumberger Retained IP and the Baker Hughes Retained IP.

With respect to the Shell Nigeria seismic data described on Exhibit 2.4.2, one or more of the Venture Entities will use commercially reasonable efforts to sell such data on behalf of Baker Hughes and remit promptly to Baker Hughes any amounts collected in connection therewith. Baker Hughes shall pay to the Venture Entity that completed such sale a 2% sales commission fee as payment in full for its efforts.

         2.5 Non-Transferred Liabilities. Notwithstanding any provisions of
Section 2.1 and Section 2.2 to the contrary, the liabilities of (i) the Non-Transferred Schlumberger Businesses and of the Non-Transferred Baker Hughes Businesses, and (ii) Schlumberger, Baker Hughes and their respective Affiliates that are primarily related to the Schlumberger Seismic Business or the Baker Hughes Seismic Business and set forth on Exhibit 2.5.1 (Schlumberger, SOHL, SPLC, SLBV and STC) and Exhibit 2.5.2 (Baker Hughes), shall be retained by the respective parties and not be transferred to the Venture Entities.

         2.6 Ownership of the Venture Entities. Upon Closing, the owners and their respective ownership percentages in each Venture Entity shall be as set forth on Exhibit 2.6.

         2.7 Transferring Affiliates and Recipient Joint Venture Entities.
Exhibit 2.7.1 (Schlumberger) and Exhibit 2.7.2 (Baker Hughes) list each Schlumberger Transferring Affiliate and Baker Hughes Transferring Affiliate, respectively, and the Venture Entities to which Schlumberger Transferred Assets or Baker Hughes Transferred Assets will be transferred.

                             ARTICLE 3. THE CLOSING

         3.1 Execution of the Amended Venture Entity Charter Documents. At the Closing and upon the terms and subject to the conditions of this Agreement, the appropriate Venture Owners shall execute and deliver, or cause to be executed and delivered, any amendments to the Charter Documents of the respective Venture Entities necessary to reflect the ownership described on

Exhibit 2.6 and such other amendments as shall be mutually agreed on by Schlumberger and Baker Hughes, and shall file or cause to be filed with the necessary Governmental Authorities any documents necessary to be filed with such Governmental Authorities to reflect those amendments as soon as practicable and shall cause the Venture Entities to deliver to the appropriate entities identified on Exhibit 2.6 certificates or other evidence reflecting those entities' ownership interest in each Venture Entity. Attached hereto as Exhibit
3.1 is the form of limited liability company agreement of US Venture Entity to be executed at Closing.

         3.2 Execution of Transfer Documents. At the Closing, the appropriate entities shall execute and deliver, effective as of the Closing Date, transfer documents in substantially the form set forth on Exhibit 3.2.1 (U.S.) and
Exhibit 3.2.2 (non-U.S.) for each country in which assets will be transferred to effect the conveyances described in Section 2.1 and Section 2.2 (the "TRANSFER DOCUMENTS"); provided, however, that each such conveyance document may be revised as necessary to comply with the local country laws. Any conflicts between those conveyance documents and this Agreement shall be resolved in favor of this Agreement.

         3.3 Contribution of Accounts Receivable in Lieu of Cash. The parties agree that if Baker Hughes desires to use any accounts receivable in lieu of cash to offset liabilities contributed to a Venture Entity or to satisfy any of the other cash obligations of Baker Hughes to the Venture Entities (but not to Schlumberger) under this Article 3, Baker Hughes shall first provide to Schlumberger a list of those accounts receivable at least 10 days prior to Closing, which list will be updated as of the Closing Date. If Schlumberger agrees to accept any of these accounts receivable, the collection of such accounts receivable shall be managed by the appropriate Venture Entity in the ordinary course of business on behalf of Baker Hughes and the amounts collected shall be received by Baker Hughes or its designated Affiliate as detailed on the related invoice. The appropriate Venture Entity will book accounts receivable from Baker Hughes for the amount of the agreed upon receivables to be used in lieu of cash. No later than the fifth day after notification is received by Baker Hughes from the appropriate Venture Entity that a third-party receivable has been paid, Baker Hughes or its designated Affiliate shall pay such amounts over to the appropriate Venture Entity. Any such amounts not collected within 120 days of Closing shall be paid to the appropriate Venture Entity by Baker Hughes in cash. The parties agree that where Indebtedness is assumed by a Venture Entity from Schlumberger or one of Schlumberger's Affiliates or Baker Hughes or one of Baker Hughes' Affiliates, and the corresponding receivable is transferred to another Venture Entity by Schlumberger or one of Schlumberger's Affiliates or Baker Hughes or one of Baker Hughes' Affiliates, respectively, such liability need not be offset with cash or other assets, nor shall the receivable be subject to the collection provisions of this Section 3.3.

         3.4 Contribution of Working Capital. Upon the Closing, Schlumberger and Baker Hughes shall cause their respective subsidiaries listed on Exhibit 2.6 to contribute to the applicable Venture Entity an amount of cash (or, in the case of Baker Hughes, accounts receivable as described in Section 3.3) as working capital, which amount shall be agreed upon between the parties at least 30 days prior to the Closing; provided, however, that neither Baker Hughes and its Affiliates nor Schlumberger and its Affiliates shall be required on a collective basis under this Section 3.4 to contribute aggregate working capital in excess of the lesser of US$50 million and an agreed upon three-month working capital projection. The contribution of working capital to each Venture Entity shall be in the proportion of 70% by Schlumberger and its Affiliates and 30% by Baker Hughes and its Affiliates.

         3.5 Richmond Campus Sublease. Upon Closing and conditioned upon no changes that affect US Venture Entity being made to the underlying lease for the premises prior to Closing without US Venture Entity's consent, each of US Venture Entity and Baker Hughes or its applicable subsidiary shall execute and deliver a sublease substantially in the form of Exhibit 3.5 (the "SUBLEASE") for the sublease by US Venture Entity from Baker Hughes of the Baker Hughes Richmond Campus located in Houston, Texas, for 10 years at the fair market rental value set forth in the Sublease.

         3.6 Adjusting Payments.

                  (a) Fixed Assets and Inventory.

                           (i) In determining the net book value of the Fixed Assets and Inventory of Schlumberger as of the Closing Date for all purposes under this Agreement, the net book value of the capital expenditures made by Schlumberger that are related to the Saudi Contract but are not related to the Q Acquisition System shall be deducted (the "SAUDI NON-Q NBV"). Baker Hughes shall pay to Schlumberger 30% of the Saudi Non-Q NBV in cash.

                           (ii) If the net book value of the Fixed Assets and Inventory of both Schlumberger and Baker Hughes as of the Closing Date is less than the amount reflected on the March 31 balance sheets of Schlumberger and Baker Hughes with respect to their respective Seismic Businesses to be contributed and/or transferred to the Venture Entities attached hereto as Exhibit 3.6.1 (Schlumberger) and Exhibit 3.6.2 (Baker Hughes) (collectively, the "MARCH 31 BALANCE SHEETS"), the party whose aggregate net book value has decreased the most shall pay to the appropriate Venture Entity the amount of that party's decrease less the amount of the other party's decrease in cash or, in the case of Baker Hughes, use accounts receivable as described in Section 3.3.

                           (iii) If the net book value of the Fixed Assets and Inventory of Schlumberger as of the Closing Date has increased but the net book value of the Fixed Assets and Inventory of Baker Hughes has decreased or remained constant, Baker Hughes shall pay to Schlumberger 30% of Schlumberger's increase in cash, and Baker Hughes shall pay to the appropriate Venture Entity the amount of Baker Hughes' decrease in cash or use accounts receivable as described in Section 3.3.

                           (iv) If the net book value of the Fixed Assets and Inventory of Baker Hughes as of the Closing Date has increased but the net book value of the Fixed Assets and Inventory of Schlumberger has decreased or remained constant, Schlumberger shall pay to Baker Hughes 70% of Baker Hughes' increase in cash, and Schlumberger shall pay to the appropriate Venture Entity the amount of Schlumberger's decrease in cash.

                           (v) If the net book value of the Fixed Assets and Inventory of each of Schlumberger and Baker Hughes as of the Closing Date has increased, each of Schlumberger and Baker Hughes shall then divide the amount of its actual increase by the total actual aggregate increase of Schlumberger and Baker Hughes combined (the "TOTAL INCREASE"), and (i) if Schlumberger's actual percentage of the aggregate increase is less than 70%, Schlumberger shall pay to Baker Hughes in cash an amount equal to (A) 70% minus Schlumberger's actual percentage multiplied by (B) the Total Increase and (ii) if Baker Hughes' actual percentage of the aggregate increase is less than 30%, Baker Hughes shall pay to Schlumberger in cash an amount equal to (A) 30% minus Baker Hughes' actual percentage multiplied by (B) the Total Increase.

                  (b) The parties agree that, with respect to US Venture Entity and the Non-U.S. Venture Entity Group, the net book value of (i) Schlumberger's Other Assets less the Schlumberger Transferred Liabilities and (ii) Baker Hughes' Other Assets less the Baker Hughes Transferred Liabilities shall each equal zero, and that each party shall contribute cash or, in the case of Baker Hughes, use accounts receivable as described in Section 3.3, to US Venture Entity or BVI Venture Entity (on behalf of the Non-U.S. Venture Entity Group) as necessary in order to make such amount equal zero. However, the amount of the accrued dry dock provision included in the Schlumberger Transferred Liabilities does not need to be offset with Other Assets or cash by Schlumberger. The calculations in this Section 3.6(b) shall be made separately (i) for US Venture Entity and (ii) for the Non-U.S. Venture Entity Group as a whole.

                  (c) The parties agree that no payment made under this Section
3.6 shall affect the agreed-upon Percentage Interests.

                  (d) With respect to any payment due under Section 3.6(a), the payee party shall have the right to designate to the payor party an Affiliate of the payee party to which the payment shall be made.

         3.7 Closing Statements; Objections.

                  (a) Closing Statements. As promptly as practicable, but in no event more than 21 days after the Closing Date, Schlumberger and Baker Hughes shall prepare and deliver to the other parties a statement (the Schlumberger and Baker Hughes statements, collectively, the "CLOSING STATEMENTS") which reflects the Schlumberger Transferred Assets, the Schlumberger Transferred Liabilities, the Baker Hughes Transferred Assets and the Baker Hughes Transferred Liabilities as of the Closing Date based on, among other things, the results of any interim due diligence. The Closing Statements shall be prepared in accordance with GAAP applied on a basis consistent with the principles used in the preparation of the March 31 Balance Sheets of Baker Hughes and Schlumberger. The Closing Date amounts for Baker Hughes will be adjusted to (i) remove the net book value of its Richmond campus located in Houston, Texas referred to in Section 3.5 and
(ii) value the Baker Hughes facility located in Isleworth, England, at its fair market value of US$30 million (Baker Hughes shall provide to Schlumberger a copy of the third-party appraisal of the resale value of the property at its present commercial use net of any costs necessary to prepare the property for resale that supports the US$30 million valuation, which valuation shall be subject to independent assessment by Schlumberger); provided, however, that the valuation of the Isleworth facility, less its net book value, shall not exceed by more than US$1 million the net book value of the Richmond campus reflected in the March 31 Balance Sheet of Baker Hughes.

                  (b) Audit of Closing Statements. The Venture's auditors, PricewaterhouseCoopers LLP, shall conduct an audit of the Closing Statements and deliver a report relating thereto in the form of Exhibit 3.7 to the shareholders of the Venture Entities within 30 days after delivery of the Closing Statements.

                  (c) Objections to Closing Statements. The parties shall have a period of 15 days after the delivery to them of the auditor's report described in Section 3.7(b) (the "AUDIT REPORT") to review and make any objections to that report that the parties may have in writing to the other parties. Schlumberger and Baker Hughes shall each have the right to review the related work papers and to conduct due diligence with respect to that report and the underlying assets and liabilities and to propose adjustments to that report in accordance with this Section 3.7(c); provided, however, that proposed adjustments of less than US$1 million in the aggregate can be ignored by either party. The parties agree to work together in good faith to finalize the Closing Statements and the audit described in Section 3.7(b) in time for the Second Closing. If no written objections to the Closing Statements or the Audit Report are delivered to any party within the 15-day period, the Closing Statements and Audit Report shall be deemed to be accepted and approved by the parties, and the Second Closing, if necessary, shall be held in accordance with Section 3.10(b). If written objections of any party to the Closing Statements or the Audit Report are delivered to any other party within the 15-day period, then the parties shall attempt to resolve the matter or matters in dispute and, if successful, the Second Closing shall take place at such time as the parties may mutually agree. Any objecting party shall quantify its objections to the extent reasonably practicable in all written objections delivered to any other party with respect to the Closing Statements or the Audit Report. If such disputes cannot be resolved by the parties within 15 days after the delivery of the objections, then the specific matters in dispute shall be submitted to a nationally recognized independent accounting firm (other than Schlumberger's or Baker Hughes' then-current independent accounting firm) (the "INDEPENDENT ACCOUNTANTS"), which firm shall render its opinion as to such matters within 10 days. Based on that opinion, the Independent Accountants shall then send to each of the parties a written determination of the matters in dispute and a written determination of any adjustments to the Closing Statements or Audit Report based upon such opinion, whereupon the confirmed or revised Closing Statements and Audit Report shall be final and binding upon the parties. The Second Closing shall not occur until each of the parties shall have received the documents prepared by the Independent Accountants evidencing that opinion. All costs, fees and expenses charged or incurred by the Independent Accountants, if any, shall be borne by the party against whom the Independent Accountants render their opinion; provided, however, that if such opinion does not clearly identify a losing party, such costs, fees and expenses shall be borne equally by Baker Hughes and Schlumberger.

         3.8 Disclosure Letter and Exhibit Updates.

                  (a) At least 15 days prior to Closing, Schlumberger shall provide to Baker Hughes any updates to the Schlumberger Disclosure Letter, and Baker Hughes shall provide to Schlumberger any updates to the Baker Hughes Disclosure Letter, in each case necessary to make its representations and warranties herein true and accurate; provided, however, that such updates shall be for informational purposes only and shall not change the liabilities or obligations of the other parties hereunder unless specifically agreed to in writing by Schlumberger with respect to Baker Hughes' changes and Baker Hughes with respect to Schlumberger's changes, and Schlumberger or Baker Hughes may reject the transfer of any additional liabilities included in such updates of the other party to the Venture Entities or require that cash be paid to offset the liability.

                  (b) At least 15 days prior to Closing, Schlumberger shall provide to Baker Hughes any updates to the Schlumberger Exhibits and Baker Hughes shall provide to Schlumberger any updates to the Baker Hughes Exhibits, in each case necessary to make such Exhibits true and accurate.

         3.9 Venture Entity Supplements. At Closing, the parties shall cause each Venture Entity and US EmployCo to execute and deliver to Schlumberger and Baker Hughes a supplement to this Agreement substantially in the form of Exhibit 3.9, pursuant to which that Venture Entity and US EmployCo shall agree to assume, perform and comply with the obligations and conditions hereunder contemplated to be assumed, performed or complied with by it.

         3.10 Closing, Second Closing and Third Closing.

                  (a) Closing. Upon the terms and subject to the conditions of this Agreement, the Closing of the transactions contemplated by this Agreement shall take place (i) with respect to the assets and liabilities to be transferred to US Venture Entity, at the offices of Baker Botts L.L.P., 910 Louisiana, Suite 3000, Houston, Texas, and (ii) with respect to the assets and liabilities to be transferred to UK Venture Entity, Dutch Venture Entity or BVI Venture Entity, at such location or locations outside of the U.S. as the parties may mutually agree, in each case within 30 days of the satisfaction or waiver of all of the conditions to Closing set forth below at such time as the parties may mutually agree (the "CLOSING DATE"). Schlumberger and Baker Hughes shall each designate two entities, one U.S. and one non-U.S., to receive as nominee, to the extent practicable, all payments due to Schlumberger or Baker Hughes under this Section. US Venture Entity and the Non-U.S. Venture Entity Group also shall each designate an entity to receive as nominee, to the extent practicable, all payments due to them under this Section. At the Closing, Schlumberger or Affiliates of Schlumberger shall pay to Baker Hughes or Affiliates of Baker Hughes, by wire transfer to an account or accounts designated by Baker Hughes prior to Closing, US$500 million in accordance with Section 2.2 and the asset transfers contemplated by Article 2 shall be effected.

                  (b) Second Closing. A second closing shall take place (i) with respect to payments relating to US Venture Entity, at the offices of Baker Botts L.L.P., 910 Louisiana, Suite 3000, Houston, Texas, and (ii) with respect to payments relating to UK Venture Entity, Dutch Venture Entity or BVI Venture Entity, at such location or locations outside of the U.S. as the parties may mutually agree, in each case as soon as practicable after the Closing and in accordance with Section 3.7, at such time as the parties may mutually agree, but in no event later than 100 days after the Closing (the "SECOND CLOSING"). Schlumberger and Baker Hughes shall each designate two entities, one U.S. and one non-U.S., to receive as nominee, to the extent practicable, all payments due to Schlumberger or Baker Hughes under this Section. US Venture Entity and the Non-U.S.

Venture Entity Group also shall each designate an entity to receive as nominee, to the extent practicable, all payments due to them under this Section.

                           (1) If, as of the Closing Date, the net book value of
the Fixed Assets and Inventory of Schlumberger and/or Baker Hughes as reflected in the Closing Statements for Schlumberger and Baker Hughes with respect to a Venture Entity is less than the amount reflected for that party and that Venture Entity on the March 31 Balance Sheets of Schlumberger and Baker Hughes, the parties shall recalculate any adjusting payments made pursuant to Section 3.6(a), and if Schlumberger or Baker Hughes made an adjusting payment pursuant to Section 3.6(a) that was too large, the entity (which may be a Venture Entity) that received that payment shall refund the overage to the payor at the Second Closing, plus interest on the overpaid amount at a rate of LIBOR (as of the Closing Date) plus one percent from the Closing Date to the date of the Second Closing. If, after recalculation and refunding, if any, pursuant to the previous sentence, Schlumberger or Baker Hughes made an adjusting payment pursuant to
Section 3.6(a) that was too small, Baker Hughes or Schlumberger, as appropriate, shall pay sufficient cash to the appropriate Venture Entity, or to Schlumberger or Baker Hughes to cure the shortfall at the Second Closing, plus interest on the underpaid amount at a rate of LIBOR (as of the Closing Date) plus one percent from the Closing Date to the date of the Second Closing.

                           (2) The net book value of the Schlumberger Other
Assets less the Schlumberger Transferred Liabilities, and the net book value of the Baker Hughes Other Assets less the Baker Hughes Transferred Liabilities as reflected in the Closing Statements for Schlumberger and Baker Hughes with respect to each of US Venture Entity and the Non-U.S. Venture Entity Group, will be compared to the amounts determined under Section 3.6(b) and the parties shall recalculate any adjusting payments made pursuant to Section 3.6(b). If Schlumberger or Baker Hughes made an adjusting payment pursuant to Section 3.6(b) that was too large, the appropriate Venture Entity shall refund the overage to the payor at the Second Closing, plus interest on the overpaid amount at a rate of LIBOR (as of the Closing Date) plus one percent from the Closing Date to the date of the Second Closing. If, after recalculation and refunding, if any, pursuant to the previous sentence, either Schlumberger or Baker Hughes has a shortfall, the party with the shortfall shall pay sufficient cash to the appropriate Venture Entity to cure the shortfall at the Second Closing, plus interest on the underpaid amount at a rate of LIBOR (as of the Closing Date) plus one percent from the Closing Date to the date of the Second Closing.

                           (3) The parties also shall recalculate the amount of
the payment due by Baker Hughes to Schlumberger under Section 3.6(a)(i) and make any necessary adjustments thereto at the Second Closing, plus interest on the overpaid or underpaid amount at a rate of LIBOR (as of the Closing Date) plus one percent from the Closing to the date of the Second Closing.

                           (4) The parties agree that no payment made under this
Section 3.10(b) shall affect the agreed-upon Percentage Interests. The parties further agree that no interest payment shall be made pursuant to this Section 3.10(b) unless the aggregate shortage or overage that would necessitate such a payment under this Section 3.10(b) was in an amount greater than US$5 million; provided, however, that if the shortage or overage is greater than US$5 million, interest shall be due on the total amount of the shortage or overage and not just the amount in excess of US$5 million.

                  (c) Third Closing. As soon as practicable after the fourth anniversary of the Closing Date, but in no event more than 15 days following such anniversary, the parties shall calculate the net present value ("NPV") of Schlumberger's and Baker Hughes' Multiclient Survey Library as of the Closing Date using the aggregate sales revenue for each calendar quarter generated by that library during such four-year period, discounted to the Closing Date at a rate of LIBOR (as of the Closing Date) plus one percent, such aggregate sales revenue to include any transfer fees, settlement amounts and commitments to license additional amounts going forward pursuant to settlements which the parties have received or to which they are entitled. Such revenues shall be determined in accordance with GAAP applied on a basis consistent with principles to be used by the Venture Entities. Revenue from acreage covered by both libraries will be allocated between the libraries according to the Initial Percentages (defined below). The percentage that the NPV of Schlumberger's library or Baker Hughes' library, as the case may be, bears to the total combined NPV of Schlumberger's library and Baker Hughes' library (the "NPV TOTAL") is such party's "NPV PERCENTAGE."

         In the event that Schlumberger's and Baker Hughes' NPV Percentages are equal to their respective Initial Percentages, no adjusting payment will be made by either party to the other. In the event either party's NPV Percentage is less than such party's Initial Percentage, such party (the "PAYOR PARTY") shall pay to the other party in cash, promptly following agreement by Schlumberger and Baker Hughes on the calculation of the NPV Total, the "ADJUSTMENT Amount," which will be equal to (1) or (2):

                           (1) In the event the NPV Total is less than the
Original Total, (a) the difference between the Payor Party's Initial Percentage and NPV Percentage times (b) the NPV Total; or

                           (2) In the event the NPV Total is more than the
Original Total, (a) the difference between the Payor Party's Initial Percentage and NPV Percentage times (b) the Original Total;

provided, however, that in no event shall the Adjustment Amount exceed US$100 million payable by Schlumberger and its Affiliates or Baker Hughes and its Affiliates, nor shall any such payments affect the agreed-upon Percentage Interests. The Payor Party may, in its discretion, cause one or more of its Affiliates to pay the Adjustment Amount to the other party. At the time of such payment, the Payor Party and the party receiving the Adjustment Amount shall negotiate in good faith to agree on the allocation of the Adjustment Amount between the U.S. and non-U.S. components of the Multiclient Survey Libraries, and failing such agreement, shall allocate the Adjustment Amount in accordance with the ratios set forth on Exhibit 3.10(c). Insofar as a payment is to be made to Baker Hughes with respect to the U.S. component of the Multiclient Survey Libraries, STC shall, for purposes of this Section 3.10(c), be included in the term "Payor Party." Schlumberger and Baker Hughes shall each designate two entities, one U.S. and one non-U.S., to receive as nominee, to the extent practicable, all payments due to Schlumberger or Baker Hughes under this Section. US Venture Entity and the Non-U.S. Venture Entity Group also shall each designate an entity to receive as nominee, to the extent practicable, all payments due to them under this Section.

         The parties shall have a period of 15 days after the later of the delivery to them of the calculation of the Adjustment Amount and the access to all related workpapers and relevant employees to review and make any objections to the calculation of the Adjustment Amount that the parties may have in writing to the other parties. If no written objections to the calculation of the Adjustment Amount are delivered to any party within the 15-day period, the calculation of the Adjustment Amount shall be deemed to be accepted and approved by the parties, and the Third Closing, if necessary, shall be held in accordance with this Section 3.10(c) on or prior to the 30th day following the fourth anniversary of the Closing Date at such time and place as the parties may mutually agree. If written objections of any party to the calculation of the Adjustment Amount are delivered to any other party within the 15-day period, then the parties shall attempt to resolve the matter or matters in dispute. Any objecting party shall quantify its objections to the extent reasonably practicable in all written objections delivered to any other party with respect to the calculation of the Adjustment Amount. If such disputes cannot be resolved by the parties within five days after the delivery of the objections to the calculation of the Adjustment Amount, then the specific matters in dispute shall be submitted to the Independent Accountants, which firm shall render its opinion as to such matters within 30 days. Based on that opinion, the Independent Accountants shall then send to each of the parties a written determination of the matters in dispute and a written determination of any adjustments to the calculation of the Adjustment Amount based upon such opinion, whereupon the confirmed or revised calculation of the Adjustment Amount shall be final and binding upon the parties. The Third Closing shall not occur until each of the parties shall have received the documents prepared by the Independent Accountants evidencing that opinion. All costs, fees and expenses charged or incurred by the Independent Accountants, if any, shall be borne by the party against whom the Independent Accountants render their opinion; provided, however, that if such opinion does not clearly identify a losing party, such costs, fees and expenses shall be borne equally by Baker Hughes and Schlumberger. The parties agree that interest shall be paid on the Adjustment Amount at a rate of LIBOR (as of the 36th day after the fourth anniversary of the Closing Date) plus one percent for the period beginning on the 36th day after the fourth anniversary of the Closing Date and ending on the date such Adjustment Amount is paid.

         The parties shall use their good faith efforts to calculate and agree upon the Baker Hughes Initial Percentage and the Schlumberger Initial Percentage within 90 days following the Closing Date. Baker Hughes shall certify in writing to Schlumberger the calculation of the Baker Hughes Initial Percentage as agreed upon and Schlumberger shall certify in writing to Baker Hughes the calculation of the Schlumberger Initial Percentage as agreed upon.

         Schlumberger and Baker Hughes agree that each Venture Entity shall manage the contributed multiclient survey libraries in a manner not intended to favor either Schlumberger or Baker Hughes with respect to the calculations set forth in this Section 3.10(c).

         3.11 Conditions to Each Party's Closing Obligation. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) that no litigation, investigation, inquiry or proceeding is pending or, to each party's knowledge, threatened in or by any court, tribunal, government agency or authority, domestic or foreign, to restrain, enjoin or prohibit consummation of the transactions contemplated by this Agreement;

                  (b) the applicable parties shall have finalized, executed and delivered the following agreements:

                           (i) the Employee Matters Agreement;

                           (ii) the Shareholders' Agreement;

                           (iii) the Transfer Documents;

                           (iv) the Sublease;

                           (v) the Venture Entity and US EmployCo supplements;

                           (vi) the Shared Services Agreement;

                           (vii) the Transition Services Agreement; and

                           (viii) any charter amendments referenced in Section
         3.1 not already effected as of Closing.

                  (c) the Governmental Approvals listed in Exhibit 3.11(c) shall have been obtained or otherwise satisfied.

         3.12 Conditions to the Closing Obligations of Schlumberger, SOHL, SPLC, SLBV and STC. The obligation of Schlumberger, SOHL, SPLC, SLBV and STC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) Baker Hughes shall have performed in all material respects its obligations under this Agreement required to be performed by it and shall have obtained all necessary material consents (absent some legal reason prohibiting same) at or prior to the Closing Date;

                  (b) the representations and warranties of Baker Hughes set forth in this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects at and as of the Closing Date as if made at and as of the Closing Date, except as affected by transactions contemplated or permitted by this Agreement and except for such failures to be true and correct, individually or in the aggregate, as would not have a material adverse effect on the Seismic Business of the Venture Entities after the Closing Date, taken as a whole; and

                  (c) Schlumberger, SOHL, SPLC, SLBV and STC shall have received a certificate, dated the Closing Date, from the President or any Vice President of Baker Hughes to the effect that the conditions set forth in Sections 3.12(a) and 3.12(b) have been satisfied.

         3.13 Conditions to the Closing Obligation of Baker Hughes. The obligation of Baker Hughes to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) Schlumberger, SOHL, SPLC, SLBV and STC shall each have performed in all material respects their respective obligations under this Agreement required to be performed by them and shall have obtained all necessary material consents (absent some legal reason prohibiting same) at or prior to the Closing Date;

                  (b) the representations and warranties of Schlumberger, SOHL, SPLC, SLBV and STC set forth in this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects at and as of the Closing Date as if made at and as of the Closing Date, except as affected by transactions contemplated or permitted by this Agreement and except for such failures to be true and correct, individually or in the aggregate, as would not have a material adverse effect on the Seismic Business of the Venture Entities after the Closing Date, taken as a whole; and

                  (c) Baker Hughes shall have received a certificate, dated the Closing Date, from the President or any Vice President of Schlumberger to the effect that the conditions set forth in Sections 3.13(a) and 3.13(b) have been satisfied.

        ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SCHLUMBERGER, SOHL,
                               SPLC, SLBV AND STC

         Except as set forth in the Schlumberger Disclosure Letter, Schlumberger, SOHL, SPLC, SLBV and STC, jointly and severally, represent, warrant and covenant to Baker Hughes, as of the date of this Agreement, that the following are true and correct:

         4.1 Due Organization, Good Standing and Power. Schlumberger is a corporation duly incorporated, validly existing and in good standing under the laws of the Netherlands Antilles and has all requisite corporate power and authority under Applicable Law and its Charter Documents to own or lease and to operate its assets and to conduct or cause to be conducted the Schlumberger Seismic Business as it is now being conducted by Schlumberger. SOHL is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority under Applicable Law and its Charter Documents to own or lease and to operate its assets and to conduct or cause to be conducted the Schlumberger Seismic Business as it is now being conducted by SOHL. SPLC is a United Kingdom limited liability company duly organized, validly existing and in good standing under the laws of the U.K. and has all requisite power and authority under Applicable Law and its Charter Documents to own or lease and to operate its assets and to conduct or cause to be conducted the Schlumberger Seismic Business as it is now being conducted by SPLC. SLBV is a Netherlands limited liability company duly organized, validly existing and in good standing under the laws of the Netherlands and has all requisite power and authority under Applicable Law and its Charter Documents to own or lease and to operate its assets and to conduct or cause to be conducted the Schlumberger Seismic Business as it is now being conducted by SLBV. STC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority under Applicable Law and its Charter Documents to own or lease and to operate its assets and to conduct or cause to be conducted the Schlumberger Seismic Business as it is now being conducted by STC. Each subsidiary of Schlumberger that is being contributed to the Venture Entities as a part of the Schlumberger Seismic Business (each, a "SCHLUMBERGER SUBSIDIARY") and each of the other Affiliates of Schlumberger (excluding SOHL, SPLC, SLBV and STC) that is transferring or contributing assets or liabilities to the Venture Entities pursuant to this Agreement (collectively, the "SCHLUMBERGER TRANSFERRING AFFILIATES" and, together with the Schlumberger Subsidiaries, the "SCHLUMBERGER TRANSFERRING ENTITIES") is, or will be at the Closing Date, a corporation, limited liability company or other entity duly organized and validly existing under the laws of its jurisdiction of organization. Each of the Schlumberger Transferring Entities has all requisite corporate or other power and authority to own or lease and to operate its assets and to conduct the Schlumberger Seismic Business now being or to be conducted by it at the time of the Closing. Each of Schlumberger, SOHL, SPLC, SLBV, STC and each Schlumberger Transferring Entity is, or will be at the Closing Date, duly authorized, qualified or licensed to do business as a foreign corporation or other organization in good standing in each of the jurisdictions in which its right, title or interest in or to any of the Schlumberger Transferred Assets held by it or the Schlumberger Seismic Business conducted by it requires such authorization, qualification or licensing, except where the failure to have such authorization, qualification or licensing would not have a material adverse effect on the Schlumberger Seismic Business. Each of Schlumberger, SOHL, SPLC, SLBV and STC has all requisite corporate power and authority under Applicable Law and its Charter Documents to enter into this Agreement and the other Transaction Documents to which it is or will be a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each Schlumberger Transferring Entity has, or will have at the Closing Date, all corporate or other requisite power and authority under Applicable Law and its Charter Documents to enter into the Transaction Documents to which it is or will be a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

         4.2 Authorization and Validity of Agreements. The execution and delivery by Schlumberger, SOHL, SPLC, SLBV and STC of this Agreement, the execution and delivery by Schlumberger, SOHL, SPLC, SLBV, STC and each Schlumberger Transferring Entity of the other Transaction Documents to which any of them is or will be a party and the consummation by them of the transactions contemplated hereby and thereby have been (in the case of Schlumberger, SOHL, SPLC, SLBV and STC), or will be at the Closing Date (in the case of each Schlumberger Transferring Entity), duly authorized and approved by all necessary corporate or other action under Applicable Law and the relevant Charter Documents on the part of Schlumberger, SOHL, SPLC, SLBV, STC and such Schlumberger Transferring Entity, as the case may be, and do not and will not require the approval of the stockholders of Schlumberger. This Agreement has been duly executed and delivered by Schlumberger, SOHL, SPLC, SLBV and STC, and at the Closing each of the other Transaction Documents to which Schlumberger, SOHL, SPLC, SLBV, STC or any Schlumberger Transferring Entity is a party will have been duly executed and delivered by Schlumberger, SOHL, SPLC, SLBV, STC and such Schlumberger Transferring Entity, as the case may be. This Agreement is the legal, valid and binding obligation of Schlumberger, SOHL, SPLC, SLBV and STC, enforceable against each in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). At the Closing, each other Transaction Document to which Schlumberger, SOHL, SPLC, SLBV, STC or any Schlumberger Transferring Entity is a party will be the legal, valid and binding obligation of Schlumberger, SOHL, SPLC, SLBV, STC and such Schlumberger Transferring Entity, as the case may be, in each case enforceable against Schlumberger, SOHL, SPLC, SLBV, STC and such Schlumberger Transferring Entity in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

         4.3 Lack of Conflicts. Neither the execution and delivery by Schlumberger, SOHL, SPLC, SLBV or STC of this Agreement nor the execution and delivery by Schlumberger, SOHL, SPLC, SLBV, STC or any Schlumberger Transferring Entity of any other Transaction Document to which Schlumberger, SOHL, SPLC, SLBV, STC or any such Schlumberger Transferring Entity is or will be a party, nor the consummation by them of the transactions contemplated hereby and thereby, does or will (i) conflict with, or result in the breach of any provision of, the Charter Documents of Schlumberger, SOHL, SPLC, SLBV, STC or any such Schlumberger Transferring Entity, (ii) violate any Applicable Law or any permit, order, award, injunction, decree or judgment of any Governmental Authority applicable to or binding upon Schlumberger, SOHL, SPLC, SLBV, STC or any such Schlumberger Transferring Entity or to which any of their respective properties or assets is subject, (iii) result in the creation of any Lien upon any of the Schlumberger Transferred Assets or (iv) violate, conflict with or result in the breach or termination of, or otherwise give any other Person the right to terminate, or constitute a default, event of default or an event that with notice, lapse of time or both, would constitute a default or event of default under the terms of, any Contract included in the Schlumberger Transferred Assets or by which any of the Schlumberger Transferred Assets is subject.

         4.4 No Consents. Schedule 4.4 to the Schlumberger Disclosure Letter sets forth all Governmental Approvals or other material consents known by Schlumberger to be required in connection with the execution and delivery by Schlumberger, SOHL, SPLC, SLBV or STC of this Agreement or the Closing of the transactions contemplated by this Agreement or any other Transaction Document. No Governmental Approvals or other consents are required for the execution and delivery by Schlumberger, SOHL, SPLC, SLBV or STC of this Agreement, except for such Governmental Approvals or consents as would not, in the aggregate, have a material adverse effect on the Schlumberger Seismic Business. At the Closing, no Governmental Approval or other consent will be required by Schlumberger, SOHL, SPLC, SLBV, STC or any Schlumberger Transferring Entity for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Schlumberger, SOHL, SPLC, SLBV, STC or any such Schlumberger Transferring Entity is a party, except for such Governmental Approvals or consents as would not, in the aggregate, have a material adverse effect on the Schlumberger Seismic Business.

         4.5 Certain Fees. Neither Schlumberger nor any of its Affiliates nor any of their officers, directors or employees, on behalf of Schlumberger or such Affiliates, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         4.6 Financial Statements. The true and correct net book value determined in accordance with GAAP consistently applied (except for the change in Schlumberger's accounting for its Multiclient Survey Libraries as set forth on Schedule 4.7 to the Schlumberger Disclosure Letter) of all the Fixed Assets and Inventory of Schlumberger as of March 31, 2000 is set forth in the March 31 Balance Sheet of Schlumberger.

         4.7 No Material Changes. Since March 31, 2000, no change in the Schlumberger Seismic Business or the Schlumberger Transferred Assets has occurred which would, individually or in the aggregate, result in a material adverse effect on the Schlumberger Seismic Business, and Schlumberger has not taken any action (or omitted to take any action) which, if such action or omission occurred after the execution of this Agreement, would result in a violation by Schlumberger of Section 6.1. Since March 31, 2000, Schlumberger and its Affiliates have caused the Schlumberger Seismic Business to be conducted in the ordinary course consistent with its past practice (including with respect to the collection of receivables, payment of payables and other liabilities, advertising activities, sales practices (including promotions, discounts and concessions), inventory levels, Multiclient Survey Libraries, accounting policies (except that Schlumberger has changed its accounting estimates with respect to its Multiclient Survey Libraries as set forth on Schedule 4.7 to the Schlumberger Disclosure Letter) and contributions to or accruals to or in respect of Employee Benefit Plans).

         4.8 Schlumberger Subsidiaries. Schedule 4.8 to the Schlumberger Disclosure Letter sets forth a list of each Schlumberger Subsidiary, together with the authorized, issued and outstanding equity capitalization of each Schlumberger Subsidiary (the "SCHLUMBERGER SUBSIDIARIES INTERESTS"). Schlumberger is the indirect beneficial owner of all of the issued and outstanding Schlumberger Subsidiaries Interests free and clear of all Liens. Except for the Schlumberger Subsidiaries Interests, there are no shares of capital stock or other equity securities of any of the Schlumberger Subsidiaries issued and outstanding. The Schlumberger Subsidiaries Interests have not been issued in violation of, and the Schlumberger Subsidiaries Interests are not subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of Applicable Law, the Charter Documents of Schlumberger or the Schlumberger Subsidiaries or any Contract to which Schlumberger or any of the Schlumberger Subsidiaries is a party or is otherwise bound. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which any of the Schlumberger Subsidiaries is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other equity securities. There are no equity securities of any of the Schlumberger Subsidiaries reserved for issuance for any purpose. There are no outstanding bonds, debentures, notes or other securities having the right to vote on any matters on which stockholders or equity owners of any of the Schlumberger Subsidiaries may vote.

         4.9 Real Property.

                  (a) Title.

                           (i) Set forth on Schedule 4.9 to the Schlumberger Disclosure Letter is a list of all owned real property included in the Schlumberger Transferred Assets (the "SCHLUMBERGER OWNED REAL PROPERTY") and a list of all leasehold estates in all leased real property included in the Schlumberger Transferred Assets (the "SCHLUMBERGER LEASED REAL PROPERTY"). Schedule 4.9 also identifies all Schlumberger Owned Real Property and Schlumberger Leased Real Property that also is used by other businesses of Schlumberger. No Schlumberger Owned Real Property is leased to any third party, and no Schlumberger Leased Real Property is subleased to any third party. Schlumberger, SOHL, SPLC, SLBV, STC or a Schlumberger Transferring Entity, as applicable, has (A) good and indefeasible fee title to all Schlumberger Owned Real Property, (B) good and valid title to the leasehold estates in all Schlumberger Leased Real Property and (C) good and valid title to all other real property rights included in the Schlumberger Transferred Assets (the "SCHLUMBERGER OTHER REAL PROPERTY RIGHTS"), in the case of each of clauses (A), (B) and (C) above, free and clear of all Liens, subject only to Permitted Encumbrances.

                           (ii) Schlumberger, SOHL, SPLC, SLBV, STC or a Schlumberger Transferring Entity, as applicable, has good and valid title to (A) all rights of way included in the Schlumberger Owned Real Property, and (B) all improvements on any such rights of way that are considered real property for state law purposes, in each case free and clear of all Liens, subject only to Permitted Encumbrances.

                  (b) Schlumberger Real Property Leases. Each of the leases relating to the Schlumberger Leased Real Property (each, a "SCHLUMBERGER REAL PROPERTY LEASE") is in full force and effect and constitutes the legal, valid and binding obligations of Schlumberger or its Affiliates that are parties thereto and, to the knowledge of Schlumberger, the other parties thereto, enforceable against Schlumberger and such Affiliates and, to the knowledge of Schlumberger, the other parties thereto, in accordance with their respective terms.

                  (c) No Other Realty. Except for the Schlumberger Owned Real Property, the Schlumberger Leased Real Property and the Schlumberger Other Real Property Rights, neither Schlumberger nor any Affiliate of Schlumberger owns or leases any real property used or held for use primarily in or related primarily to or necessary for the operation or conduct of the Schlumberger Seismic Business or has any options to acquire any fee interest or leasehold interest in any real property for use primarily in or related primarily to or necessary for the operation or conduct of the Schlumberger Seismic Business.

                  (d) No Claims. There are no pending or, to the knowledge of Schlumberger, threatened condemnation, eminent domain or similar proceedings affecting the Schlumberger Owned Real Property, the Schlumberger Leased Real Property or the Schlumberger Other Real Property Rights. There are no existing public improvements which may reasonably be expected to result in any special assessment against the Schlumberger Owned Real Property.

                  (e) Title Exceptions. All utility easements, rights of access and other easements and similar rights serving the Schlumberger Owned Real Property are legally enforceable to permit the operation of the Schlumberger Seismic Business in substantially the manner in which the Schlumberger Seismic Business is currently operated. Other than Permitted Encumbrances, there are no encroachments upon the Schlumberger Owned Real Property and no encroachments of any improvements composing the Schlumberger Owned Real Property onto adjacent property, except for such encroachments as would not, in the aggregate, have a material adverse effect on a particular item of real property. The improvements to the Schlumberger Owned Real Property (and the current uses thereof) do not violate set-back, building or side lines, or any applicable land use covenants, zoning regulations, or similar enforceable restrictions, nor do they encroach on any easements located on the Schlumberger Owned Real Property.

         4.10 Title to Personal Property. Schlumberger, SOHL, SPLC, SLBV, STC and the Schlumberger Transferring Entities have good and valid title to all Personal Property included in the Schlumberger Transferred Assets, in each case, free and clear of all Liens, subject only to Permitted Encumbrances.

         4.11 Schlumberger Governmental Approvals. (i) To the knowledge of Schlumberger, there are no Governmental Approvals necessary for the operation of the Schlumberger Seismic Business which Schlumberger or one of its Affiliates does not possess, (ii) there is no proceeding pending or, to the knowledge of Schlumberger, threatened under which any Governmental Approvals that have been issued or granted to Schlumberger or one of its Affiliates in connection with the operation of the Schlumberger Seismic Business (the "SCHLUMBERGER GOVERNMENTAL APPROVALS") may be revoked, terminated or suspended, nor, to the knowledge of Schlumberger, is there any reasonable grounds for the revocation, termination or suspension of any Schlumberger Governmental Approvals, and (iii) no third-party consents are required for the assignment or transfer of each of the Schlumberger Governmental Approvals to the Venture Entities.

         4.12 Taxes.

                  (a) Liens for Unpaid Taxes. Except with respect to Permitted Encumbrances, (i) there are no Liens for unpaid Taxes on any of the Schlumberger Transferred Assets, (ii) no Claim has been made by any Governmental Authority which could give rise to any such Lien, (iii) none of the Schlumberger Transferred Assets is property that is required to be treated as owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former
Section 168(f)(8) of the Code and (iv) none of the Schlumberger Transferred Assets directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

                  (b) Payment of Taxes. Insofar as concerns the Schlumberger Seismic Business, (i) each of the Schlumberger Subsidiaries has timely filed or will timely file with the appropriate taxing authority all returns required to be filed on or prior to the Closing Date, and each such return was or will be complete and correct in all material respects, (ii) all Taxes shown on such returns as due and payable or for which any of the Schlumberger Subsidiaries are or could otherwise be held liable, or which are or could otherwise become chargeable as an encumbrance upon any of the Schlumberger Transferred Assets, have been or will be duly and timely paid by Schlumberger or a

Schlumberger Subsidiary, (iii) no Tax audits or other administrative proceedings or court proceedings are pending with regard to any Taxes for which any of the Schlumberger Subsidiaries may be liable or for which an owner of a Schlumberger Subsidiary may be liable as a result of such ownership, (iv) none of the Schlumberger Subsidiaries or owners thereof has entered into any agreement with any Governmental Authority extending the period for assessment or collection of any Taxes, (v) no Person has made with respect to any of the Schlumberger Subsidiaries, or any Schlumberger Transferred Assets held by any of the Schlumberger Subsidiaries, any consent under Section 341 of the Code, (vi) none of the Schlumberger Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code, and (vii) none of the Schlumberger Subsidiaries is a party to or is bound by or has any obligation under any Tax-sharing agreement, Tax indemnity agreement or similar agreement or arrangement.

         4.13 Employees. Schedule 4.13 to the Schlumberger Disclosure Letter sets forth the names and titles of each Schlumberger Transferred Employee. There are no discrimination complaints, employment-related complaints or any other kind of labor-related disputes against Schlumberger, SOHL, SPLC, SLBV, STC or any Schlumberger Transferring Entity in connection with the Schlumberger Seismic Business pending before or, to the knowledge of Schlumberger, threatened before any Governmental Authority, and, to the knowledge of Schlumberger, no dispute respecting minimum wage or overtime Claims exists. The Schlumberger Seismic Business has not experienced any labor disputes or any work stoppage due to labor disagreements within the past three years. With respect to the Schlumberger Seismic Business: (i) there is no unfair labor practice charge or complaint against Schlumberger, SOHL, SPLC, SLBV, STC or any Schlumberger Transferring Entity actually pending or, to the knowledge of Schlumberger, threatened before the National Labor Relations Board or similar agencies in non-U.S. jurisdictions; (ii) there is no labor strike, slowdown or stoppage actually pending or, to the knowledge of Schlumberger, threatened against or affecting Schlumberger, SOHL, SPLC, SLBV, STC or any Schlumberger Transferring Entity; and (iii) no attempt to organize any of the Schlumberger Transferred Employees has resulted in an election within the past three years or, to the knowledge of Schlumberger, is threatened respecting any of the Schlumberger Transferred Employees. The Schlumberger Seismic Business is not now, and has not at any time within the past three years been, subject to any collective bargaining agreement, Contract, letter of understanding or other similar arrangement with any labor union or organization.

         4.14 Compliance with Laws. The Schlumberger Transferred Assets are being operated by Schlumberger, SOHL, SPLC, SLBV, STC or a Schlumberger Transferring Entity, as the case may be, in compliance with all Applicable Laws, except for such noncompliance as would not, in the aggregate, have a material adverse effect on the Schlumberger Seismic Business. Neither Schlumberger nor any of its Affiliates has received any notice from any Governmental Authority that the operations of the Schlumberger Seismic Business are being conducted in violation of any Applicable Law or is the subject of any investigation or review pending or threatened by any Governmental Authority relating to any alleged violation. There is no outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other order of any Governmental Authority against Schlumberger or its Affiliates that relates to the Schlumberger Transferred Assets.

         4.15 Legal Proceedings. There are no Claims pending or threatened against Schlumberger or any of its Affiliates before any Governmental Authority
(i) seeking to prevent or delay the Closing or (ii) relating to the Schlumberger Seismic Business.

         4.16 Sufficiency and Condition of the Schlumberger Transferred Assets.

                  (a) Sufficiency. The Schlumberger Transferred Assets, together with the Schlumberger Retained IP and the services being provided under the Shared Services Agreement, constitute all property and other rights necessary to operate and conduct the Schlumberger Seismic Business in substantially the same manner as it is currently being operated and conducted.

                  (b) Condition. All of the material Personal Property currently used in the Schlumberger Seismic Business and included in the Schlumberger Transferred Assets is in good operating condition and repair (ordinary wear and tear excepted). The material Personal Property currently used in the Schlumberger Seismic Business and included in the Schlumberger Transferred Assets has been maintained in a manner consistent with industry practice.

         4.17 Material Contracts. Schedule 4.17 to the Schlumberger Disclosure Letter contains a correct and complete list as of the date of this Agreement of all the Contracts used or held for use primarily in or related primarily to the operation or conduct of the Schlumberger Seismic Business of the following types that are to be transferred to and assumed (or, in the case of Guarantees, replaced as mutually agreed) by the Venture Entities as of the Closing Date and to which Schlumberger or any of its Affiliates is a party or to which any of the Schlumberger Transferred Assets are subject (each, a "SCHLUMBERGER MATERIAL CONTRACT"):

                  (a) any indenture, note, loan or credit agreement or other Contract relating to the borrowing of money or to the direct or indirect Guarantee or assumption of the obligation of any other Person, including any arrangement which has the economic effect, although not the legal form of a Guarantee;

                  (b) any Contract which is expected to involve the payment of an amount in excess of US$250,000 or receipt of an amount in excess of US$100,000;

                  (c) any joint venture, partnership or similar organizational Contract involving a sharing of profits or losses related to all or any portion of the Schlumberger Seismic Business;

                  (d) any Contract granting to any Person a right of first refusal or option to purchase or acquire any Schlumberger Transferred Asset or group of Schlumberger Transferred Assets;

                  (e) any agency, sponsor, consultant or commission agreement where any Person is providing such services to the Schlumberger Seismic Business;

                  (f) any Guarantee (other than any indemnification Contract) with respect to which Schlumberger or any of its Affiliates is the obligor in respect of an obligation that exceeds US$100,000;

                  (g) any indemnification Contract with respect to which Schlumberger or any of its Affiliates is the obligor (including in connection with the sale of assets) that was made outside the ordinary course of business;

                  (h) any Contract or consent decree which imposes or could by its terms impose any material restrictions on the Venture Entities with respect to their geographical areas of operations or scope or type of business;

                  (i) any Contract involving swaps, futures, derivatives or similar instruments, regardless of value, except such Contracts entered into as a hedging activity in the ordinary course of business consistent with Schlumberger's past practice and internal policy guidelines;

                  (j) any collective bargaining agreement;

                  (k) any Contract pursuant to which a Governmental Authority is providing tax abatements or other similar economic incentives in connection with the Schlumberger Seismic Business;

                  (l) any seismic data processing software license agreement which is material to the Schlumberger Seismic Business;

                  (m) any material Contract between Schlumberger or one of its Affiliates and another Affiliate relating to the Schlumberger Seismic Business; or

                  (n) any Contract not otherwise specified in paragraphs (a) through (m) above that is material to the Schlumberger Seismic Business, taken as a whole.

         Schlumberger and its Affiliates have duly performed and complied in all material respects with their respective obligations under each Schlumberger Material Contract. None of Schlumberger or any of its Affiliates has received any notice of termination or default from any other party to such Schlumberger Material Contract. To the knowledge of Schlumberger, no other party to such Schlumberger Material Contract is in default of its obligations thereunder. Each such Schlumberger Material Contract may be assigned to the Venture Entities without the consent of any other party thereto.

         4.18 Proprietary Rights.

                  (a) Schedule 4.18(a) to the Schlumberger Disclosure Letter sets forth a correct and complete list of the following items of Intellectual Property used or held for use primarily in or related primarily to and, in each case, material to the operation or conduct of the Schlumberger Seismic Business (collectively, the "SCHLUMBERGER PROPRIETARY RIGHTS"): (i) patents and patent applications; (ii) trademarks, trade names and service marks; (iii) registered copyrights; and (iv) documented invention disclosures, in each case whether registered or unregistered, and U.S. or non-U.S.

                  (b) (i) Schlumberger or its Affiliates own or possess adequate licenses or other valid rights to use all the Schlumberger Proprietary Rights;
(ii) the Schlumberger Proprietary Rights included in the Schlumberger Transferred Assets, together with the Schlumberger Retained IP, constitute all such rights necessary to conduct the Schlumberger Seismic Business in substantially the same manner as it is presently being conducted; (iii) the validity of the Schlumberger Proprietary Rights and the rights therein of Schlumberger or any of its Affiliates have not been questioned in any litigation to which Schlumberger or any of its Affiliates is a party, nor, to the knowledge of Schlumberger, is any such litigation threatened; (iv) to the knowledge of Schlumberger, the conduct of the Schlumberger Seismic Business does not conflict with any Intellectual Property of others; and (v) the consummation of the transactions contemplated hereby will not conflict with, alter or impair any Schlumberger Proprietary Rights.

                  (c) To Schlumberger's knowledge, no use of any Schlumberger Proprietary Rights has heretofore been, or is now being, made by any Person other than Schlumberger and its Affiliates, and no infringement of any Schlumberger Proprietary Rights has occurred or is continuing. No director or officer of Schlumberger has any ownership interest in any of the Schlumberger Proprietary Rights.

         4.19 Employee Benefit Matters.

                  (a) Copies of Documents. Schlumberger has furnished to Baker Hughes true and complete copies of the following items relating to each Schlumberger Benefit Plan: (i) the governing plan documents, including all amendments thereto; (ii) the most recent summary plan description and summary of material modifications; (iii) the most recent Form 5500 Annual Report filed with the IRS, together with attachments thereto or similar reports filed in non-U.S. jurisdictions; and (iv) if applicable, the most recent actuarial report.

                  (b) Pension Plans. No Schlumberger Benefit Plan that is a Pension Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code, and no liability (including contingent liability) has been incurred, directly or indirectly, to or on account of any such Pension Benefit Plan pursuant to Title IV of ERISA (excluding liability for benefit Claims and funding obligations payable in the ordinary course of business and liability for PBGC insurance premiums payable in the ordinary course of business) and the present value of the liabilities accrued thereunder, as of the most recent valuation date determined on an accumulated benefit obligation basis pursuant to Statement of Financial Accounting Standards No. 87, did not exceed the fair market value of the assets held in trust thereunder as of such date. No proceedings have been instituted to terminate any Schlumberger Benefit Plan that is a Pension Benefit Plan, and no condition exists that presents a risk to Schlumberger or any ERISA Affiliate of Schlumberger of incurring a liability to or on account of a Pension Benefit Plan pursuant to Title IV of ERISA (excluding liability for benefit Claims and funding obligations payable in the ordinary course of business and liability for PBGC insurance premiums payable in the ordinary course of business). None of the Schlumberger Transferred Assets is the subject of any Lien arising under Section 302(f) of ERISA or Section 412(n) of the Code.

                  (c) Compliance with Applicable Laws. Each Schlumberger Benefit Plan and all related trusts, insurance Contracts and funds have been maintained, funded and administered in substantial compliance with all Applicable Laws. No Claims with respect to Schlumberger Benefit Plans (other than routine Claims for benefits) or with respect to any fiduciary or other Person dealing with any Schlumberger Benefit Plan are pending or threatened. Schlumberger and all ERISA Affiliates of Schlumberger have complied with the requirements of Sections 4980B and 4980D of the Code with respect to employees and former employees of the Schlumberger Seismic Business.

                  (d) No Multiemployer Plan. Neither Schlumberger nor any ERISA Affiliate of Schlumberger has any obligation to contribute to or has any liability or potential liability (including, but not limited to, actual or potential withdrawal liability) with respect to any "multiemployer plan," as such term is defined in Section 3(37) of ERISA, or with respect to any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or Section 413(c) of the Code, in each case, that is a Schlumberger Benefit Plan.

                  (e) No Excess Parachute Payments. No Schlumberger Benefit Plan provides, and neither Schlumberger nor any ERISA Affiliate of Schlumberger is otherwise obligated to provide, any amount constituting an excess parachute payment (as defined in Section 280G of the Code) with respect to any current or former employee of the Schlumberger Seismic Business that will become a liability of a Venture Entity.

         4.20 No Stock of U.S. Corporation. As of immediately prior to the Closing Date, none of the Schlumberger Transferred Assets will consist of the stock of a corporation or other entity which is treated as a corporation under the income tax laws of the U.S. or any state or political subdivision thereof.

         4.21 Environmental Issues. To the knowledge of Schlumberger:

                  (a) (i) Schlumberger has made available for inspection and review by Baker Hughes copies of all environmental consultants' reports (if any) in its possession that describe or address environmental contamination to any Schlumberger Owned Real Property or Schlumberger Leased Real Property; (ii) there are no Hazardous Substances at, in, under or migrating to or from any Schlumberger Owned Real Property or Schlumberger Leased Real Property which, either because of the nature of such Hazardous Substances or their quantities,
(x) create a risk of exposure to Hazardous Substances which is significantly deleterious to human health; (y) create a risk of significant damage to natural resources; or (z) under Applicable Law, are required to be removed or remediated; (iii) with respect to all Hazardous Substances that have been produced, used or stored by the Schlumberger Seismic Business within the past five (5) years on the Schlumberger Owned Real Property or Schlumberger Leased Real Property, there are no violations of Environmental, Health and Safety Requirements arising from the Schlumberger Seismic Business having stored, labeled, handled, released, treated, manufactured, processed, transported, documented and disposed of such Hazardous Substances; (iv) neither Schlumberger nor any of its Affiliates has received any written communications from any Governmental Authority expressly claiming or alleging that the Schlumberger Seismic Business is or has been operated within the past five (5) years in violation of any Environmental, Health and Safety Requirements; and (v) Schedule 4.21(a) to the Schlumberger

Disclosure Letter describes all conditions known to Schlumberger or its Affiliates which could reasonably result in the assertion of a Claim under any Environmental, Health and Safety Requirement with respect to the Schlumberger Transferred Assets, including (x) known existing soil or groundwater contamination at, on or beneath all or any part of a Schlumberger Owned Real Property or Schlumberger Leased Real Property; (y) known existing soil or groundwater contamination relating to waste disposal or other activities of the Schlumberger Seismic Business prior to Closing; and (z) any known noncompliance of the Schlumberger Transferred Assets or any part thereof under any Environmental, Health and Safety Requirement.

                  (b) There is no friable asbestos or materials containing polychlorinated biphenyls at or on any of the Schlumberger Owned Real Property.

         4.22 Relations with Governments, Etc. Neither Schlumberger, SOHL, SPLC, SLBV, STC nor any Schlumberger Transferring Entity has made, offered or agreed to offer a Prohibited Payment in connection with the Schlumberger Seismic Business that would cause any such entity to be in violation of the FCPA or any Applicable Law of similar effect.

           ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BAKER HUGHES

         Except as set forth in the Baker Hughes Disclosure Letter, Baker Hughes represents, warrants and covenants to Schlumberger, SOHL, SPLC, SLBV and STC, as of the date of this Agreement, that the following are true and correct:

         5.1 Due Organization, Good Standing and Power. Baker Hughes is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority under Applicable Law and its Charter Documents to own or lease and to operate its assets and to conduct or cause to be conducted the Baker Hughes Seismic Business as it is now being conducted by Baker Hughes. Each subsidiary of Baker Hughes that is being contributed or transferred to the Venture Entities as a part of the Baker Hughes Seismic Business (each, a "BAKER HUGHES SUBSIDIARY") and each of the other Affiliates of Baker Hughes that is transferring or contributing assets or liabilities to the Venture Entities pursuant to this Agreement (collectively, the "BAKER HUGHES TRANSFERRING AFFILIATES" and, together with the Baker Hughes Subsidiaries, the "BAKER HUGHES TRANSFERRING ENTITIES") is, or will be at the Closing Date, a corporation, limited liability company or other entity duly organized and validly existing under the laws of its jurisdiction of organization. Each of the Baker Hughes Transferring Entities has all requisite corporate or other power and authority to own or lease and to operate its assets and to conduct the Baker Hughes Seismic Business now being or to be conducted by it at the time of the Closing. Each of Baker Hughes and each Baker Hughes Transferring Entity is, or will be at the Closing Date, duly authorized, qualified or licensed to do business as a foreign corporation or other organization in good standing in each of the jurisdictions in which its right, title or interest in or to any of the Baker Hughes Transferred Assets held by it or the Baker Hughes Seismic Business conducted by it requires such authorization, qualification or licensing, except where the failure to have such authorization, qualification or licensing would not have a material adverse effect on the Baker Hughes Seismic Business. Baker Hughes has all requisite corporate power and authority under Applicable Law and its Charter Documents to enter into this Agreement and the other

Transaction Documents to which it is or will be a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each Baker Hughes Transferring Entity has, or will have at the Closing Date, all corporate or other requisite power and authority under Applicable Law and its Charter Documents to enter into the Transaction Documents to which it is or will be a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

         5.2 Authorization and Validity of Agreements. The execution and delivery by Baker Hughes of this Agreement, the execution and delivery by Baker Hughes and each Baker Hughes Transferring Entity of the other Transaction Documents to which any of them is or will be a party and the consummation by them of the transactions contemplated hereby and thereby have been (in the case of Baker Hughes), or will be at the Closing Date (in the case of each Baker Hughes Transferring Entity), duly authorized and approved by all necessary corporate or other action under Applicable Law and the relevant Charter Documents on the part of Baker Hughes and such Baker Hughes Transferring Entity, as the case may be, and do not and will not require the approval of the stockholders of Baker Hughes. This Agreement has been duly executed and delivered by Baker Hughes, and at the Closing each of the other Transaction Documents to which Baker Hughes or any Baker Hughes Transferring Entity is a party will have been duly executed and delivered by Baker Hughes and such Baker Hughes Transferring Entity, as the case may be. This Agreement is the legal, valid and binding obligation of Baker Hughes, enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). At the Closing, each other Transaction Document to which Baker Hughes or any Baker Hughes Transferring Entity is a party will be the legal, valid and binding obligation of Baker Hughes and such Baker Hughes Transferring Entity, as the case may be, in each case enforceable against Baker Hughes and such Baker Hughes Transferring Entity in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

         5.3 Lack of Conflicts. Neither the execution and delivery by Baker Hughes of this Agreement, nor the execution and delivery by Baker Hughes or any Baker Hughes Transferring Entity of any other Transaction Document to which Baker Hughes or any such Baker Hughes Transferring Entity is or will be a party, nor the consummation by them of the transactions contemplated hereby and thereby, does or will (i) conflict with, or result in the breach of any provision of, the Charter Documents of Baker Hughes or any such Baker Hughes Transferring Entity, (ii) violate any Applicable Law or any permit, order, award, injunction, decree or judgment of any Governmental Authority applicable to or binding upon Baker Hughes or any such Baker Hughes Transferring Entity or to which any of their respective properties or assets is subject, (iii) result in the creation of any Lien upon any of the Baker Hughes Transferred Assets or
(iv) violate, conflict with or result in the breach or termination of, or otherwise give any other Person the right to terminate, or constitute a default, event of default or an event that with notice, lapse of time or both, would constitute a default or event of default under the terms of, any Contract included in the Baker Hughes Transferred Assets or by which any of the Schlumberger Transferred Assets is subject.

         5.4 No Consents. Schedule 5.4 to the Baker Hughes Disclosure Letter sets forth all Governmental Approvals or other material consents known by Baker Hughes to be required in connection with the execution and delivery by Baker Hughes of this Agreement or the Closing of the transactions contemplated by this Agreement or any other Transaction Document. No Governmental Approvals or other consents are required for the execution and delivery by Baker Hughes of this Agreement, except for such Governmental Approvals or consents as would not, in the aggregate, have a material adverse effect on the Baker Hughes Seismic Business. At the Closing, no Governmental Approval or other consent will be required by Baker Hughes or any Baker Hughes Transferring Entity for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Baker Hughes or any such Baker Hughes Transferring Entity is a party, except for such Governmental Approvals or consents as would not, in the aggregate, have a material adverse effect on the Baker Hughes Seismic Business.

         5.5 Certain Fees. Neither Baker Hughes nor any of its Affiliates nor any of their officers, directors or employees, on behalf of Baker Hughes or such Affiliates, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         5.6 Financial Statements. The true and correct net book value determined in accordance with GAAP consistently applied of all the Fixed Assets and Inventory of Baker Hughes as of March 31, 2000 is set forth in the March 31 Balance Sheet of Baker Hughes.

         5.7 No Material Changes. Since March 31, 2000, no change in the Baker Hughes Seismic Business or the Baker Hughes Transferred Assets has occurred which would, individually or in the aggregate, result in a material adverse effect on the Baker Hughes Seismic Business, and Baker Hughes has not taken any action (or omitted to take any action) which, if such action or omission occurred after the execution of this Agreement, would result in a violation by Baker Hughes of Section 6.1. Since March 31, 2000, Baker Hughes and its Affiliates have caused the Baker Hughes Seismic Business to be conducted in the ordinary course consistent with its past practice (including with respect to the collection of receivables, payment of payables and other liabilities, advertising activities, sales practices (including promotions, discounts and concessions), inventory levels, Multiclient Survey Libraries, accounting policies and contributions to or accruals to or in respect of Employee Benefit Plans).

         5.8 Baker Hughes Subsidiaries. Schedule 5.8 to the Baker Hughes Disclosure Letter sets forth a list of each Baker Hughes Subsidiary, together with the authorized, issued and outstanding equity capitalization of each Baker Hughes Subsidiary (the "BAKER HUGHES SUBSIDIARIES INTERESTS"). Baker Hughes is the indirect beneficial owner of all of the issued and outstanding Baker Hughes Subsidiaries Interests free and clear of all Liens. Except for the Baker Hughes Subsidiaries Interests, there are no shares of capital stock or other equity securities of any of the Baker Hughes Subsidiaries issued and outstanding. The Baker Hughes Subsidiaries Interests have not been issued in violation of, and the Baker Hughes Subsidiaries Interests are not subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of Applicable Law, the Charter Documents of Baker Hughes or the Baker Hughes Subsidiaries or any Contract to which Baker Hughes or any of the Baker Hughes Subsidiaries is a party or is otherwise bound. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which any of the Baker Hughes Subsidiaries is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other equity securities. There are no equity securities of any of the Baker Hughes Subsidiaries reserved for issuance for any purpose. There are no outstanding bonds, debentures, notes or other securities having the right to vote on any matters on which stockholders or equity owners of any of the Baker Hughes Subsidiaries may vote.

         5.9 Real Property.

                  (a) Title.

                           (i) Set forth on Schedule 5.9 of the Baker Hughes Disclosure Letter is a list of all owned real property included in the Baker Hughes Transferred Assets (the "BAKER HUGHES OWNED REAL PROPERTY") and a list of all leasehold estates in all leased real property included in the Baker Hughes Transferred Assets (the "BAKER HUGHES LEASED REAL PROPERTY"). Schedule 5.9 also identifies all Baker Hughes Owned Real Property and Baker Hughes Leased Real Property that also is used by other businesses of Baker Hughes. No Baker Hughes Owned Real Property is leased to any third party, and no Baker Hughes Leased Real Property is subleased to any third party. Baker Hughes, or a Baker Hughes Transferring Entity, as applicable, has (A) good and indefeasible fee title to all Baker Hughes Owned Real Property, (B) good and valid title to the leasehold estates in all Baker Hughes Leased Real Property and (C) good and valid title to all other real property rights included in the Baker Hughes Transferred Assets (the "BAKER HUGHES OTHER REAL PROPERTY RIGHTS"), in the case of each of clauses (A), (B) and (C) above, free and clear of all Liens, subject only to Permitted Encumbrances.

                           (ii) Baker Hughes or a Baker Hughes Transferring Entity, as applicable, has good and valid title to (A) all rights of way included in the Baker Hughes Owned Real Property, and (B) all improvements on any such rights of way that are considered real property for state law purposes, in each case free and clear of all Liens, subject only to Permitted Encumbrances.

                  (b) Baker Hughes Real Property Leases. Each of the leases relating to the Baker Hughes Leased Real Property (each, a "BAKER HUGHES REAL PROPERTY LEASE") is in full force and effect and constitutes the legal, valid and binding obligations of Baker Hughes or its Affiliates that are parties thereto and, to the knowledge of Baker Hughes, the other parties thereto, enforceable against Baker Hughes and such Affiliates and, to the knowledge of Baker Hughes, the other parties thereto, in accordance with their respective terms.

                  (c) No Other Realty. Except for the Baker Hughes Owned Real Property, the Baker Hughes Leased Real Property and the Baker Hughes Other Real Property Rights, neither

Baker Hughes nor any Affiliate of Baker Hughes owns or leases any real property used or held for use primarily in or related primarily to or necessary for the operation or conduct of the Baker Hughes Seismic Business or has any options to acquire any fee interest or leasehold interest in any real property for use primarily in or related primarily to or necessary for the operation or conduct of the Baker Hughes Seismic Business.

                  (d) No Claims. There are no pending or, to the knowledge of Baker Hughes, threatened condemnation, eminent domain or similar proceedings affecting the Baker Hughes Owned Real Property, the Baker Hughes Leased Real Property or the Baker Hughes Other Real Property Rights. There are no existing public improvements which may reasonably be expected to result in any special assessment against the Baker Hughes Owned Real Property.

                  (e) Title Exceptions. All utility easements, rights of access and other easements and similar rights serving the Baker Hughes Owned Real Property are legally enforceable to permit the operation of the Baker Hughes Seismic Business in substantially the manner in which the Baker Hughes Seismic Business is currently operated. Other than Permitted Encumbrances, there are no encroachments upon the Baker Hughes Owned Real Property and no encroachments of any improvements composing the Baker Hughes Owned Real Property onto adjacent property, except for such encroachments as would not, in the aggregate, have a material adverse effect on a particular item of real property. The improvements to the Baker Hughes Owned Real Property (and the current uses thereof) do not violate set-back, building or side lines, or any applicable land use covenants, zoning regulations, or similar enforceable restrictions nor do they encroach on any easements located on the Baker Hughes Owned Real Property.

         5.10 Title to Personal Property. Baker Hughes and the Baker Hughes Transferring Entities have good and valid title to all Personal Property included in the Baker Hughes Transferred Assets, in each case, free and clear of all Liens, subject only to Permitted Encumbrances.

         5.11 Baker Hughes Governmental Approvals. (i) To the knowledge of Baker Hughes, there are no Governmental Approvals necessary for the operation of the Baker Hughes Seismic Business which Baker Hughes or one of its Affiliates does not possess, (ii) there is no proceeding pending or, to the knowledge of Baker Hughes, threatened under which any Governmental Approvals that have been issued or granted to Baker Hughes or one of its Affiliates in connection with the operation of the Baker Hughes Seismic Business (the "BAKER HUGHES GOVERNMENTAL APPROVALS"), may be revoked, terminated or suspended, nor, to the knowledge of Baker Hughes, is there any reasonable grounds for the revocation, termination or suspension of any Baker Hughes Governmental Approvals, and (iii) no third-party consents are required for the assignment or transfer of each of the Baker Hughes Governmental Approvals to the Venture Entities.

         5.12 Taxes.

                  (a) Liens for Unpaid Taxes. Except with respect to Permitted Encumbrances, (i) there are no Liens for unpaid Taxes on any of the Baker Hughes Transferred Assets, (ii) no Claim has been made by any Governmental Authority which could give rise to any such Lien, (iii) none of the Baker Hughes Transferred Assets is property that is required to be treated as owned by any other

Person pursuant to the so-called "safe harbor lease" provisions of former
Section 168(f)(8) of the Code and (iv) none of the Baker Hughes Transferred Assets directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

                  (b) Payment of Taxes. Insofar as concerns the Baker Hughes Seismic Business, (i) each of the Baker Hughes Subsidiaries has timely filed or will timely file with the appropriate taxing authority all returns required to be filed on or prior to the Closing Date, and each such return was or will be complete and correct in all material respects, (ii) all Taxes shown on such returns as due and payable or for which any of the Baker Hughes Subsidiaries are or could otherwise be held liable, or which are or could otherwise become chargeable as an encumbrance upon any of the Baker Hughes Transferred Assets, have been or will be duly and timely paid by Baker Hughes or a Baker Hughes Subsidiary, (iii) no Tax audits or other administrative proceedings or court proceedings are pending with regard to any Taxes for which any of the Baker Hughes Subsidiaries may be liable or for which an owner of a Baker Hughes Subsidiary may be liable as a result of such ownership, (iv) none of the Baker Hughes Subsidiaries or owners thereof has entered into any agreement with any Governmental Authority extending the period for assessment or collection of any Taxes, (v) no Person has made with respect to any of the Baker Hughes Subsidiaries, or any Baker Hughes Transferred Assets held by any of the Baker Hughes Subsidiaries, any consent under Section 341 of the Code, (vi) none of the Baker Hughes Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code, and (vii) none of the Baker Hughes Subsidiaries is a party to or is bound by or has any obligation under any Tax-sharing agreement, Tax indemnity agreement or similar agreement or arrangement.

         5.13 Employees. Schedule 5.13 to the Baker Hughes Disclosure Letter sets forth the names and titles of each Baker Hughes Transferred Employee. There are no discrimination complaints, employment-related complaints or any other kind of labor-related disputes against Baker Hughes or any Baker Hughes Transferring Entity in connection with the Baker Hughes Seismic Business pending before or, to the knowledge of Baker Hughes, threatened before any Governmental Authority, and, to the knowledge of Baker of Hughes, no dispute respecting minimum wage or overtime Claims exists. The Baker Hughes Seismic Business has not experienced any labor disputes or any work stoppage due to labor disagreements within the past three years. With respect to the Baker Hughes Seismic Business: (i) there is no unfair labor practice charge or complaint against Baker Hughes or any Baker Hughes Transferring Entity actually pending or, to the knowledge of Baker Hughes, threatened before the National Labor Relations Board or similar agencies in non-U.S. jurisdictions; (ii) there is no labor strike, slowdown or stoppage actually pending or, to the knowledge of Baker Hughes, threatened against or affecting Baker Hughes or any Baker Hughes Transferring Entity; and (iii) no attempt to organize any of the Baker Hughes Transferred Employees has resulted in an election within the past three years or, to the knowledge of Baker Hughes, is threatened respecting any of the Baker Hughes Transferred Employees. The Baker Hughes Seismic Business is not now, and has not at any time within the past three years been, subject to any collective bargaining agreement, Contract, letter of understanding or other similar arrangement with any labor union or organization.

         5.14 Compliance with Laws. The Baker Hughes Transferred Assets are being operated by Baker Hughes or a Baker Hughes Transferring Entity, as the case may be, in compliance with all Applicable Laws, except for such noncompliance as would not, in the aggregate, have a material adverse effect on the Baker Hughes Seismic Business. Neither Baker Hughes nor any of its Affiliates has received any notice from any Governmental Authority that the operations of the Baker Hughes Seismic Business are being conducted in violation of any Applicable Law or is the subject of any investigation or review pending or threatened by any Governmental Authority relating to any alleged violation. There is no outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other order of any Governmental Authority against Baker Hughes or its Affiliates that relates to the Baker Hughes Transferred Assets.

         5.15 Legal Proceedings. There are no Claims pending or threatened against Baker Hughes or any of its Affiliates before any Governmental Authority
(i) seeking to prevent or delay the Closing or (ii) relating to the Baker Hughes Seismic Business.

         5.16 Sufficiency and Condition of the Baker Hughes Transferred Assets.

                  (a) Sufficiency. The Baker Hughes Transferred Assets, together with the Baker Hughes Retained IP and the services being provided under the Transition Services Agreement, constitute all property and other rights necessary to operate and conduct the Baker Hughes Seismic Business in substantially the same manner as it is currently being operated and conducted.

                  (b) Condition. All of the material Personal Property currently used in the Baker Hughes Seismic Business and included in the Baker Hughes Transferred Assets is in good operating condition and repair (ordinary wear and tear excepted). The material Personal Property currently used in the Baker Hughes Seismic Business and included in the Baker Hughes Transferred Assets has been maintained in a manner consistent with industry practice.

         5.17 Material Contracts. Schedule 5.17 to the Baker Hughes Disclosure Letter contains a correct and complete list as of the date of this Agreement of all the Contracts used or held for use primarily in or related primarily to the operation or conduct of the Baker Hughes Seismic Business of the following types that are to be transferred to and assumed (or, in the case of Guarantees, replaced as mutually agreed) by the Venture Entities as of the Closing Date and to which Baker Hughes or any of its Affiliates is a party or to which any of the Baker Hughes Transferred Assets are subject (each, a "BAKER HUGHES MATERIAL CONTRACT"):

                  (a) any indenture, note, loan or credit agreement or other Contract relating to the borrowing of money or to the direct or indirect Guarantee or assumption of the obligation of any other Person, including any arrangement which has the economic effect, although not the legal form, of a Guarantee;

                  (b) any Contract which is expected to involve the payment of an amount in excess of US$250,000 or receipt of an amount in excess of US$100,000;

                  (c) any joint venture, partnership or similar organizational Contract involving a sharing of profits or losses related to all or any portion of the Baker Hughes Seismic Business;

                  (d) any Contract granting to any Person a right of first refusal or option to purchase or acquire any Baker Hughes Transferred Asset or group of Baker Hughes Transferred Assets;

                  (e) any agency, sponsor, consultant or commission agreement where any person is providing such services to the Baker Hughes Seismic Business;

                  (f) any Guarantee (other than any indemnification Contract) with respect to which Baker Hughes or any of its Affiliates is the obligor in respect of an obligation that exceeds US$100,000;

                  (g) any indemnification Contract with respect to which Baker Hughes or any of its Affiliates is the obligor (including in connection with the sale of assets) that was made outside the ordinary course of business;

                  (h) any Contract or consent decree which imposes or could by its terms impose any material restrictions on the Venture Entities with respect to their geographical areas of operations or scope or type of business;

                  (i) any Contract involving swaps, futures, derivatives or similar instruments, regardless of value, except such Contracts entered into as a hedging activity in the ordinary course of business consistent with Baker Hughes' past practice and internal policy guidelines;

                  (j) any collective bargaining agreement;

                  (k) any Contract pursuant to which a Governmental Authority is providing tax abatements or other similar economic incentives in connection with the Baker Hughes Seismic Business;

                  (l) any seismic data processing software license agreement which is material to the Baker Hughes Seismic Business;

                  (m) any material Contract between Baker Hughes or one of its Affiliates and another Affiliate relating to the Baker Hughes Seismic Business; or

                  (n) any Contract not otherwise specified in paragraphs (a) through (m) above that is material to the Baker Hughes Seismic Business, taken as a whole.

         Baker Hughes and its Affiliates have duly performed and complied in all material respects with their respective obligations under each Baker Hughes Material Contract. None of Baker Hughes or any of its Affiliates has received any notice of termination or default from any other party to such Baker Hughes Material Contract. To the knowledge of Baker Hughes, no other party to such Baker Hughes Material Contract is in default of its obligations thereunder. Each such Baker Hughes

Material Contract may be assigned to the Venture Entities without the consent of any other party thereto.

         5.18 Proprietary Rights.

                  (a) Schedule 5.18(a) to the Baker Hughes Disclosure Letter sets forth a correct and complete list of the following items of Intellectual Property used or held for use primarily in or related primarily to and, in each case, material to the operation or conduct of the Baker Hughes Seismic Business (collectively, the "BAKER HUGHES PROPRIETARY RIGHTS"): (i) patents and patent applications; (ii) trademarks, trade names and service marks; (iii) registered copyrights; and (iv) documented invention disclosures, in each case whether registered or unregistered, and U.S. or non-U.S.

                  (b) (i) Baker Hughes or its Affiliates own or possess adequate licenses or other valid rights to use all the Baker Hughes Proprietary Rights;
(ii) the Baker Hughes Proprietary Rights included in the Baker Hughes Transferred Assets, together with the Baker Hughes Retained IP, constitute all such rights necessary to conduct the Baker Hughes Seismic Business in substantially the same manner as it is presently being conducted; (iii) the validity of the Baker Hughes Proprietary Rights and the rights therein of Baker Hughes or any of its Affiliates have not been questioned in any litigation to which Baker Hughes or any of its Affiliates is a party, nor, to the knowledge of Baker Hughes, is any such litigation threatened; (iv) to the knowledge of Baker Hughes, the conduct of the Baker Hughes Seismic Business does not conflict with any Intellectual Property of others; and (v) the consummation of the transactions contemplated hereby will not conflict with, alter or impair any Baker Hughes Proprietary Rights.

                  (c) To Baker Hughes' knowledge, no use of any Baker Hughes Proprietary Rights has heretofore been, or is now being, made by any Person other than Baker Hughes and its Affiliates, and no infringement of any Baker Hughes Proprietary Rights has occurred or is continuing. No director or officer of Baker Hughes has any ownership interest in any of the Baker Hughes Proprietary Rights.

         5.19 Employee Benefit Matters.

                  (a) Copies of Documents. Baker Hughes has furnished to Schlumberger true and complete copies of the following items relating to each Baker Hughes Benefit Plan: (i) the governing plan documents, including all amendments thereto; (ii) the most recent summary plan description and summary of material modifications; (iii) the most recent Form 5500 Annual Report filed with the IRS, together with attachments thereto or similar reports filed in non-U.S. jurisdictions; and (iv) if applicable, the most recent actuarial report.

                  (b) Pension Plans. No Baker Hughes Benefit Plan that is a Pension Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code, and no liability (including contingent liability) has been incurred, directly or indirectly, to or on account of any such Pension Benefit Plan pursuant to Title IV of ERISA (excluding liability for benefit Claims and funding obligations payable in the ordinary course of business and liability for

PBGC insurance premiums payable in the ordinary course of business) and the present value of the liabilities accrued thereunder, as of the most recent valuation date determined on an accumulated benefit obligation basis pursuant to Statement of Financial Accounting Standards No. 87, did not exceed the fair market value of the assets held in trust thereunder as of such date. No proceedings have been instituted to terminate any Baker Hughes Benefit Plan that is a Pension Benefit Plan, and no condition exists that presents a risk to Baker Hughes or any ERISA Affiliate of Baker Hughes of incurring a liability to or on account of a Pension Benefit Plan pursuant to Title IV of ERISA (excluding liability for benefit Claims and funding obligations payable in the ordinary course of business and liability for PBGC insurance premiums payable in the ordinary course of business). None of the Baker Hughes Transferred Assets is the subject of any Lien arising under Section 302(f) of ERISA or Section 412(n) of the Code.

                  (c) Compliance with Applicable Laws. Each Baker Hughes Benefit Plan and all related trusts, insurance Contracts and funds have been maintained, funded and administered in substantial compliance with all Applicable Laws. No Claims with respect to Baker Hughes Benefit Plans (other than routine Claims for benefits) or with respect to any fiduciary or other Person dealing with any Baker Hughes Benefit Plan are pending or threatened. Baker Hughes and all ERISA Affiliates of Baker Hughes have complied with the requirements of Sections 4980B and 4980D of the Code with respect to employees and former employees of the Baker Hughes Seismic Business.

                  (d) No Multiemployer Plan. Neither Baker Hughes nor any ERISA Affiliate of Baker Hughes has any obligation to contribute to or has any liability or potential liability (including, but not limited to, actual or potential withdrawal liability) with respect to any "multiemployer plan," as such term is defined in Section 3(37) of ERISA, or with respect to any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or Section 413(c) of the Code, in each case, that is a Baker Hughes Benefit Plan.

                  (e) No Excess Parachute Payments. No Baker Hughes Benefit Plan provides, and neither Baker Hughes nor any ERISA Affiliate of Baker Hughes is otherwise obligated to provide, any amount constituting an excess parachute payment (as defined in Section 280G of the Code) with respect to any current or former employee of the Baker Hughes Seismic Business that will become a liability of a Venture Entity.

         5.20 No Stock of U.S. Corporation. As of immediately prior to the Closing Date, none of the Baker Hughes Transferred Assets will consist of the stock of a corporation or other entity which is treated as a corporation under the income tax laws of the U.S. or any state or political subdivision thereof.

         5.21 Environmental Issues. To the knowledge of Baker Hughes:

                  (a) (i) Baker Hughes has made available for inspection and review by Schlumberger copies of all environmental consultants' reports (if any) in its possession that describe or address environmental contamination to any Baker Hughes Owned Real Property or Baker Hughes Leased Real Property; (ii) there are no Hazardous Substances at, in, under or migrating to or from any Baker Hughes Owned Real Property or Baker Hughes Leased Real Property which, either because of the nature of such Hazardous Substances or their quantities, (x) create a risk of exposure to Hazardous Substances which is significantly deleterious to human health; (y) create a risk of significant damage to natural resources; or (z) under Applicable Law, are required to be removed or remediated; (iii) with respect to all Hazardous Substances that have been produced, used or stored by the Baker Hughes Seismic Business within the past five (5) years on the Baker Hughes Owned Real Property or Baker Hughes Leased Real Property, there are no violations of Environmental, Health and Safety Requirements arising from the Baker Hughes Seismic Business having stored, labeled, handled, released, treated, manufactured, processed, transported, documented and disposed of such Hazardous Substances; (iv) neither Baker Hughes nor any of its Affiliates has received any written communications from any Governmental Authority expressly claiming or alleging that the Baker Hughes Seismic Business is or has been operated within the past five (5) years in violation of any Environmental, Health and Safety Requirements; and (v) Schedule 5.21(a) to the Baker Hughes Disclosure Letter describes all conditions known to Baker Hughes or its Affiliates which could reasonably result in the assertion of a Claim under any Environmental, Health and Safety Requirement with respect to the Baker Hughes Transferred Assets, including (x) known existing soil or groundwater contamination at, on or beneath all or any part of a Baker Hughes Owned Real Property or Baker Hughes Leased Real Property; (y) known existing soil or groundwater contamination relating to waste disposal or other activities of the Baker Hughes Seismic Business prior to Closing; and (z) any known noncompliance of the Baker Hughes Transferred Assets or any part thereof under any Environmental, Health and Safety Requirement.

                  (b) There is no friable asbestos or materials containing polychlorinated biphenyls at or on any of the Baker Hughes Owned Real Property.

         5.22 Pooling Inquiries. Baker Hughes will provide to Schlumberger within 21 days after the execution of this Agreement a written opinion from its independent accountants to the effect that the consummation of the transaction contemplated hereby should not cause Baker Hughes to rescind or modify any pooling of interests accounting used in connection with any previous transaction. As of the date hereof, there are no open, ongoing inquiries or investigations by the SEC, and there has been no prior determination by the SEC, to the effect that the consummation of the transactions contemplated hereby would cause Baker Hughes to rescind or modify any pooling of interests accounting used in connection with any previous transaction. Baker Hughes shall notify Schlumberger as soon as it obtains knowledge of any such inquiry, investigation or determination.

         5.23 Relations with Governments, Etc. Neither Baker Hughes nor any Baker Hughes Transferring Entity has made, offered or agreed to offer a Prohibited Payment in connection with the Baker Hughes Seismic Business that would cause any such entity to be in violation of the FCPA or any Applicable Law of similar effect.

                     ARTICLE 6. COVENANTS PRIOR TO CLOSING

         Schlumberger, STC, SOHL, SPLC, SLBV and Baker Hughes each agree that during the period between the date of this Agreement and the Closing:

         6.1 Conduct of the Business Prior to Closing.

                  (a) Except as expressly provided otherwise in this Agreement,
(i) it shall conduct (and shall cause its Affiliates to conduct) the Schlumberger Seismic Business or the Baker Hughes Seismic Business, as the case may be, in the ordinary course consistent with its past practice (including with respect to the collection of receivables, payment of payables and other liabilities, advertising activities, bidding practices, sales practices (including promotions, discounts and concessions), equipment maintenance, replacements or upgrades and off-site and on-site storage, treatment and disposal of Hazardous Substances generated prior to Closing), and (ii) it shall use its commercially reasonable best efforts (or cause its Affiliates to use their commercially reasonable best efforts) to maintain the Schlumberger Transferred Assets or the Baker Hughes Transferred Assets, as the case may be, in substantially the same condition (except normal wear and tear) existing on the date hereof.

                  (b) It shall use its commercially reasonable best efforts, consistent with past practices, to maintain the services of, and good relations with, the dealers, jobbers, distributors, customers and suppliers with whom sales or purchases are currently effected in connection with the Schlumberger Seismic Business or the Baker Hughes Seismic Business, as the case may be.

                  (c) Except as set forth in Schedule 6.1(c) to the Schlumberger Disclosure Letter or the Baker Hughes Disclosure Letter, as applicable, it shall not, and shall cause its Affiliates not to, take any of the following actions in connection with the Schlumberger Seismic Business or the Baker Hughes Seismic Business, as the case may be, without the express written consent of the other parties to this Agreement:

                           (i) incur, assume or Guarantee any Indebtedness or make any loans, advances or capital contributions to or investments in any other Person, in each case other than in the ordinary course of business consistent with its past practice;

                           (ii) enter into any swap, futures or derivatives transaction except a hedging activity in the ordinary course of business consistent with its past practice and internal policy guidelines;

                           (iii) sell, transfer, pledge or otherwise dispose of any Schlumberger Transferred Asset or any Baker Hughes Transferred Asset, as the case may be, except for sales of inventory and the sale, transfer or other disposition of uneconomic or obsolete equipment in the ordinary course of business consistent with its past practice;

                           (iv) cancel or compromise any Indebtedness owed to it or waive any Claims except in the ordinary course of business consistent with its past practice;

                           (v) make any expenditure or commitment in excess of US$5,000,000 other than (A) in the ordinary course of business consistent with its past practice or (B) pursuant to requirements of Applicable Law;

                           (vi) make any change in any method of accounting or keeping of books of account or accounting practices or principles, except as required by Applicable Law or, in the opinion of the independent public accountants of such party, by GAAP;

                           (vii) except in the ordinary course of business consistent with its past practice, enter into, materially modify, amend or terminate, or waive any material rights under, any Schlumberger Material Contract or Baker Hughes Material Contract, as applicable;

                           (viii) close any facilities which are material to the financial condition, results of operations, business or prospects of the Schlumberger Seismic Business or the Baker Hughes Seismic Business, as applicable;

                           (ix) mortgage, pledge or subject to any Lien any of the Schlumberger Transferred Assets or the Baker Hughes Transferred Assets, as the case may be, except for Permitted Encumbrances;

                           (x) settle or agree to settle any litigation or other legal proceeding relating to the Schlumberger Seismic Business or the Baker Hughes Seismic Business, as the case may be, where such settlement would have, or would reasonably be expected to have, individually or in the aggregate, a material impact on the operations or conduct of the business of the Venture Entities;

                           (xi) grant any rebates, discounts, advances or allowances to any customers of the Schlumberger Seismic Business or the Baker Hughes Seismic Business, as the case may be, except in the ordinary course of business and consistent with its past practice;

                           (xii) except in the ordinary course of business consistent with its past practice, fail to renew any material lease; or

                           (xiii) agree to do any of the foregoing.

For the avoidance of doubt, none of the covenants set forth in this Section 6.1 are intended to or shall impose any restriction on (1) the respective operations of Schlumberger or Baker Hughes or their respective Affiliates that are not related to the Schlumberger Seismic Business or the Baker Hughes Seismic Business, as applicable, (2) the Non-Transferred Schlumberger Assets or the Non-Transferred Baker Hughes Assets or (3) the ability of Schlumberger, Baker Hughes or their respective Affiliates to transfer or assign any Non-Transferred Assets or Non-Transferred Liabilities from a Schlumberger Transferring Entity or a Baker Hughes Transferring Entity, as applicable, to an entity that is not a Schlumberger Transferring Entity or a Baker Hughes Transferring Entity.

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         6.2 Commercial Efforts. Subject to the rights of Schlumberger and Baker
Hughes hereunder, each of Schlumberger and Baker Hughes will use its commercially reasonable best efforts to take all actions and to do all things (including obtaining necessary consents and Governmental Approvals) necessary in order to consummate the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section
3.12 or Section 3.13, as applicable). The parties agree to cooperate with each other in connection with making any filing or providing any notice with Governmental Authorities and obtaining any Governmental Approvals and consents deemed necessary to consummate the transactions contemplated hereby or any licenses, permits or other Governmental Approvals necessary to operate the Seismic Business after the Closing. Except with the prior written consent of Schlumberger (in the case of action by Baker Hughes) or Baker Hughes (in the case of action by Schlumberger), each of Schlumberger and Baker Hughes shall use its commercially reasonable best efforts to refrain from doing or omitting to do any act that would cause any of its representations or warranties made in this Agreement or any other Transaction Document not to be true and correct as if such representations and warranties were made immediately after such act or omission to act; provided, however, that nothing in this Section 6.2 shall be deemed for any purpose to require Schlumberger or Baker Hughes to refrain from taking or omitting to take any action necessary to comply with Applicable Law. The parties agree that using their commercially reasonable best efforts shall not include initiating litigation, licensing any assets or divesting of assets other than cash in order to obtain any consents or Governmental Approvals.

         6.3 Notice of Claims. After obtaining knowledge thereof, each of Schlumberger and Baker Hughes shall give notice to the other party of (a) any Claim or filed, threatened or contemplated litigation or any Casualty or Condemnation Loss or other event, occurrence or development that would have, individually (including a series of related Claims, litigation, Casualty or Condemnation Losses or other events, occurrences or developments), a material adverse effect on the Schlumberger Seismic Business or the Baker Hughes Seismic Business, as applicable, or (b) the occurrence of any Casualty or Condemnation Loss or other event, occurrence or development that would result in such party's or its Affiliates' representations and warranties set forth in this Agreement or in any other Transaction Document not being true and correct if they were made at any time prior to or as of the Closing Date or impair in any material respect such party's or its Affiliates' ability to perform its respective obligations under this Agreement or any other Transaction Document in any material respect.

         6.4 Access to Businesses. Prior to the Closing and subject to Section 7.5, for the purposes of and within the scope of a due diligence review with respect to the transactions contemplated hereby, each of Schlumberger and Baker Hughes shall give, and shall cause its Affiliates to give, the other party's representatives full access at reasonable times to the premises, books, records, Contracts, assets and accounts of the Schlumberger Seismic Business or the Baker Hughes Seismic Business, as applicable, and will make reasonably available to the other party and its representatives at a reasonable place and time, the officers and employees and independent accountants of such party for interviews to verify all information furnished to it and its representatives and to otherwise become familiar with the Schlumberger Seismic Business or the Baker Hughes Seismic Business, as applicable. However, Schlumberger and Baker Hughes each agree to notify the other of any desire to take any environmental testing samples. The party receiving such notice shall provide the notifying party within 10 days of receipt of such notice of its decision either to allow or not to allow such testing. If the receiving party decides not to allow such testing, the party desiring to take such samples may either withdraw its request or notify the other party that the subject property will be excluded from the assets to be transferred pursuant to
Section 2.1. Any environmental testing samples shall be taken in such manner as to cause as little disruption to operations as possible.

         6.5 Insurance. Subject to availability on commercially reasonable terms, each of Schlumberger and Baker Hughes shall keep in full force and effect insurance policies with respect to the Schlumberger Seismic Business or the Baker Hughes Seismic Business, as the case may be, substantially similar in coverage and amounts to the insurance maintained with respect thereto on the date hereof until the Closing. In the event of a Casualty or Condemnation Loss, Schlumberger or Baker Hughes, as the case may be, shall, at the Venture's option, restore its Seismic Business to substantially the same position it was in immediately prior to such Casualty or Condemnation Loss or pay over to the appropriate Venture Entity the insurance proceeds received in connection therewith.

         6.6 No Solicitation.

                  (a) Neither Schlumberger, nor any of its officers, directors, employees, representatives or agents will, directly or indirectly, solicit, initiate or knowingly encourage any offer or proposal for, or any indication of interest in, or negotiate with a third party concerning, a business combination with, or the purchase and sale of, all or any material portion of the Schlumberger Seismic Business or any other transaction that would hinder or delay the Closing. However, Schlumberger and Baker Hughes agree that such prohibition shall not preclude the sale or merger of Schlumberger so long as that sale or merger does not hinder or delay the Closing. Schlumberger will advise Baker Hughes immediately should any third party contact it with respect to any business combination, purchase or sale described in this Section 6.6(a).

                  (b) Neither Baker Hughes nor any of its officers, directors, employees, representatives or agents will, directly or indirectly, solicit, initiate or knowingly encourage any offer or proposal for, or any indication of interest in, or negotiate with a third party concerning, a business combination with, or the purchase and sale of, all or any material portion of the Baker Hughes Seismic Business or any other transaction that would hinder or delay the Closing. However, Schlumberger and Baker Hughes agree that such prohibition shall not preclude the sale or merger of Baker Hughes so long as that sale or merger does not hinder or delay the Closing. Baker Hughes will advise Schlumberger immediately should any third party contact it with respect to any business combination, purchase or sale described in this Section 6.6(b).

         6.7 US EmployCo. Prior to Closing, STC and an Affiliate of Baker Hughes will incorporate US EmployCo, which will be owned 70% by STC or an Affiliate thereof and 30% by Baker Hughes or an Affiliate thereof.

         6.8 Documentation of U.S. Documented Vessels. Baker Hughes shall cause each of the following U.S.-flagged marine vessels to be transferred to Western U.S. Marine S. de R.L. and reflagged in Panama prior to Closing: the Western Aleutian, Western Polaris, Arctic Star and Western Shore.

         6.9 Liabilities in the Panamanian Companies. Prior to Closing and in anticipation of the transfer described in Section 2.1, Baker Hughes hereby covenants and agrees to transfer out of each of Western U.S. Marine S. de R.L. and Western Sea Services of Panama S. de R.L. (i) all liabilities other than the Amended, Restated and Replacement Master Lease and Demise Charter of Western Trident dated as of July 15, 1999 between First Security Bank, National Association, as Lessor, and Western Sea Services of Panama S. de R.L., as Lessee, and related documents and (ii) any balance sheet assets requested to be so transferred by Schlumberger.

         6.10 Joint Use Facilities. Within 30 days after the date of this Agreement, Schlumberger and Baker Hughes shall each provide to the other a list of all owned or leased real property of Schlumberger and Baker Hughes, respectively, that is not being included in the Schlumberger Transferred Assets or the Baker Hughes Transferred Assets, respectively, but which is used by the Schlumberger Seismic Business or the Baker Hughes Seismic Business, respectively.

                           ARTICLE 7. OTHER COVENANTS

         7.1 Insurance. After the Closing, each Venture Entity shall procure and maintain adequate insurance covering its operations and assets. Coverage may be provided under master policies of Schlumberger on terms to be agreed by each Venture Entity and Schlumberger.

         7.2 Bulk Sales Acts. Each party agrees that it is responsible for any special notification required to be given to its creditors under the bulk sales laws and any other similar laws in any applicable jurisdiction in connection with the transactions contemplated by this Agreement. Each party agrees promptly and diligently to pay and discharge when due or to contest and litigate all Claims of its respective creditors that are asserted against any party or any of the Venture Entities by reason of any asserted noncompliance with any such bulk sales laws, and to indemnify and hold the other parties and the Venture Entities harmless therefrom.

         7.3 Expenses.

                  (a) Except as otherwise specifically provided in this Agreement and whether or not the Closing occurs, Schlumberger or its Affiliates shall pay (i) all expenses incurred by or on behalf of Schlumberger or any of its Affiliates in connection with the preparation, authorization and execution of this Agreement and the other Transaction Documents, the formation of the Venture Entities, and the conveyance, transfer, assignment and delivery of the Schlumberger Seismic Business, including all fees and expenses of agents, representatives, counsel and accountants, (ii) all Taxes arising out of the conveyance, transfer, assignment and delivery of the Schlumberger Seismic Business to the Venture Entities and (iii) all amounts payable with respect to any claim for brokerage or finders' fees or other commissions with respect to the transactions contemplated by this Agreement based in any way on any agreement, arrangement or understanding made by Schlumberger or any of its Affiliates.

                  (b) Except as otherwise specifically provided in this Agreement and whether or not the Closing occurs, Baker Hughes or its Affiliates shall pay (i) all expenses incurred by or on behalf of Baker Hughes or any of its Affiliates in connection with the preparation, authorization and execution of this Agreement and the other Transaction Documents, the formation of the Venture Entities, and the conveyance, transfer, assignment and delivery of the Baker Hughes Seismic Business to the Venture Entities, including all fees and expenses of agents, representatives, counsel and accountants, (ii) all Taxes arising out of the conveyance, transfer, assignment and delivery of the Baker Hughes Seismic Business to the Venture Entities, including any assets purchased by Schlumberger or its Affiliates pursuant to Section 2.1 and then transferred to the Venture Entities, and (iii) all amounts payable with respect to any claim for brokerage or finders' fees or other commissions with respect to the transactions contemplated by this Agreement based in any way on any agreement, arrangement or understanding made by Baker Hughes or any of its Affiliates.

         7.4 Books of Account and Special Rights.

                  (a) As indicated above, the assets transferred to the Venture Entities by Schlumberger and Baker Hughes include Schlumberger's and Baker Hughes' rights, if any, to the trade names, trademarks and trade secrets used in the Schlumberger Seismic Business and the Baker Hughes Seismic Business, respectively, that are listed in the Exhibits referred to in Section 2.1. Except as provided below, no Venture Entity shall receive or utilize any rights or interest in the names of Schlumberger Limited, Baker Hughes Incorporated or any of their respective Affiliates or any other name, logo, abbreviation, word or combination thereof of similar import. It is hereby agreed that the Venture Entities may utilize, at their sole option, the following items:

                           (i) Without limitation of time, the Venture Entities may use manuals, technical specifications, descriptive literature and catalogs in existence at the Closing Date and bearing Schlumberger's or Baker Hughes' name or marks, provided that the name and marks are stamped or overprinted with that Venture Entity's own name or marks;

                           (ii) The Venture Entities shall have a period of 180 days after the Closing Date within which to use the names and marks of Schlumberger or Baker Hughes;

                           (iii) The Venture Entities shall have the right to sell any of the inventories or products that are in bags or other containers bearing any of the names or marks of Schlumberger or Baker Hughes, so long as the inventories or products produced after 180 days following the Closing Date are not packaged in bags or other containers that bear such names or marks; and

                           (iv) Schlumberger and Baker Hughes hereby agree to allow the Venture Entities to utilize in their respective businesses, both within the United States and in foreign jurisdictions, the phrase "a Schlumberger/Baker Hughes company" or phrases of substantially similar content. It is agreed that the Venture Entities may use said phrase in any advertising material, letterhead, packaging or on any other necessary or desirable signs, notices or printed material.

                  (b) Schlumberger and Baker Hughes will transfer to the appropriate Venture Entity all of the following relating primarily to the Schlumberger Seismic Business and Baker Hughes Seismic Business, respectively:
(i) all sales and business records, files, product specifications, drawings and correspondence; (ii) engineering, manufacturing, maintenance, operating and production records; (iii) personnel records of Schlumberger Transferred Employees and Baker Hughes Transferred Employees, including medical records of each such employee to the extent permitted by Applicable Law; (iv) customer lists; (v) sales and marketing material; (vi) credit records of customers; (vii) notebooks and log books; (viii) marketing or other studies; and (ix) all other books and records (including accounting and Tax records); excluding, however,
(A) all records prepared in connection with or related to the negotiation of the transactions contemplated by this Agreement and the other Transaction Documents and (B) any of the foregoing that are the subject of binding confidentiality agreements with non-Affiliates of Schlumberger or Baker Hughes restricting their conveyance or disclosure to the Venture Entities; provided, however, that Schlumberger or Baker Hughes shall use its commercially reasonable best efforts to obtain the right from such non-Affiliates either to disclose such records to the Venture Entities or to transfer such confidentiality agreements to the Venture Entities. Schlumberger and Baker Hughes may retain copies of tax, legal and accounting records necessary to perform their respective legal obligations. Schlumberger and Baker Hughes further agree to cooperate with the Venture Entities to make available from time to time all other books and records relating to the Schlumberger Seismic Business and Baker Hughes Seismic Business, respectively, for any valid purpose. Notwithstanding the foregoing, neither Schlumberger, Baker Hughes, nor any of their respective Affiliates shall be required to transfer any tax records to any Venture Entity unless such records are reasonably necessary for the Venture Entity to determine its liability for Taxes or to satisfy other requirements imposed on the Venture Entity by an applicable Governmental Authority. Schlumberger and Baker Hughes acknowledge the mutual expectation that selected tax records of administrative value to Venture Entities will contain confidential information relating to, respectively, the Schlumberger Non-Transferred Businesses and the Baker Hughes Non-Transferred Businesses. Schlumberger and Baker Hughes agree to cooperate in identifying one or more means to convey the information of value to the Venture Entity, while assuring the maintenance of the confidentiality of the information relating to the Non-Transferred Businesses.

         7.5 Firewalls.

                  (a) Schlumberger shall not exchange, disclose, discuss or otherwise make available to Baker Hughes or any of the Venture Entities any Non-Public Information of Schlumberger relating to any Non-Transferred Schlumberger Businesses or any Non-Transferred Schlumberger Assets.

                  (b) Baker Hughes shall not exchange, disclose, discuss or otherwise make available to Schlumberger or any of the Venture Entities any Non-Public Information of Baker Hughes relating to any Non-Transferred Baker Hughes Business or any Non-Transferred Baker Hughes Assets.

                  (c) Schlumberger and Baker Hughes agree that no later than 12 months after Closing, any facilities that are jointly used by Schlumberger, Baker Hughes or any of their respective

Affiliates and any Venture Entity or any subsidiary of a Venture Entity shall, to the extent practicable, be segregated into separate areas for the employees of the Venture Entity and the employees of Schlumberger, Baker Hughes or their respective Affiliates, other than lunch rooms, cantinas and other common areas.

         7.6 Name. Each of US Venture Entity, UK Venture Entity, Dutch Venture Entity and BVI Venture Entity shall, unless impracticable, adopt a legal name that includes the words "Western GECO" and conduct its Seismic Business under the name "Western GECO; a Schlumberger/Baker Hughes company"; provided, however, that the Venture Entities may use such additional names as they deem necessary or desirable.

         7.7 Venture Entity Audits. There shall be an annual audit of the aggregate operations and businesses of the Venture Entities, taken as a whole, conducted by PricewaterhouseCoopers LLP, or whatever independent auditor Schlumberger is then using, the first of which shall occur as of the Closing Date. The parties agree to, and agree to cause each of the Venture Entities to, cooperate with such independent auditor with respect to such audits and to make the results thereof available to Schlumberger and Baker Hughes. In addition, the parties agree to cause the Venture Entities to give Schlumberger and Baker Hughes and their respective representatives full access at reasonable times to the Venture Entities' books and records and to permit the audit of such books and records upon request; provided, however, that, in the case of Baker Hughes, such access shall be granted not more than one time per year.

         7.8 Shared and Corporate Support Services Agreement. Schlumberger shall make available certain services to the Venture Entities, and the Venture Entities shall make certain services available to Schlumberger, as described in and on the terms and subject to the conditions set forth in Exhibit 7.8 (the "SHARED SERVICES AGREEMENT").

         7.9 Transition Services Agreement. Baker Hughes shall make available certain services to the Venture Entities, and the Venture Entities shall make certain services available to Baker Hughes as described in and on the terms and subject to the conditions set forth in Exhibit 7.9 for up to one year after the Closing Date (the "TRANSITION SERVICES AGREEMENT").

         7.10 Limitation on Lower-Tier Foreign Subsidiaries. Subject to the last paragraph of this Section 7.10, (1) Schlumberger will ensure that, at the time of formation of the Venture Entities, UK Venture Entity, Dutch Venture Entity and BVI Venture Entity will not have subsidiaries which, as to Baker Hughes, are below a third tier, as determined by section 902 of the Code, and (2) Schlumberger will cause the appropriate Schlumberger Affiliates and Schlumberger Subsidiaries (including UK Venture Entity, Dutch Venture Entity and BVI Venture Entity) to refrain from taking any acts or actions that would cause UK Venture Entity, Dutch Venture Entity or BVI Venture Entity to form non-U.S. corporations (or other non-U.S. entities treated as corporations for U.S. federal income tax purposes) under UK Venture Entity, Dutch Venture Entity or BVI Venture Entity, unless such non-U.S. corporations (or other non-U.S. entities) would, as to Baker Hughes, constitute third- tier or higher corporations for purposes of section 902 of the Code, unless such action is agreed to by Baker Hughes.

         The obligations otherwise imposed on Schlumberger, Schlumberger Affiliates, and Schlumberger Subsidiaries by this Section 7.10 are subject to the following: (1) Baker Hughes shall hold its interests in UK Venture Entity and BVI Venture Entity either directly, through another U.S. domestic corporation which holds such interest directly, or through a non-U.S. corporation of which all of the voting stock is held directly by Baker Hughes or by another U.S. domestic corporation, as described in section 902(a) of the Code; (2) Baker Hughes shall hold its interest in Dutch Venture Entity either directly or through another U.S. domestic corporation which holds such interest directly; (3) such obligations apply only to non-U.S. corporations (or other non-U.S. entities treated as corporations for U.S. federal income tax purposes) of which at least 33-1/3% of the shares or other equity interests are held, directly or indirectly, by UK Venture Entity, Dutch Venture Entity or BVI Venture Entity; and (4) such obligations do not apply, in any calendar year, to such non-U.S. corporations (or other non-U.S. entities treated as corporations for U.S. federal income tax purposes) which, during such year, do not, in the aggregate, when combined with all other such non-U.S. corporations or other entities, incur foreign income taxes, within the meaning of section 902(c)(4) of the Code, in an amount which is at least equal to US$3,000,000 or foreign currency equivalent.

         7.11 Form of Venture Entities.

                  (a) US Venture Entity will take no action inconsistent with the classification of US Venture Entity as a partnership under section 7701 of the Code. US Venture Entity will not create, and will cause its subsidiaries to refrain from creating, any entities owned, directly or indirectly, by US Venture Entity that would be classified under section 7701 of the Code as other than branches or partnerships, unless such action is agreed to by both Venture Owners of the US Venture Entity. Such prohibited actions shall include the making of an election under section 7701 of the Code for an entity to be treated as a corporation for federal income tax purposes.

                  (b) None of UK Venture Entity, Dutch Venture Entity or BVI Venture Entity shall make any entity classification election under section 7701 of the Code to be treated as other than a corporation, unless such action is agreed to by both Venture Owners of the Venture Entity; provided, however, that the foregoing shall only apply to the named (top tier) Venture Entities and not to their respective subsidiaries.

         7.12 Venture Entity Contracts. So long as Baker Hughes or Schlumberger, as applicable, maintains a direct or indirect ownership interest in the Venture Entities, Baker Hughes and Schlumberger and their respective Affiliates shall have the right to contract with the Venture Entities or Affiliates of the Venture Entities (other than Schlumberger, Baker Hughes and their respective non-Venture Entity Affiliates), and the Venture Entities or their Affiliates shall be obligated to so contract, on an arm's length basis, for access to the multiclient seismic survey libraries of the Venture Entities, data processing services and all other services of the Venture Entities, including services to support businesses of Schlumberger or Baker Hughes outside of the Seismic Business, in each case, at a price not to exceed the lowest price then being charged to any other party for such services in the same circumstances. The Venture Entities may contract on an arm's length basis for services to be provided to the Venture Entities by Schlumberger, Baker Hughes or their respective Affiliates.

         7.13 Venture Entity Distributions. Each Venture Entity shall, at the request of any Venture Owner (which request can only be made once each calendar year), and after due review and discussion by the Shareholders Representatives Committee, make a distribution to its Venture Owners of the net cash balance of the Venture Entity and its subsidiaries as reflected on the most recently prepared balance sheet before the date of the determination of the amount of the distribution, subject to any legal restrictions and excluding:

                  (a) any cash balance that a Venture Owner Parent and its subsidiaries contributed to a Venture Entity and its subsidiaries for the purpose of covering short- and long-term liabilities that the Venture Owner Parent and its subsidiaries contributed to the Venture Entities and their respective subsidiaries pursuant to Section 2.1, so long as those liabilities exist; and

                  (b) any portion of the cash balance that would be required for planned uses of cash (net of projected sources of cash) reflected on the rolling three-year annual Venture business plans, as potentially amended, cash flow projections and forecasts to the extent the distribution of the net cash balance would have otherwise required the Venture Owners of any Venture Entity to make a cash capital contribution or a Venture Entity to separately finance through debt or equity the planned uses of cash (net of projected sources of cash) so reflected. The business plan, forecast and cash flow projections shall be determined by fiscally prudent management practices in a highly cyclical and capital intensive industry.

None of the Venture Owners nor their respective Affiliates shall have liability to any Venture Owner, any Venture Entity or their respective Affiliates for the effect that a distribution has on the operations, financial results, financial condition or cash flow of any Venture Owner, Venture Entity or their respective Affiliates.

         7.14 Venture Entity Seismic Acquisitions. It is the intention of both Venture Owner Parents that an appropriate balance should be struck between non-proprietary acquisition activity and other acquisition activities of the Venture and to this end, both Venture Owner Parents must approve annual expenditures in excess of 30% of annual business plan revenues in any financial plan year on acquisition of speculative, non-exclusive or multiclient seismic data.

         7.15 President. The parties hereby agree that either Schlumberger or Baker Hughes may remove the President of Western GECO for proper cause or poor performance. Schlumberger may appoint a replacement president.

         7.16 Veto Powers. The parties hereby agree that neither Venture Owner Parent shall utilize its veto power to prevent the other Venture Owner Parent and its Affiliates from utilizing the Venture's products and services in joint bids, subcontracts and similar contracts with the customers of the Venture and its Affiliates or of the Venture Owner Parent and its Affiliates.

         7.17 Further Assurances. Each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken by their respective Affiliates, all actions and to do, or cause to be done by their respective Affiliates, all things necessary, proper or advisable to, subject to
Section 6.2: (a) obtain and, when appropriate, record as promptly as possible any consents, licenses, permits or other Governmental Approvals not obtained prior to Closing deemed necessary or beneficial in connection with the consummation of the transactions contemplated hereby and the operation of the Seismic Business after the Closing;
(b) defend any lawsuits or other legal proceedings, whether judicial or administrative, calling into question this Agreement or the consummation of the transactions contemplated hereby; and (c) furnish to the other parties such documentation, information and assistance as reasonably may be requested in connection with the foregoing. The parties also agree from time to time to (a) execute, deliver and, when appropriate, record any such documents of transfer, conveyance and assignment in mutually agreeable form in addition to those referenced in Section 3.2 and (b) take such other actions as the parties shall agree are necessary or appropriate to accomplish the transactions contemplated hereby, including the grants of licenses. The parties expressly agree that any expenses incurred by a party in connection with this Section 7.17 shall be paid by the party incurring the expense and no reimbursement shall be sought from the requesting party.

         7.18 Quarterly Financials. The Venture Entities shall provide to Schlumberger and Baker Hughes combined financial information at least quarterly.

         7.19 Technical Liaisons. Each of Schlumberger and Baker Hughes may appoint up to two technical liaisons ("TECHNICAL LIAISONS"). These Technical Liaisons shall be granted broad access to the research and development plans and projects of the Venture Entities, except for (A) any such plan or project that
(i) solely involves Schlumberger or its Affiliates or (ii) involves any independent third party and is protected by confidentiality provisions that prohibit such access, in which case Baker Hughes and its Technical Liaisons will not have access to any aspect of that plan or project, or (B) any such plan or project that (i) solely involves Baker Hughes or its Affiliates or (ii) involves any independent third party and is protected by confidentiality provisions that prohibit such access, in which case Schlumberger and its Technical Liaisons will not have access to any aspect of that plan or project. Up to twice per year when requested by the Technical Liaison from either party or any member of the Shareholders Representatives Committee of any Venture Entity, each Venture Entity shall present a research and development report to its Shareholders Representatives Committee and the Technical Liaisons detailing (i) existing and planned research and development projects, (ii) current status, significant progress and significant failures of ongoing research and development projects,
(iii) patent status, invention disclosures, prosecution status and maintenance status and (iv) such other information as any Technical Liaisons or any member of the Shareholders Representatives Committee may reasonably request.

         7.20 Failure of Consent; Joint Contracts and Joint Permits.

                  (a) Failure of Consent.

                           (i) To the extent that the assignment or transfer of any shares of stock, Contracts, Governmental Approvals or other assets or rights to be transferred or assigned to a Venture Entity or a subsidiary thereof, as provided herein, shall require the consent of any other Person, this Agreement shall not constitute an agreement to transfer or assign the same if an attempted assignment or transfer would constitute a breach thereof or violation of Applicable Law. Subject to any other provision or condition herein dealing with specific consents, if any such consent is not obtained, the parties will cooperate with the appropriate Venture Entity or subsidiary thereof to secure a reasonable, mutually agreeable arrangement designed to provide that Venture Entity (or such subsidiary) with the benefits of any such shares of stock, Contracts, Governmental Approvals or other assets or rights, including enforcement for the benefit of that Venture Entity (or such subsidiary) of any and all rights of the transferring party against the other party or parties thereto arising out of the breach or cancellation by such other party or parties or otherwise.

                           (ii) If a consent is not obtained and a reasonable arrangement cannot be put in place as of the Closing and Closing without such consent would have a material adverse effect on the transferring party, the parties agree that the assets or liabilities requiring such consent (along with such other assets or liabilities as are necessary to be maintained by the transferring party in connection therewith) shall not be transferred as of the Closing. The parties agree to use their commercially reasonable best efforts to obtain the consent or make suitable arrangements as soon as practicable. Prior thereto, the transferring party shall operate such assets in the ordinary course of business and maintain any profits from the Closing Date until the consent is obtained or another suitable arrangement is put in place for the benefit of the applicable Venture Entity and shall pay over such profits to the appropriate Venture Entity on a monthly basis. Upon receipt of the necessary consent or consummation of another suitable arrangement, the parties shall close the transfer of such assets or liabilities.

                           (iii) If any such consent or other reasonable arrangement is not obtained or secured on or before the later to occur of the one-year anniversary of this Agreement or the end of the term of the Contract to which such consent relates not to exceed 16 months, the transferring party shall compensate the appropriate Venture Entity in cash for the assets, properties or rights included in the Exhibits that cannot be transferred to that Venture Entity as contemplated by this Agreement in an amount equal to the amount reflected for such assets, properties or rights on the appropriate March 31 Balance Sheet less any profits paid over to a Venture Entity in connection with such assets, properties or rights pursuant to subparagraph (ii) above.

                           (iv) Any incremental Taxes or other costs incurred as a result of an arrangement to hold assets for the benefit of a Venture Entity pursuant to this Section 7.20(a) shall be borne by the party that owns those assets as of the Closing Date. The provisions of this
         Section 7.20 apply to the transfers contemplated by Section 2.1. Notwithstanding anything to the contrary set forth in this Section 7.20(a), the parties agree that obtaining consents shall be a condition to Closing as further described in Article 3. The parties further agree that this provision shall apply only to the extent a Venture Entity or a subsidiary or branch thereof is available to accept the transfer of the Transferred Assets as of the Closing Date and that if no such entity or branch is available, any such incremental Taxes or other costs shall be borne by Schlumberger until such entity or branch is available.

                  (b) Joint Contracts. With respect to any contract, agreement, purchase order or other arrangement relating in part to the Schlumberger Seismic Business or the Baker Hughes



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

Seismic Business and in part to Non-Transferred Schlumberger Businesses or Non-Transferred Baker Hughes Businesses (the "JOINT CONTRACTS"), which would otherwise be transferred hereby that Schlumberger, Baker Hughes or their respective Affiliates are unable to modify prior to the Closing Date without materially affecting the economic value to Schlumberger, Baker Hughes, the Venture Entities or one or more of their respective Affiliates so that the portion thereof pertaining to Schlumberger's or Baker Hughes' Seismic Business was segregated, the transferring party, if permitted by the terms of the Joint Contract, shall continue such Joint Contract in effect until its stated expiration without regard to any available renewal options. The benefits and obligations under such Joint Contract relating to the Seismic Business shall be for the account of the applicable Venture Entity, and the remaining benefits and obligations shall be retained by the transferring entity. Each of Schlumberger, Baker Hughes, the Venture Entities and their respective Affiliates that are parties to any Joint Contract shall perform its respective obligations thereunder so as not to create a default. Neither the transferring party nor the transferee party under a Joint Contract will be obligated to extend credit to the other party. Each party will indemnify, defend and hold harmless the other party from the consequences of any default by it (or its Affiliates) under any Joint Contract. Unless both parties desire to maintain the same Joint Contract, the parties shall cooperate with one another after the Closing to obtain separate contracts for the transferor or transferee on the most advantageous terms to each that may be available.

                  (c) Joint Permits. Schlumberger, Baker Hughes or one of their respective Affiliates shall continue to be the holder of all Governmental Approvals that relate in part to the Schlumberger Seismic Business or the Baker Hughes Seismic Business and in part to the Non-Transferred Schlumberger Businesses or the Non-Transferred Baker Hughes Businesses (the "JOINT PERMITS") for the joint benefit of both the transferring party and the transferee party hereunder to the extent allowed by Applicable Law. Additionally, Schlumberger, Baker Hughes or one of their respective Affiliates shall, to the extent allowed by Applicable Law, continue to be the holder, as nominee and on a provisional basis, of all Governmental Approvals as to which the transferring party was not able to assign to a Venture Entity at the Closing or as to which a Venture Entity has not then obtained a suitable replacement Governmental Approval. The transferring party and the transferee party shall cooperate to obtain promptly all required consents to effectively permit the assignment of all Governmental Approvals that are not Joint Permits. With respect to Joint Permits, the transferring party and the transferee party shall cooperate in seeking separate Governmental Approvals for each such party if, in their reasonable judgment, such efforts have a reasonable probability of success without adverse consequences for either party. Each party shall comply with all terms and conditions of all Joint Permits pertaining to its respective business. The transferring party and the transferee party shall indemnify, defend and hold harmless the other party and its Affiliates from and against any violation of any Joint Permit resulting from the acts or omissions of such party or its Affiliates under such Joint Permit. The parties shall cooperate in seeking any amendment to any Joint Permit requested by another party, provided the other party will not be adversely affected. The requesting party shall bear all reasonable costs incurred by it and the other party in such efforts.

         7.21 Shareholders Representatives Committee. Each of Schlumberger and Baker Hughes shall appoint two senior representatives to serve on a Shareholders Representatives Committee (the

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"COMMITTEE"), to discuss the overall policies, procedures and directions of the
Venture Entities. The following matters shall be presented to the Committee for its approval:

                  (a) Any matter identified in the Shareholders' Agreement as requiring the approval of representatives of both owners of a Venture Entity;

                  (b) The rolling three-year annual Venture business plan and forecasts and any quarterly updates of the same;

                  (c) The incurrence, assumption or guarantee by a Venture Entity of Indebtedness in excess of US$50 million in any single transaction or series of related transactions; and

                  (d) Appointment or removal of the President of Western GECO.

         7.22 Algerian Dinars. To the extent a Venture Entity has a need for Algerian Dinars and is aware that Baker Hughes or its Affiliates has excess Algerian Dinars, if Baker Hughes still owns, directly or indirectly, its interest in the Venture, Baker Hughes and that Venture Entity shall, to the extent practicable, discuss the terms on which Baker Hughes would transfer or otherwise make available Algerian Dinars to that Venture Entity.

         7.23 Prohibited Payments. In connection with transactions involving members of the Venture Group, none of the parties, their respective Affiliates or members of the Venture Group will make any Prohibited Payment. The parties acknowledge that a Prohibited Payment does not include the payment, offer, or promise to pay or authorization of an offer, promise or payment that (i) is lawful under the written laws and regulations of the Public Official's country,
(ii) is a reasonable and bona fide expenditure, such as travel and lodging expenses, incurred by or on behalf of the Public Official and is directly related to the promotion, demonstration, or explanation of products or services, or to the execution or performance of a contract with a government or agency thereof, or (iii) a facilitating payment. All payments to Public Officials must be recorded in the books and records of the relevant entity so that it properly reflects the transaction. Each party agrees that if it knows of any information indicating there may have been a Prohibited Payment or an otherwise unlawful payment in connection with any business transaction relating to the Venture, or breach of any representation in Sections 4.22 or 5.23 of this Agreement, the party will immediately provide any relevant information to the other party. Each Venture Entity and US EmployCo will adopt, for its own benefit and the benefit of the other members of the Venture Group that it controls, compliance policies, procedures and controls pertaining to the FCPA and similar laws applicable to the Venture Group in other countries. The scope of the audit in Section 7.7 may, at a party's request, include a review of the Venture Group's compliance with such policies, procedures and controls. The members of the Venture Group shall keep books, records, and accounts pertaining to their respective businesses in reasonable detail, which accurately and fairly reflect the transactions and dispositions of the assets of their respective businesses.

                   ARTICLE 8. LIABILITIES AND INDEMNIFICATION

         8.1 Venture Entity and US EmployCo Indemnification.

                  (a) Except to the extent provided in Sections 8.2 and 8.3, each Venture Entity and its subsidiaries and US EmployCo, jointly and severally, shall be responsible for and shall indemnify, defend and hold harmless the Schlumberger Indemnified Persons and the Baker Hughes Indemnified Persons from and against and in respect of any Claim or Loss arising out of any breach or default in performance by the Venture Entities or US EmployCo of any of the obligations that are to be performed or assumed by them under the Transaction Documents or pursuant to their Charter Documents and any and all Claims or Losses, direct, indirect, consequential, punitive or exemplary, resulting from or connected with (i) occurrences or exposure after the Closing Date in regard to products or services of the Venture Entities or US EmployCo, (ii) any failure by a Venture Entity or US EmployCo to duly pay, perform or discharge the Schlumberger Transferred Liabilities or the Baker Hughes Transferred Liabilities, (iii) any payment by a Schlumberger Indemnified Person or a Baker Hughes Indemnified Person as a guarantor or obligor of any obligation retained by Schlumberger or Baker Hughes for and on behalf of a Venture Entity, including those Guarantees, bid and performance bonds, customs guarantees, surety bonds and letters of credit listed in Schedule 8.1 to the Schlumberger Disclosure Letter or the Baker Hughes Disclosure Letter, (iv) any Environmental Liability arising from or attributable to any condition, event, circumstance, activity, practice, incident, action or omission occurring on or after the Closing Date and related in any manner to the Venture Entities or US EmployCo, the Schlumberger Transferred Assets, the Schlumberger Seismic Business, the Baker Hughes Transferred Assets or the Baker Hughes Seismic Business; provided that this indemnity does not apply to such Environmental Liabilities to the extent they are attributable to or result from acts or omissions that occurred prior to the Closing Date, (v) any payments required in connection with the post-Closing termination following a formal decision of the Venture to so terminate of any agency Contract primarily related to the Schlumberger Seismic Business or the Baker Hughes Seismic Business and provided that such Contract is for valid services and duly documented or (vi) any other aspect of the Venture Entities' or US EmployCo's ownership, use or operation of their respective assets and businesses; provided, however, that indemnification provided in this Section 8.1 shall not extend to any Claim to the extent that it arises out of any act or omission of any Baker Hughes Indemnified Person or Schlumberger Indemnified Person, respectively, on or after the Closing Date.

                  (b) Schlumberger or Baker Hughes, as the case may be, shall give written notice to the applicable Venture Entity or US EmployCo within 30 days of knowledge by either of them of any matters that may give rise to a Claim for indemnification from a Venture Entity or US EmployCo under this Agreement, and Schlumberger and Baker Hughes shall cooperate with that Venture Entity or US EmployCo in any investigation by that Venture Entity or US EmployCo of such matters. Failure to so notify the Venture Entity or US EmployCo shall not relieve the Venture Entity or US EmployCo of any liability which the Venture Entity or US EmployCo might have to Schlumberger or Baker Hughes Indemnified Persons, except to the extent that such failure materially prejudices the Venture Entity's or US EmployCo's position. This indemnification is in addition to the other indemnifications provided for in this Agreement or the Charter Documents of the Venture Entities or US EmployCo.

         8.2 Baker Hughes Indemnification.

                  (a) Baker Hughes shall be responsible for, and shall indemnify and hold the Venture Entity Indemnified Persons, US EmployCo Indemnified Persons and Schlumberger Indemnified Persons, as the case may be, harmless from and against, any Claim or Loss arising out of:

                           (i) any inaccuracy in any of the representations or breach of any of the warranties made in this Agreement or any other Transaction Document by Baker Hughes or its Affiliates as of the date of this Agreement or as of the Closing Date; provided that in determining the scope of Baker Hughes' indemnification obligations under this Section 8.2(a)(i), any qualification as to materiality or material adverse effect in the representations and warranties shall be disregarded (it being understood that such qualifications as to materiality or material adverse effect shall apply only for the purposes of determining whether there has been a breach);

                           (ii) any item described in the Baker Hughes
         Disclosure Letter as an exception to a representation or warranty in this Agreement;

                           (iii) any breach or default in performance of any of the obligations that are to be performed by Baker Hughes or its Affiliates under this Agreement or any other Transaction Document;

                           (iv) any Claims against a Venture Entity, US EmployCo or their respective Affiliates, as the successors to the Baker Hughes Seismic Business (including any product or service liability Claims or Claims for warranties of products or services), relating to any period prior to the Closing Date, the liability or obligation for which is not expressly assumed at or prior to the Closing by that Venture Entity, US EmployCo or their respective Affiliates pursuant to any Transaction Document;

                           (v) any burden or obligation, whether monetary or non-monetary, imposed on any Venture Entity Indemnified Person, US EmployCo Indemnified Person or Schlumberger Indemnified Person as a result of any judgment, decree, order, settlement or other agreement relating to time periods or matters prior to the Closing Date but entered into by Baker Hughes or any of its Affiliates or issued after the date hereof (The obligations of Baker Hughes and its Affiliates under the previous sentence shall not be subject to the limitations imposed by Section 8.7.); or

                           (vi) any Claims with respect to Baker Hughes
         Transferred Liabilities in excess of the amount at which those liabilities were valued upon transfer to a Venture Entity.

                  (b) Baker Hughes shall remain liable for, and shall indemnify and hold the Schlumberger Indemnified Persons, the US EmployCo Indemnified Persons and the Venture Entity Indemnified Persons harmless against, any Loss with respect to any obligations, violations, assessments, cleanups, Claims and judgments relating to those items specifically identified in

Schedule 5.21(a) or Schedule 5.21(b), if any, to the Baker Hughes Disclosure Letter. Baker Hughes shall also be liable for, and hereby agrees to indemnify and hold the Schlumberger Indemnified Persons, the US EmployCo Indemnified Persons and the Venture Entity Indemnified Persons harmless against, any Environmental Liability arising from or attributable to any condition, event, circumstance, activity, practice, incident, action or omission existing or occurring prior to the Closing Date and related in any manner to (i) the Baker Hughes Transferred Assets, (ii) the Baker Hughes Seismic Business or (iii) the use, storage, disposal or treatment, or the transportation for storage, disposal or treatment, of Hazardous Substances by any Person prior to the Closing Date and in any way associated with the Baker Hughes Transferred Assets or the Baker Hughes Seismic Business. This indemnification obligation shall apply irrespective of whether the Environmental Liabilities subject to this provision are known or unknown as of the Closing Date.

                  (c) Baker Hughes shall remain liable for, and shall indemnify the Schlumberger Indemnified Persons, the US EmployCo Indemnified Persons and the Venture Entity Indemnified Persons harmless against, any cost or expense incurred by the Venture Entities or US EmployCo in bringing any of the Baker Hughes Transferred Assets or the Baker Hughes Seismic Business into compliance with Applicable Law if the Baker Hughes Transferred Assets or Baker Hughes Seismic Business are not in such compliance as of the Closing Date. This obligation shall apply even if a Governmental Authority has not yet issued a citation or order relating to the noncompliance.

                  (d) Schlumberger, US EmployCo or the applicable Venture Entity, as the case may be, shall give written notice to Baker Hughes within 30 days of knowledge by any of them of any matters that may give rise to a claim for indemnification from Baker Hughes under this Section 8.2, and Schlumberger, US EmployCo and the Venture Entities shall cooperate with Baker Hughes in any investigation by Baker Hughes of such matters. Failure to so notify Baker Hughes shall not relieve Baker Hughes of any liability which Baker Hughes might have to the Schlumberger Indemnified Persons, the US EmployCo Indemnified Persons or the Venture Entity Indemnified Persons, except to the extent that such failure materially prejudices Baker Hughes' position. With respect to any matter for which Baker Hughes is required to indemnify and defend the Schlumberger Indemnified Persons, the US EmployCo Indemnified Persons or the Venture Entity Indemnified Persons pursuant to the terms of this Agreement and that requires any removal, remedial, response, cleanup or corrective action ("REMEDIAL ACTION") under any Environmental, Health and Safety Requirement to address the conditions that cause, contribute to or are associated with such matter, Baker Hughes may elect to implement and complete in a timely manner such Remedial Action, which Remedial Action shall be limited to actions that are necessary to comply with applicable cleanup standards and/or appropriate requests by any Governmental Authority, and may rely on risk assessment or risk reduction principles or programs, provided such principles or programs are authorized by applicable Environmental, Health and Safety Requirements and are acceptable to the applicable Governmental Authority. In consultation with Schlumberger and the applicable Venture Entity, Baker Hughes shall endeavor to plan, design, implement and perform such Remedial Action without undue delay and in a manner consistent with the business operations of the Venture Entities. This will include the opportunity for Schlumberger and the applicable Venture Entity to review and comment on any such draft reports, plans and designs prior to the submission of such documents to any Governmental Authority. Baker Hughes shall provide Schlumberger and the appropriate Venture Entity with copies of all reports and plans submitted to any Governmental Authority and with any other information reasonably requested by Schlumberger and the appropriate Venture Entity with respect to such Remedial Actions. Schlumberger and the Venture Entities shall use commercially reasonable efforts to cooperate with Baker Hughes in the implementation and performance of any Remedial Action undertaken by Baker Hughes pursuant to this provision, including the taking of commercially reasonable efforts to avoid or mitigate any Losses or potential Losses of Schlumberger and the Venture Entities that could result from such Remedial Action.

                  (e) This indemnification is in addition to the other indemnifications provided for in this Agreement or the Charter Documents of the Venture Entities or US EmployCo.

         8.3 Schlumberger Indemnification.

                  (a) Schlumberger shall be responsible for, and shall indemnify and hold the Venture Entity Indemnified Persons, the US EmployCo Indemnified Persons and the Baker Hughes Indemnified Persons, as the case may be, harmless from and against, any Claim or Loss arising out of:

                           (i) any inaccuracy in any of the representations or breach of any of the warranties made in this Agreement or any other Transaction Document by Schlumberger or its Affiliates as of the date of this Agreement or as of the Closing Date; provided that in determining the scope of Schlumberger's indemnification obligations under this Section 8.3(a)(i), any qualification as to materiality or material adverse effect in the representations and warranties shall be disregarded (it being understood that such qualifications as to materiality or material adverse effect shall apply only for the purposes of determining whether there has been a breach);

                           (ii) any item described in the Schlumberger
         Disclosure Letter as an exception to a representation or warranty in this Agreement;

                           (iii) any breach or default in performance of any of the obligations that are to be performed by Schlumberger or its Affiliates under this Agreement or any other Transaction Document;

                           (iv) any Claims against a Venture Entity, US EmployCo or their respective Affiliates, as the successors to the Schlumberger Seismic Business (including any product or service liability Claims or Claims for warranties of products or services), relating to any period prior to the Closing Date, the liability or obligation for which is not expressly assumed at or prior to Closing by that Venture Entity, US EmployCo or their respective Affiliates pursuant to any Transaction Document;

                           (v) any burden or obligation, whether monetary or non-monetary, imposed on any Venture Entity Indemnified Person, US EmployCo Indemnified Person or Baker Hughes Indemnified Person as a result of any judgment, decree, order, settlement other agreement relating to time periods or matters prior to the Closing Date, but entered into by Schlumberger or any of its Affiliates or issued after the date hereof (The obligations of

         Schlumberger and its Affiliates under the previous sentence shall not be subject to the limitations imposed by Section 8.7.); or

                           (vi) any Claims with respect to Schlumberger
         Transferred Liabilities in excess of the amount at which these liabilities were valued upon transfer to a Venture Entity.

                  (b) Schlumberger shall remain liable for, and shall indemnify and hold the Baker Hughes Indemnified Persons, US EmployCo Indemnified Persons and the Venture Entity Indemnified Persons harmless against, any Loss with respect to any obligations, violations, assessments, cleanups, Claims and judgments relating to those items specifically identified in Schedule 4.21(a) and Schedule 4.21(b), if any, to the Schlumberger Disclosure Letter. Schlumberger shall also be liable for, and hereby agrees to indemnify and hold the Baker Hughes Indemnified Persons, US EmployCo Indemnified Persons and the Venture Entity Indemnified Persons harmless against, any Environmental Liability arising from or attributable to any condition, event, circumstance, activity, practice, incident, action or omission existing or occurring prior to the Closing Date and related in any manner to (i) the Schlumberger Transferred Assets, (ii) the Schlumberger Seismic Business or (iii) the use, storage, disposal or treatment, or the transportation for storage, disposal or treatment, of Hazardous Substances by any Person prior to the Closing Date and in any way associated with the Schlumberger Transferred Assets or the Schlumberger Seismic Business. This indemnification obligation shall apply irrespective of whether the Environmental Liabilities subject to this provision are known or unknown as of the Closing Date.

                  (c) Schlumberger shall remain liable for, and shall indemnify the Baker Hughes Indemnified Persons, US EmployCo Indemnified Persons and the Venture Entity Indemnified Persons harmless against, any cost or expense incurred by the Venture Entities or US EmployCo in bringing any of the Schlumberger Transferred Assets or the Schlumberger Seismic Business into compliance with Applicable Law if the Schlumberger Transferred Assets or Schlumberger Seismic Business are not in such compliance as of the Closing Date. This obligation shall apply even if a Governmental Authority has not yet issued a citation or order relating to the noncompliance.

                  (d) Baker Hughes, US EmployCo or the applicable Venture Entity, as the case may be, shall give written notice to Schlumberger within 30 days of knowledge by any of them of any matters that may give rise to a claim for indemnification from Schlumberger under this Section 8.3, and Baker Hughes, US EmployCo and the applicable Venture Entity shall cooperate with Schlumberger in any investigation by Schlumberger of such matters. Failure to so notify Schlumberger shall not relieve Schlumberger of any liability which Schlumberger might have to the Baker Hughes Indemnified Persons, the US EmployCo Indemnified Persons or the Venture Entity Indemnified Persons, except to the extent that such failure materially prejudices Schlumberger's position. With respect to any matter for which Schlumberger is required to indemnify and defend the Baker Hughes Indemnified Persons, the US EmployCo Indemnified Persons or the Venture Entity Indemnified Persons pursuant to the terms of this Agreement and that requires any Remedial Action under any Environmental, Health and Safety Requirement to address the conditions that cause, contribute to or are associated with such matter, Schlumberger may elect to implement and complete in a timely manner such Remedial Action, which Remedial Action shall be limited to actions that are necessary to comply with applicable cleanup standards and/or appropriate requests by any Governmental Authority and may rely on risk assessment or risk reduction principles or programs, provided such principles or programs are authorized by applicable Environmental, Health and Safety Requirements and are acceptable to the applicable Governmental Authority. In consultation with Baker Hughes and the applicable Venture Entity, Schlumberger shall endeavor to plan, design, implement and perform such Remedial Action without undue delay and in a manner consistent with the business operations of the Venture Entities. This will include the opportunity for Baker Hughes and the applicable Venture Entity to review and comment on any such draft reports, plans and designs prior to the submission of such documents to any Governmental Authority. Schlumberger shall provide Baker Hughes and the appropriate Venture Entity with copies of all reports and plans submitted to any Governmental Authority and with any other information reasonably requested by Baker Hughes and the appropriate Venture Entity with respect to such Remedial Actions. Baker Hughes and the Venture Entities shall use commercially reasonable efforts to cooperate with Schlumberger in the implementation and performance of any Remedial Action undertaken by Schlumberger pursuant to this provision, including the taking of commercially reasonable efforts to avoid or mitigate any Losses or potential Losses of Baker Hughes and the Venture Entities that could result from such Remedial Action.

                  (e) This indemnification is in addition to the other indemnifications provided for in this Agreement or the Charter Documents of the Venture Entities or US EmployCo.

         8.4 Tax Indemnity.

                  (a) Schlumberger Tax Indemnity. Unless specifically included in the Schlumberger Transferred Liabilities, Schlumberger shall be liable (i) for all Taxes of Schlumberger and its Affiliates which arise from or relate to the Schlumberger Seismic Business for any period or portion thereof ending on or before the Closing Date, (ii) for all Taxes with respect to the transfer of the Schlumberger Transferred Assets to the Venture Entities or US EmployCo and (iii) for all liability for Taxes of Schlumberger or any other entity which is or has been a member of an affiliated, unitary or combined group with any of the Schlumberger Subsidiaries; provided, however, that the Venture Entities and US EmployCo shall be responsible for all Taxes of the Schlumberger Subsidiaries for all taxable periods beginning after the Closing Date. Schlumberger shall indemnify and hold the Venture Entity Indemnified Persons, the US EmployCo Indemnified Persons and the Baker Hughes Indemnified Persons harmless from and against all of the above Taxes.

                  (b) Baker Hughes Tax Indemnity. Unless specifically included in the Baker Hughes Transferred Liabilities or taken into account in the computation of working capital pursuant to Section 3.4, Baker Hughes shall be liable (i) for all Taxes of Baker Hughes and its Affiliates which arise from or relate to the Baker Hughes Seismic Business for any period or portion thereof ending on or before the Closing Date, (ii) for all Taxes with respect to the transfer of the Baker Hughes Transferred Assets to the Venture Entities or US EmployCo, including any such Taxes imposed in connection with the purchase of certain assets by Schlumberger or its Affiliates pursuant to Section 2.1 and then transferred to the Venture Entities, and (iii) for all liability for Taxes of Baker Hughes or any other entity which is or has been a member of an affiliated, unitary or combined group with any of the Baker Hughes Subsidiaries; provided, however, that the Venture Entities and US EmployCo shall be responsible for all Taxes of the Baker Hughes Subsidiaries for all taxable periods beginning after the Closing Date. Baker Hughes shall indemnify and hold the Venture Entity Indemnified Persons, the US EmployCo Indemnified Persons and the Schlumberger Indemnified Persons harmless from and against all of the above Taxes.

                  (c) Venture Entity Tax Indemnity. Each Venture Entity and US EmployCo shall be liable for all Taxes imposed on it, its subsidiaries and joint ventures, or attributable to the ownership, use or operation of its assets or the assets of its subsidiaries and joint ventures, and for which neither Schlumberger nor Baker Hughes is liable under Section 8.4(a) and Section 8.4(b). Each Venture Entity and US EmployCo shall indemnify and hold the Schlumberger Indemnified Persons and the Baker Hughes Indemnified Persons harmless from and against all Taxes described in the preceding sentence.

                  (d) Proration of Certain Taxes. For purposes of this Section 8.4, any Taxes which are payable with respect to a tax period that includes (but does not end on) the Closing Date shall be allocated such that the amount of such Tax allocable to the period ending on the Closing Date shall be the total amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the partial period through and including the Closing Date, and the denominator of which is the total number of days in such period.

                  (e) Tax Cooperation. Unless Schlumberger and Baker Hughes otherwise agree, Schlumberger, Baker Hughes and their respective Affiliates shall cooperate as set forth below with respect to Tax matters for time periods ending on or before the Closing Date.

                           (i) Tax Cooperation in General. Schlumberger, Baker Hughes, US EmployCo and the Venture Entities shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant (in the sole opinion of the requesting party) to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                           (ii) Retention of Books and Records. Each party shall retain all books and records with respect to Tax matters pertinent to the other party until the expiration of the applicable statute of limitations (and, to the extent notified by the other party, any extensions thereof), shall give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, at such time, if the other party so requests, shall allow the other party to take possession of such books and records.

                           (iii) Refunds. Except to the extent reflected as an asset on the books of the Schlumberger Seismic Business or the Baker Hughes Seismic Business on the Closing Date which is contributed to the Venture Entities or US EmployCo, Schlumberger shall be entitled to all refunds of Taxes with respect to the Schlumberger Seismic Business for any Tax period or portion thereof which ends on or before the Closing Date, and Baker Hughes shall be entitled to all refunds of Taxes with respect to the Baker Hughes Seismic Business for any



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         Tax period or portion thereof ending on or before the Closing Date.
         Notwithstanding the foregoing, to the extent that any Tax refund is with respect to a period ending on or before the Closing Date, but arises as a result of a carry-back of a Tax credit, net operating loss, or other Tax attribute arising in a Tax period or a portion thereof which begins after the Closing Date, any such Tax refund shall belong to the Venture Entities or US EmployCo. Each party shall use its commercially reasonable best efforts to obtain any refund of Taxes to which any other party may be entitled pursuant to this Agreement and, upon receipt of any such refund, shall promptly transmit such amount to the party entitled thereto.

                           (iv) Tax Certificates. Each party shall use its commercially reasonable best efforts to obtain, when requested by another party, any certificate or other document from any Governmental Authority.

                           (v) Cooperation Costs. The parties agree that any expenses incurred by a party in connection with the cooperation described in this Section 8.4(e) shall be the responsibility of the party incurring the cost and no reimbursement shall be sought from the requesting party.

                  (f) Tax Reporting. Each of the Venture Entities and US EmployCo shall prepare all Tax returns therefor. Each Venture Entity and US EmployCo shall provide to Schlumberger and Baker Hughes or a designated Affiliate, in a timely manner, all such financial information as will enable Schlumberger and Baker Hughes and their respective Affiliates (i) to make all calculations of Taxes or Tax credits that are incident to their ownership of the Venture Entities and US EmployCo and (ii) to comply with all applicable reporting requirements of any Governmental Authority with jurisdiction over Schlumberger and Baker Hughes or any of their respective Affiliates.

                  (g) VAT. Notwithstanding any provision of this Agreement to the contrary:

                           (i) BVI Venture Entity, Dutch Venture Entity and their respective Affiliates (collectively, the "TRANSFEREES") shall remit in a timely manner either to the appropriate Governmental Authority or to the applicable Transferor (as defined hereafter) all required VAT with respect to transfers of assets to the Transferees by Baker Hughes, Schlumberger or their respective Affiliates (collectively, the "TRANSFERORS") as contemplated by this Agreement within those countries to be agreed by Baker Hughes and Schlumberger at Closing. The countries to which this provision applies shall be those in which recovery of the VAT by the Transferees is reasonably anticipated to occur within six (6) months of the Closing Date.

                           (ii) Each Transferor shall reimburse the applicable Transferee for any VAT previously paid by such Transferee pursuant to clause (i), where such VAT has not been recovered by the Transferee within six (6) months of the Closing Date.

                           (iii) With respect to VAT incurred in connection with transfers of assets as contemplated by this Agreement in countries not encompassed by the agreement in clause



                                      -77-
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         (i), the Transferors shall remit such VAT in a timely manner either to the appropriate Governmental Authority or to the applicable Transferee as appropriate, so as to enable the Transferees to obtain VAT credit for such remittances.

                           (iv) With respect to VAT paid by the Transferors pursuant to clauses (ii) and (iii), the Transferees shall reimburse each Transferor for all VAT paid by such Transferor on behalf of any of the Transferees with respect to asset transfers pursuant to this Agreement at such time as the Transferees recover such VAT through refund or credit against their other VAT liabilities.

                           (v) Where a Transferee recovers VAT paid by more than one party from a Governmental Authority, the reimbursement to a Transferor under clause (iv) shall be equal to the VAT recovery from that Governmental Authority for the relevant VAT reporting period multiplied by the ratio which the Transferor's unreimbursed VAT bears to the total VAT input credits of the Transferee with respect to that Governmental Authority and reporting period.

                           (vi) All parties shall cooperate in their compliance with the tax laws and procedures of the countries relevant to subsections (i), (ii) and (iii) so as to enable the Transferees to obtain all available credits for such remittances against the VAT liabilities of the Transferees.

                           (vii) VAT reimbursements equal to or greater than US$10,000 payable to a Transferor pursuant to clause (iv) shall be paid by the applicable Transferee as soon as practicable after recovery. For administrative convenience, a VAT recovery of less than US$10,000 may be temporarily held by the Transferee, and remitted to the respective Transferor no less often than semi-annually.

         8.5 Partner Cross-Indemnities.

                  (a) In the event that the Venture Entities or US EmployCo are unable to fulfill their indemnity obligations under Section 8.1 with respect to a Loss of any of the Schlumberger Indemnified Persons properly brought under
Section 8.1, Baker Hughes shall and hereby agrees to indemnify and hold harmless such Schlumberger Indemnified Person for 30% of the unsatisfied Loss.

                  (b) In the event that the Venture Entities or US EmployCo are unable to fulfill their indemnity obligations under Section 8.1 with respect to a Loss of any of the Baker Hughes Indemnified Persons properly brought under
Section 8.1, Schlumberger shall and hereby agrees to indemnify and hold harmless such Baker Hughes Indemnified Person for 70% of the unsatisfied Loss. Schlumberger also agrees to pay over to Baker Hughes as promptly as practicable 70% of any call against the Amended, Restated and Replacement Parent Guarantee (BH Trust No. 1999-1) from Baker Hughes dated as of July 15, 1999; provided, however, that interest shall begin to accrue on any such amount owed at a rate of LIBOR (as of the first business day following the day on which Schlumberger is notified of any such call) plus one percent beginning on the first business day



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following the day on which Schlumberger is notified of any such call and shall be paid with the amount of Schlumberger's indemnification obligation relating to such call.

         8.6 Settlement of Indemnities.

                  (a) De Minimis Exception. Except for the obligations of the parties hereto under Sections 8.4 and 8.5, Losses that do not exceed US$25,000, whether incurred as a result of a single incident or a series of related incidents, shall not be considered Losses for purposes of determining whether an indemnification obligation exists; provided, however, that the limitation contained in this Section 8.6 shall not be applicable to the payment obligations contained in Section 3.6, Section 3.10 or any assumption of the Transferred Liabilities. If a Loss or series of related Losses exceeds US$25,000, the entire Loss, and not just the amount of the Loss in excess of US$25,000, shall be subject to the indemnification obligations hereunder.

                  (b) Third-Party Claims. If any Claim or assertion of liability is made or asserted by a third party against the Indemnified Party based on any liability or assertion of a right that, if established, would constitute a breach of any of the representations, warranties, covenants or agreements of any other party, any Venture Entity or US EmployCo or other Claim, in respect of which indemnification has been provided for hereunder, the Indemnified Party shall, with reasonable promptness, but not later than 30 days following such assertion, give to the Indemnifying Party written notice of such claim or assertion of liability and request the Indemnifying Party to defend same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability which the Indemnifying Party might have to the Indemnified Party, except to the extent that such failure materially prejudices the Indemnifying Party's position. The Indemnifying Party shall have the right to defend against such liability or assertion, in which event, the Indemnifying Party shall give written notice to the Indemnified Party of acceptance of the defense of such Claim and the identity of counsel selected by the Indemnifying Party. Except as set forth below, such notice to the Indemnified Party shall give the Indemnifying Party full authority to defend, adjust, compromise or settle, without any cost or expense to the Indemnified Party, such action, suit, proceeding or demand of which such notice shall have been given in the name of the Indemnified Party or otherwise as the Indemnifying Party shall elect. The Indemnifying Party shall consult with the Indemnified Party prior to any such compromise or settlement, and the Indemnified Party shall have the right to refuse such compromise or settlement and, at its cost, to take over such defense if the proposed compromise or settlement would impose any obligation or burden on the Indemnified Party other than the payment of cash for which the Indemnifying Party agrees to be completely responsible; provided, however, that in such event, the Indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the Indemnified Party against, any cost and liability in excess of such compromise or settlement. With respect to any defense accepted by the Indemnifying Party, the Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense and also shall be entitled to employ separate counsel for such defense at its expense. In the event the Indemnifying Party does not accept the defense of any indemnified Claim as provided above, the Indemnified Party shall have the right to employ counsel for such defense at the expense of the Indemnifying Party, and to, in good faith with due regard to the interests of the Indemnifying Party, control all decisions regarding the handling of the defense without the consent of the Indemnifying Party, but shall not have the right to compromise or settle any such action or consent to the entry of any judgment with respect to such action without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability and obligations arising out of such action. Baker Hughes and Schlumberger agree to cooperate with the other party, US EmployCo or a Venture Entity, as the case may be, in the defense of any actions brought by third parties, and the relevant records of each party shall be available to the other parties with respect to any such defense. None of Baker Hughes, Schlumberger, US EmployCo or any Venture Entity will provide assistance to the party asserting the Claim unless such assistance is required by Applicable Law.

                  (c) Each of the parties, US EmployCo and each Venture Entity shall have a duty to take reasonable steps to mitigate its Losses to the fullest extent possible, including diligently pursuing any possible indemnification, counterclaim or other action against third parties under any Contract or other obligation relating to the cause or effect of the Loss; provided, however, that no Indemnified Party shall have any duty to make any claim under its own insurance coverage for an indemnification obligation of an Indemnifying Party. Furthermore, each Indemnifying Party shall waive any rights of subrogation that its insurance company may have to make any claims under any insurance coverage of an Indemnifying Party against an Indemnified Party to the extent of any indemnification obligations hereunder. If an Indemnifying Party makes a payment hereunder, that party shall be subrogated to the rights of the payee against any applicable third-party indemnitor or other third party (other than an insurance carrier) from which recovery of payment may be possible. Additionally, to the extent that an Indemnified Party collects some or all of a Loss from an insurance carrier, third-party indemnitor or any other third party instead of seeking indemnity from an Indemnifying Party hereunder, such insurance carrier, third-party indemnitor or other third party shall have no rights hereunder to seek reimbursement from the otherwise Indemnifying Party. To the extent the total Loss is reduced due to the receipt of an offsetting payment from a third party under an indemnification obligation, a counterclaim against that third party or otherwise, the parties shall share that payment pro rata based on their Percentage Interests. For example, if a Loss of US$100,000 is incurred that would otherwise be the liability of Schlumberger (US$70,000) and Baker Hughes (US$30,000) and Schlumberger receives the entire US$100,000 from a third party based on a previous indemnity, Schlumberger would be obligated to apply US$30,000 of that payment to Baker Hughes' portion of the Loss.

                  (d) The parties agree that no payment of funds in settlement of any indemnification obligations provided for in this Agreement or any other Transaction Document shall affect the agreed-upon Percentage Interests.

         8.7 Waiver of Consequential Damages. EXCEPT AS PROVIDED IN SECTION 8.1,
SECTION 8.2(A)(V) OR SECTION 8.3(A)(V), NO PARTY, US EMPLOYCO OR VENTURE ENTITY SHALL BE REQUIRED TO INDEMNIFY OR PAY THE AMOUNT OF ANY LOSS TO ANY OTHER PARTY, US EMPLOYCO OR VENTURE ENTITY IN CONNECTION WITH THIS AGREEMENT ARISING FROM INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, EXCEPT FOR INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES ACTUALLY PAID TO ANY THIRD PARTY BY THE INDEMNIFIED PARTY SEEKING INDEMNIFICATION HEREUNDER.

         8.8 Exclusive Remedy; Negligence of Indemnified Parties. THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES UNDER THIS ARTICLE 8 SHALL BE THE EXCLUSIVE REMEDY FOR ANY CLAIM BY



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ANY PARTY AGAINST ANY OTHER PARTY BASED ON THE TRANSACTIONS CONTEMPLATED BY THIS
AGREEMENT, AND SHALL BE EFFECTIVE REGARDLESS OF BY WHOM ASSERTED, AND REGARDLESS OF WHETHER ANY CLAIM OR LOSS RESULTS SOLELY OR IN PART FROM THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE (BUT NOT GROSS NEGLIGENCE) OF ANY OF THE PARTIES TO BE INDEMNIFIED.

                        ARTICLE 9. INTELLECTUAL PROPERTY

         9.1 Schlumberger/STC Assignment. (a) STC assigns to US Venture Entity in accordance with Article 2 all right, title and interest in and to the Schlumberger Transferred IP primarily related to the Seismic Business in the U.S. (b) Schlumberger assigns or causes to be assigned to the appropriate non-U.S. Venture Entity in accordance with Article 2 all right, title and interest in and to the Schlumberger Transferred IP primarily related to the Schlumberger Seismic Business outside the U.S.

         9.2 Baker Hughes Assignment. Baker Hughes assigns or causes to be assigned to (a) US Venture Entity in accordance with Article 2 all right, title and interest in and to the Baker Hughes Transferred IP primarily related to the Seismic Business in the U.S. and (b) the appropriate non-U.S. Venture Entity in accordance with Article 2 all right, title and interest in and to the Baker Hughes Transferred IP primarily related to the Seismic Business outside the U.S.

         9.3 Grant-Back License to Schlumberger.

                  (a) US Venture Entity hereby grants to STC or any of its U.S. Affiliates as designated by STC a perpetual, exclusive (including the Venture Entities), irrevocable, transferable (with the right to sublicense), royalty-free license to make, have made, sell, offer for sale and use, outside the scope of the Seismic Business in the U.S., equipment and services that fall within the scope of the Schlumberger Transferred IP included in the assignment of Section 9.1(a). Notwithstanding the preceding, STC or any of its U.S. Affiliates may utilize the 3D Vertical Seismic Profiling technology that exists as of the Closing Date within the Seismic Business in the U.S., but without access to any Future Developments relating to such technology.

                  (b) The Non-U.S. Venture Entity Group hereby grants to Schlumberger or any of its non-U.S. Affiliates as designated by Schlumberger a perpetual, exclusive (including the Venture Entities), irrevocable, transferable (with right to sublicense), royalty-free license to make, have made, sell, offer for sale and use, outside the scope of the Seismic Business outside of the U.S., equipment and services that fall within the scope of the Schlumberger Transferred IP included in the assignment of Section 9.1(b). Notwithstanding the preceding, Schlumberger or any of its non-U.S. Affiliates may utilize the 3D Vertical Seismic Profiling technology that exists as of the Closing Date within the Seismic Business outside the U.S., but without access to any Future Developments relating to such technology.

         9.4 Grant-Back License to Baker Hughes.

                  (a) US Venture Entity hereby grants to Baker Hughes or any of its U.S. Affiliates as designated by Baker Hughes a perpetual, exclusive (including the Venture Entities), irrevocable,



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transferable (with the right to sublicense), royalty-free license to make, have made, sell, offer for sale and use, outside the scope of the Seismic Business in the U.S., equipment and services that fall within the scope of the Baker Hughes Transferred IP included in the assignment of Section 9.2(a). Notwithstanding the preceding, Baker Hughes or any of its U.S. Affiliates may utilize the 3D Vertical Seismic Profiling technology that exists as of the Closing Date within the Seismic Business in the U.S., but without access to any Future Developments relating to such technology.

                  (b) The Non-U.S. Venture Entity Group hereby grants to Baker Hughes or any of its non-U.S. Affiliates as designated by Baker Hughes a perpetual, exclusive (including the Venture Entities), irrevocable, transferable (with right to sublicense), royalty-free license to make, have made, sell, offer for sale and use, outside the scope of the Seismic Business outside of the U.S., equipment and services that fall within the scope of the Baker Hughes Transferred IP included in the assignment of Section 9.2(b). Notwithstanding the preceding, Baker Hughes or any of its non-U.S. Affiliates may utilize the 3D Vertical Seismic Profiling technology that exists as of the Closing Date within the Seismic Business outside of the U.S., but without access to any Future Developments relating to such technology.

         9.5 License of Future Developments.

                  (a) US Venture Entity shall grant to each of STC and Baker Hughes, or their designated U.S. Affiliates, a perpetual, irrevocable, non-transferable (except as provided in Section 9.8 and Section 9.9), royalty-free, non-exclusive license to make, have made, sell, offer for sale and use, outside the scope of the Seismic Business in the U.S., any Future Development while STC or Baker Hughes, as appropriate, has an ownership interest, whether direct or indirect, in the US Venture Entity. Notwithstanding the non-exclusive nature of the preceding license, the US Venture Entity agrees not to license any Future Developments to any competitor of Baker Hughes or Schlumberger in the oilfield service industry. The license of this Section 9.5(a) to a contributing party does not include any license, express or otherwise, to the Transferred IP transferred by the other party, except as to the Seismic Processing Software Platform as discussed below. Accordingly, STC and Baker Hughes recognize that if they need the Transferred IP of the other party in order to utilize the Future Development, they would have to obtain a license to that Transferred IP. The parties agree, however, to and the US Venture Entity does hereby extend to STC and Baker Hughes or their designated U.S. Affiliates a perpetual, irrevocable, non-transferable (with right to sublicense to customers), royalty-free, non-exclusive, license in the Transferred IP, as necessary, for each party to utilize the Seismic Processing Software Platform and Future Developments relating to same outside the scope of the Seismic Business in the U.S. This license includes the right to operate, execute, copy, distribute, and modify the software. In this regard, the US Venture Entity will provide each of STC and Baker Hughes a copy of the source and object codes for the Seismic Processing Software Platform and any related documentation.

                  (b) The Non-U.S. Venture Entity Group shall grant to each of Schlumberger and Baker Hughes, or their designated non-U.S. Affiliates, a perpetual, irrevocable, non-transferable (except as provided in Section 9.8 and Section 9.9), royalty-free, non-exclusive license to make, have made, sell, offer for sale and use, outside the scope of the Seismic Business outside the U.S., any Future Development while Schlumberger or Baker Hughes, as appropriate, has an ownership



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interest, whether direct or indirect, in the Non-U.S. Venture Entity Group.
Notwithstanding the non-exclusive nature of the preceding license, the Non-U.S. Venture Entity Group agrees not to license any Future Development to any competitor of Baker Hughes or Schlumberger in the oilfield service industry. The license of this Section 9.5(b) to a contributing party does not include any license, express or otherwise, to the Transferred IP transferred by the other party, except as to the Seismic Processing Software Platform as discussed below. Accordingly, Schlumberger and Baker Hughes recognize that if they need the Transferred IP of the other party in order to utilize the Future Development, they would have to obtain a license to that Transferred IP. The parties agree, however, to and the Non-U.S. Venture Entity Group, does hereby extend to STC and Baker Hughes or their designated Non-U.S. Affiliates a perpetual, irrevocable, non-transferable (with right to sublicense to customers), royalty-free, non-exclusive, license in the Transferred IP, as necessary, for each party to utilize the Seismic Processing Software Platform and Future Developments relating to same outside the scope of the Seismic Business outside the U.S. This license includes the right to operate, execute, copy, distribute, and modify the software. In this regard, the Non-U.S. Venture Entity Group will provide each of Schlumberger and Baker Hughes a copy of the source and object codes for the Seismic Processing Software Platform and any related documentation.

         (c) In addition, Schlumberger and STC agree to extend to Baker Hughes a perpetual, irrevocable, non-transferable (with right to sublicense to customers), royalty-bearing, non-exclusive, license for use outside the U.S. and for use in the U.S., respectively, in Schlumberger's GEOFRAME software to the extent necessary for Baker Hughes to utilize the Seismic Processing Software Platform and Future Developments relating to same outside the scope of the Seismic Business. The royalty for this license shall be commercially reasonable and shall not exceed the license fee currently being paid by Baker Hughes for the GEOFRAME application.

         9.6 License of Schlumberger Retained IP.

                  (a) Schlumberger hereby grants or causes to be granted to the Non-U.S. Venture Entity Group a non-exclusive, irrevocable, non-transferable (with the right to sublicense to non-U.S. Affiliates), royalty-free license to use, within the Seismic Business outside the U.S., Schlumberger Retained IP.

                  (b) STC hereby grants or causes to be granted to US Venture Entity a non-exclusive, irrevocable, non-transferable (with the right to sublicense to U.S. Affiliates), royalty-free license to use, within the Seismic Business in the U.S., Schlumberger Retained IP.

         9.7 License of Baker Hughes Retained IP.

                  (a) Baker Hughes hereby grants or causes to be granted to the Non-U.S. Venture Entity Group, a non-exclusive, irrevocable, non-transferable (with the right to sublicense to non-U.S. Affiliates), royalty-free license to use, within the Seismic Business outside the U.S., Baker Hughes Retained IP. In addition, Baker Hughes shall provide to US Venture Entity a copy of the source code for the Earth-GM software as it exists as of the Closing Date for its internal use within the Seismic Business in the U.S.

                  (b) Baker Hughes hereby grants or causes to be granted to US Venture Entity a non-exclusive, irrevocable, non-transferable (with the right to sublicense to U.S. Affiliates), royalty-free license to use, within the Seismic Business in the U.S., Baker Hughes Retained IP. In addition, Baker Hughes shall provide to the Non-U.S. Venture Entity Group a copy of the source code for the Earth-GM software as it exists as of the Closing Date for its internal use within the Seismic Business outside the U.S.

         9.8 Transferability of Future Developments (Sale of Business). Future Developments licensed to Schlumberger or Baker Hughes or its respective subsidiaries under Sections 9.5 above may be transferred to an unaffiliated third party by the licensee if that Future Development is used in good faith as part of an ongoing business that the licensee otherwise is selling to such third party.

         9.9 Transferability of Future Developments (Joint Ventures). Future Developments licensed to Schlumberger or Baker Hughes or its respective subsidiaries under Section 9.5 above may be sublicensed by the licensee to a business entity developing or using the technology in a commercial business and in which the licensee/sublicensor has a controlling interest.

         9.10 Reservation of Intellectual Property. All Intellectual Property of each party that is not expressly assigned or licensed in this Agreement is reserved and retained by such party. Except as expressly provided in this Agreement, as of the Closing Date, no other assignments or licenses of Intellectual Property are granted whatsoever, whether expressly or by implication or by estoppel, by any party.

         9.11 Abandonment of Transferred IP. In the event that a Venture Entity abandons Transferred IP assigned to it pursuant to Sections 9.1 or 9.2, that Venture Entity shall offer to assign, transfer and convey the abandoned Transferred IP to the originally assigning party, i.e., Schlumberger or Baker Hughes, at the originally assigning party's cost. The Venture Entity and the originally assigning party will negotiate in good faith to determine the resources necessary to effectuate the transfer. Any abandoned Transferred IP that is assumed under this Section 9.11 may not be used by the assuming party within or sold or licensed to a third party that does business within the scope of the Seismic Business.

         9.12 Meaning of Abandonment. For purposes of Sections 9.11 - 9.15, abandonment shall include any of the following acts:

                  (a) For that Intellectual Property covered by a patent or patent application, a determination by the Venture Entities not to continue the prosecution of an entire Patent Family or not to pay any annuity or maintenance fee on an entire Patent Family. A "PATENT FAMILY" shall mean a particular patent and its foreign counterparts that include substantially the same claims.

                  (b) For that Intellectual Property not covered by a patent or patent application, a determination by the Shareholders Representatives Committee that the Venture Entities will not further develop and/or exploit the Intellectual Property.

                  (c) The mutual agreement between the Venture Entities and the originally assigning party that the Venture Entities do not intend to pursue the Intellectual Property.

         9.13 Good Faith Efforts to Maintain Transferred IP. Each Venture Entity will use reasonable efforts to advise the originally assigning party of any decision by that Venture Entity to abandon or otherwise to not pursue Transferred IP so as to allow the originally assigning party to maintain the integrity of the subject Transferred IP. These efforts will include (1) extending to the Technical Liaisons or a Technical Liaison's designated alternate an invitation to attend meetings of the Venture Entity's or Venture Entities' patent committee, (2) advising the originally assigning party reasonably in advance of any deadlines to maintain any patent or other rights so that the originally assigning party can act to continue any such protection, and
(3) if necessary, to pay any such fees (such payments to be reimbursed by the originally assigning party) to continue any such Transferred IP. Furthermore, the Venture Entity or Venture Entities, as necessary, will cooperate with the originally assigning party to complete and record any assignments or other conveyance documents necessary to reflect conveyance to the originally assigning party.

         9.14 Abandonment of Intellectual Property that Includes Future Developments. In the event that a Venture Entity decides that it will abandon Intellectual Property owned by it and comprising a Future Development, it will offer to Schlumberger and Baker Hughes the right to continue protection of same in the following manner. In the event that the Future Development is determined to be based upon certain originally assigned Transferred IP, then the Venture Entity will offer the originally assigning party of the Transferred IP the option of assuming such protection. If such party elects not to assume protection of the Future Development, then the Venture Entity shall offer same to the other party (either Baker Hughes or Schlumberger, as the case may be.) The assuming party, if one exists, will own the Future Development. In the event that the Future Development cannot be associated with any Transferred IP, then the Venture Entity will advise both Schlumberger and Baker Hughes of the Venture Entity's decision and offer both the opportunity to assume such protection. In the event that the opportunity to assume such protection is extended to both Schlumberger and Baker Hughes, and either, but not both, Schlumberger or Baker Hughes declines to continue protection of the Future Development, the accepting party shall have the exclusive rights to the Future Development and the license of same to the declining party pursuant to Section 9.5 will terminate. In the event that both Schlumberger and Baker Hughes desire to continue protection of the Future Development, they will co-own such Future Development and share the costs associated with its protection. Any abandoned Future Development that is assumed under this Section 9.14 may not be used by the assuming party within the scope or sold or licensed to a third party that does business within the scope of the Seismic Business.

         9.15 Enforcement of Intellectual Property.

                  9.15.1 The Venture Entity owner of Transferred IP, Future Developments or both has the sole right to bring and control any action against any third party for infringement or misappropriation of Intellectual Property in such Transferred IP and Future Developments.

                  9.15.2 In the event any such infringement or misappropriation primarily (1) involves Transferred IP, (2) is outside the Seismic Business, (3) does not involve a competitor of the party



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that assigned the Transferred IP and (4) the assigning party wishes to bring suit, but the Venture Entity owner of the Transferred IP does not, the Venture Entity will transfer promptly to that Party all rights in its possession necessary to bring suit and to collect any and all monetary, equitable and other relief available.

                  9.15.3 In the event any such infringement or misappropriation primarily (1) involves Transferred IP, (2) is outside the Seismic Business, (3) involves a competitor of the party that assigned the Transferred IP and (4) the assigning party wishes to bring suit, but the Venture Entity owner of the Transferred IP does not, the Venture Entity will transfer promptly to that party all rights in its possession necessary to bring suit and to collect any and all monetary, equitable and other relief available. In addition, the Venture Entity will cooperate with Schlumberger and Baker Hughes, as reasonably necessary, including joining any such action.

                  9.15.4 In the event any such infringement or misappropriation primarily (1) involves a Future Development and (2) is outside the Seismic Business, Schlumberger and Baker Hughes will consult to determine how to proceed, and the Venture Entity owner of the Future Development will cooperate with Schlumberger and Baker Hughes, as reasonably necessary, including joining any such action.

                  9.15.5 In the event that any such enforcement action shall involve Transferred IP, any settlement of such action will be with the agreement of the originally assigning party.

          ARTICLE 10. TERMINATION, AMENDMENT, WAIVER AND MODIFICATION

         10.1 Termination. This Agreement may be terminated prior to the Closing Date (a) by mutual written agreement of Schlumberger and Baker Hughes duly approved by their respective Boards of Directors or (b) by either Schlumberger or Baker Hughes if the Closing shall not have occurred on or before March 31, 2001, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform each of its obligations under this Agreement required to be performed by it at or prior to the Closing Date.

         10.2 Effect of Termination. In the event of the termination of this Agreement as provided above, there shall be no further liability or obligation on the part of any of the parties except as set forth in Section 7.3 and Exhibit
12.6 and that, as soon as practicable following termination, the parties shall mutually agree on and release a joint public announcement of the termination.

         10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of Schlumberger and Baker Hughes.

         10.4 Extension/Waiver. At any time, a party solely with respect to itself, may: (a) with respect to obligations owed to it or the performance of other acts for its benefit, extend the time for the performance of such obligations or such other acts to be performed hereunder by another party; (b) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the conditions to the obligations of a party contained herein. Any agreement on the part of a party to any such



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extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No such waiver shall be operative as a waiver of any other or subsequent requirement of this Agreement.

                       ARTICLE 11. TRANSFER RESTRICTIONS

                  Each of Schlumberger and Baker Hughes agrees that it will not, and will cause each Venture Owner not to, directly or indirectly, sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of its ownership interest in any Venture Entity, except in accordance with this Article 11.

         11.1 Put/Call Provisions.

                  (a) If either of Schlumberger or Baker Hughes wishes to dispose of not less than all of its ownership interests in the Venture, either Schlumberger or Baker Hughes, as appropriate (the "INITIATING PARTY"), shall give written notice thereof (the "TRANSFER NOTICE") to the other (the "OTHER PARTY") by certified mail, return receipt requested, and otherwise in accordance with the procedures set forth in Section 12.5 hereof, specifying the cash purchase price (stated in terms of price per percentage point of ownership interest in the Venture) at which it is willing to effect such disposition of its ownership interests in all Venture Entities. Schlumberger and Baker Hughes further agree to coordinate the sale of the Venture hereunder such that Schlumberger or Baker Hughes either purchases or sells all of its or its Affiliates' ownership interests of each Venture Entity simultaneously.

                  (b) Not later than 90 days following receipt of the Transfer Notice, the Other Party shall notify the Initiating Party in writing (the "RESPONSE NOTICE") of its election to either (i) purchase the Initiating Party's entire ownership interest in each Venture Entity at the cash purchase price (stated in terms of price per percentage point of ownership interest) specified in the Transfer Notice or (ii) sell to the Initiating Party the Other Party's entire ownership interest in each Venture Entity at the cash purchase price equal to the same price per percentage point of ownership interest as set forth in the Transfer Notice. A failure by the Other Party to deliver a Response Notice shall be deemed to be a Response Notice to purchase the Initiating Party's entire ownership interest in each Venture Entity at the cash purchase price specified in the Transfer Notice, given on the 90th day following receipt of the Transfer Notice. The Response Notice, whether given or deemed given, shall be irrevocable and shall be binding upon the Initiating Party and the Other Party.

                  (c) The closing of the purchase of any ownership interest in accordance with the Response Notice shall take place within 90 days after receipt (or deemed receipt) of such Response Notice. The time and date of such closing shall be specified in the Response Notice furnished pursuant to Section 11.1(b). If a Response Notice is deemed to have been given pursuant to Section 11.1(b), the closing shall take place at 9:00 a.m., Houston time, on the 120th day following receipt of the Transfer Notice. At the closing, the party that is purchasing the ownership interest shall pay the purchase price therefor by delivering to the party that is selling the ownership interest cash in immediately available funds to the order of such selling party. Concurrently with the delivery of such purchase price, the party that is selling the ownership interest shall execute or cause to be executed such instruments of transfer as shall be sufficient to fully vest such ownership interest in the other party. The closing shall take place at such place as may be unanimously agreed upon by Schlumberger and Baker Hughes. The closing and transfer of the ownership interests in all Venture Entities shall occur simultaneously.

                  (d) Notwithstanding anything to the contrary set forth in this
Section 11.1, Schlumberger and Baker Hughes agree that neither of them shall exercise its rights under this Section 11.1 until after the fifth anniversary of the Closing Date; provided, however, that such limitation shall not apply to the application of this Section 11.1 in accordance with the provisions of Section 11.3(e).

         11.2 Change of Control. If at any time Schlumberger or Baker Hughes, or any of their respective subsidiaries that own, directly or indirectly through one or more subsidiaries of that subsidiary, an interest in a Venture Entity (the "AFFILIATED OWNERS"), experiences a Change of Control Event, (a) within 30 days following such Change of Control Event, the party that or whose subsidiary has experienced such Change of Control Event shall deliver to the other party written notice of such Change in Control Event, which notice will specify a cash purchase price for the sale of its entire ownership interest in the Venture to the other party or purchase the other party's entire ownership interest in the Venture, (b) such notice shall, for all purposes of this Agreement, be deemed to be a Transfer Notice as defined in Section 11.1, and (c) each of the provisions of Section 11.1 shall apply to such Transfer Notice; provided that any failure to deliver a Response Notice by the party that has not experienced such Change of Control Event shall not be construed as an election to either purchase or sell any ownership interest, and the party that has experienced such Change of Control Event shall have no right to cause any ownership interest to be purchased or sold pursuant to this Section 11.2. Any failure to deliver a notice in accordance with clause (a) of the immediately preceding sentence shall be construed as a Transfer Notice specifying a cash purchase price equal to the net book value of the applicable ownership interest as of the end of the calendar month preceding the event giving rise to the obligation to deliver such notice. If a Change of Control Event occurs with respect to Schlumberger or Baker Hughes between the date of this Agreement and the Closing Date, the Change of Control Event shall be deemed to have occurred on the Closing Date for the purposes of the procedures in this Section 11.2. For purposes hereof, "CHANGE OF CONTROL EVENT" shall mean (a) with respect to Schlumberger or Baker Hughes, that any one of the following events has occurred after the date of this Agreement: (i) a change is proposed by a majority of the stockholders of Schlumberger or Baker Hughes, as the case may be, as to the number of members, or incumbent membership, of its Board of Directors such that the incumbent members of said Board of Directors immediately prior to such change would no longer constitute at least two-thirds of the Board of Directors after such change and such proposal is enacted; (ii) any "person" (as such term is used in Section 13(d) of the Exchange Act) (other than (A) any employee stock ownership trust or similar entity created by Schlumberger or Baker Hughes, as the case may be, for the benefit of its employees or (B) Schlumberger, Baker Hughes or their respective Affiliates), together with its affiliates (as such term is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), has become, at any date hereafter, the beneficial owner (as such term is defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of 20% or more of the voting power of its then-outstanding voting securities; or (iii) the approval by the stockholders of Schlumberger or Baker Hughes, as the case may be, of the merger or consolidation of Schlumberger or Baker Hughes, as the case may be, with, or the sale of all or substantially all of its assets to, any other "person" (as defined in clause (ii)), unless the incumbent members of its Board of Directors as constituted immediately prior to such merger or consolidation or sale shall constitute at least a majority of the directors of the surviving corporation of such merger or consolidation or the transferee in such sale, immediately following the consummation of any such transaction, or any parent (as such term is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such surviving corporation or transferee and (b) with respect to an Affiliated Owner, a change in the equity ownership of the Affiliated Owner has occurred such that Schlumberger or Baker Hughes, as applicable, no longer owns, directly or indirectly, its Percentage Interest in any Venture Entity. Schlumberger and Baker Hughes agree not to, and agree to cause their respective Affiliates not to, provide any funds to any Person for the purpose of acquiring shares of Baker Hughes or Schlumberger, respectively, with the intention of triggering a Change of Control Event of the type described in Section 11.2(a)(ii).

         11.3 Right of First Refusal.

                  (a) Procedure. If, at any time after the Closing Date, Schlumberger or Baker Hughes desires to transfer (a "DISPOSITION") all of its ownership interests in the Venture to a third party (other than a transfer allowed by Section 12.3 or this Section 11.3) and has received a bona fide written offer to that effect with reasonable evidence of sufficient funding, then Schlumberger or Baker Hughes, as appropriate (the "DISPOSING PARTY"), shall promptly give notice thereof (the "DISPOSITION NOTICE") to the other party (the "RECIPIENT PARTY"). The Disposition Notice shall set forth all relevant information with respect to the proposed Disposition, including the name and address of the prospective acquirer, the purchase price (and any related information that is required by Section 11.3(b)), the manner in which the purchaser shall fund the purchase and any other terms and conditions of the proposed Disposition. The Recipient Party shall have the preferential right to acquire such ownership interest for the same purchase price, and on the same terms and conditions, as set forth in the Disposition Notice, except as provided otherwise in this Section 11.3. The Recipient Party shall have 30 days following its receipt of the Disposition Notice in which to notify the Disposing Party whether it elects to exercise its preferential right; provided, however, that if either party elects to require an appraisal pursuant to Section 11.3(b), then the applicable deadline for the Recipient Party to deliver such notice shall be 15 days following delivery of the decision of the Appraiser. A notice in which the Recipient Party exercises such right is referred to herein as an "EXERCISE NOTICE."

                  (b) Non-Cash Consideration. If any portion of the purchase price, as disclosed in the Disposition Notice, is to be paid in a form other than cash (including through delivery of stock, promissory notes or other assets) ("NON-MONETARY CONSIDERATION"), the Disposition Notice shall set forth the Disposing Party's best estimate of the fair market value of the Non-Monetary Consideration. If the Recipient Party disagrees with such estimate and so notifies the Disposing Party within 10 days following delivery of the Disposition Notice, and if such disagreement is not resolved within 20 days following delivery of the Disposition Notice, either the Disposing Party or the Recipient Party, by notice to the other (the "APPRAISAL NOTICE"), may require the determination of the Fair Market Value of the Non-Monetary Consideration to be made by an appraiser, investment banker or other Person (the "APPRAISER") having expertise in the valuation of assets of the type represented by the Non-Monetary Consideration. As used herein, the term "FAIR MARKET VALUE" shall mean the fair market value of such Non-Monetary Consideration, taking into account all relevant factors, including (i) any tax benefits to be derived by the Disposing Party from such Non-Monetary Consideration (such as the benefits of effecting a tax-free transaction) and,
(ii) in the case of a promissory note or similar Non-Monetary Consideration, the creditworthiness of the proposed purchaser (or other maker of the note). The Appraiser shall be selected by mutual agreement of the Disposing Party and the Recipient Party; provided, however, that if the Disposing Party and the Recipient Party are unable to reach such agreement within 20 days following delivery of the Appraisal Notice, either such party may petition the United States District Judge for the Southern District of Texas (Houston Division) then senior in service to designate the Appraiser. If the Appraiser so chosen shall die, resign or otherwise fail or become unable to serve, a replacement Appraiser shall be chosen in accordance with the provisions of the immediately preceding sentence. The decision of the Appraiser shall be final and binding on the Disposing Party and the Recipient Party, and the fees and expenses of the Appraiser shall be paid equally by the Disposing Party and the Recipient Party. Subject to the remaining provisions of this Section 11.3(b), the Recipient Party shall pay in cash the Fair Market Value of the Non-Monetary Consideration, as so determined by agreement or by the Appraiser. If the Recipient Party so elects in its Exercise Notice, the Recipient Party may pay such portion of the purchase price by delivering to the Disposing Party non-monetary consideration (the "ALTERNATIVE NON-MONETARY CONSIDERATION") that (y) is in a form substantially equivalent to the Non-Monetary Consideration and (z) has a Fair Market Value equal to the Fair Market Value of the Non-Monetary Consideration; provided, however, that, as a condition to the Recipient Party's right to pay such portion of the purchase price by delivering the Alternative Non-Monetary Consideration, the Recipient Party and the Disposing Party shall have first agreed upon the Fair Market Value of such Alternative Non-Monetary Consideration, or such Fair Market Value shall have been determined by the Appraiser in accordance with the provisions of this Section 11.3(b).

                  (c) Closing. If the preferential right is exercised in accordance with Section 11.3(a), the closing of such purchase shall occur at an agreed-upon location on the first business day that is 30 days after the expiration of the preferential right period (or, if later, the fifth business day after the receipt of all applicable regulatory and governmental approvals to the purchase), unless the Disposing Party and the Recipient Party agree upon a different place or date. At that closing, (i) the Disposing Party shall execute and deliver to the Recipient Party (x) an assignment of the ownership interest described in the Disposition Notice, in form and substance reasonably acceptable to the Recipient Party, containing a general warranty of title as to such ownership interest (including that such ownership interest is free and clear of any Liens), (y) in the case of a Disposition of voting securities, the stock certificates representing such voting securities with stock powers attached and endorsed in blank, and (z) any other instruments reasonably requested by the Recipient Party to give effect to the purchase; and (ii) the Recipient Party shall deliver to the Disposing Party the purchase price specified in the Disposition Notice in immediately available funds, subject to any modifications thereof required by Section 11.3(b).

                  (d) Waiver of Right of First Refusal. If the Recipient Party does not deliver an Exercise Notice during the applicable period specified in
Section 11.3(a), it shall be deemed to have waived its right of first refusal, and the Disposing Party shall have the right to dispose of its ownership interest in the Venture to the proposed purchaser strictly in accordance with the terms of the Disposition Notice for a period of 90 days after the expiration of the preferential right period. If, however, the Disposing Party fails so to dispose of the ownership interest within such 90-day period, the proposed Disposition shall again become subject to the preferential right set forth in this Section 11.3.

                  (e) Relationship to Section 11.1. Subject to the other provisions of this Section 11.3, nothing in this Section 11.3 shall prevent Schlumberger or Baker Hughes from exercising its rights under Section 11.1. If
(i) a Disposition Notice is delivered under this Section 11.3, (ii) the Recipient Party does not deliver an Exercise Notice under this Section 11.3 and
(iii) prior to the Disposition of the applicable interest to the proposed purchaser, the Recipient Party delivers a Transfer Notice under Section 11.1, then the provisions of this Section 11.3 and Section 11.1 shall be deemed amended (y) to permit the proposed purchaser, by agreement with the Disposing Party, to deliver the Response Notice and (z) to require the closing of the Disposition of such ownership interest, and the closing described in Section 11.1(c), to occur at concurrent closings; it being the intent of the parties that the purchaser of the ownership interest, if the closing of the Disposition of the ownership interest occurs, shall have the right to cause the Disposing Party to exercise the rights under Section 11.1.

         11.4 No Partial Dispositions. Except as set forth in Section 11.5, the parties agree not to make or attempt to make any partial Disposition of their respective ownership interests in the Venture to a third party. Any proposed transfer of a party's ownership interests in the Venture must be for its entire interest in the Venture.

         11.5 Transfers to Wholly Owned Subsidiaries. Notwithstanding anything to the contrary in this Article 11, the Schlumberger or Baker Hughes subsidiaries that directly own the Venture Entities may, at any time, transfer all, or any portion of, their respective ownership interests in a Venture Entity to a subsidiary which, directly or indirectly, is wholly owned (other than directors' qualifying shares or local ownership requirements, in each case, of no more than 5% of the total voting or equity interests) by Schlumberger or Baker Hughes, as applicable; provided, however, that (a) no transfer of an ownership interest in US Venture Entity to a wholly owned Affiliate of a Venture Owner shall be permitted without the consent of the other Venture Owner of the US Venture Entity if such transfer would trigger the partnership termination provisions of section 708(b) of the Code, and (b) any such transfer of an interest in any other Venture Entity is subject to the provisions of Section
7.10. In addition, it is agreed that the provisions of this Section 11.5 shall in no way hinder the transfers contemplated by Section 2.1.

                         ARTICLE 12. GENERAL PROVISIONS

         12.1 Survival of Representations, Warranties and Pre-Closing Covenants and Certain Indemnification Obligations. Each of the representations, warranties and pre-Closing covenants contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date for a period of five years following the Closing Date; provided, however, that the foregoing five-year survival period shall not apply to or serve to limit (i) warranties of title, which shall extend according to their terms; (ii) Claims of which a party has given another party against



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which it is seeking reimbursement for such Claims specific written notice within said five-year period; (iii) any Claim resulting from the assessment of Taxes for any period prior to or including the Closing Date, the indemnification for which shall extend for the period of the statute of limitations applicable to such Tax Claims; or (iv) any Claims based upon the application or alleged violation of any Environmental, Health and Safety Requirements, the indemnification for which shall extend for the period of the applicable statute of limitations applicable to such Claims.

         12.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to Contracts made and to be performed therein, without giving effect to the principles of conflicts of law thereof.

         12.3 Parties in Interest; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and it is not intended to confer upon any other Person any rights or remedies hereunder, except that each of the Venture Entities shall be considered to be a third-party beneficiary of the provisions of this Agreement. Subject to the provisions of Article 11, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties without the prior written consent of the other parties, except that Schlumberger, SOHL, SPLC, SLBV, STC or Baker Hughes may at any time assign any or all of its rights or obligations hereunder to one of its wholly owned subsidiaries (but no such assignment shall relieve Schlumberger, SOHL, SPLC, SLBV, STC or Baker Hughes, as the case may be, of any of its obligations under this Agreement).

         12.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.


         12.5 Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, by reputable overnight delivery service that requires a signature on delivery or sent by facsimile machine with telephonic confirmation of receipt to the Persons identified below, or three days after mailing in the U.S. Mail if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                  (a)      if to Schlumberger:
                           Schlumberger Limited
                           277 Park Avenue
                           New York, New York 10172-2066
                           Facsimile: 212.350.8127
                           Attn.: General Counsel

                  (b)      if to Baker Hughes:
                           Baker Hughes Incorporated
                           3900 Essex Lane
                           Houston, Texas 77027
                           Facsimile: 713.439.8472
                           Attn.: General Counsel

         Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 12.5.

         12.6 Competition and Confidentiality.

                  (a) Each party agrees that so long as it or one of its Affiliates continues to hold an ownership interest in any of the Venture Entities and for a period of three years thereafter, it will not directly or indirectly engage or invest in any business in the Seismic Business in direct competition with the business of any of the Venture Entities as conducted immediately following the Closing. It is understood and agreed that (i) a party shall not be deemed to be in violation of this Section 12.6(a) as a result of any acquisition it may make of not more than five percent of the outstanding shares or other units of any security of any entity subject to the requirements of Section 13 or 15(d) of the Exchange Act, (ii) the provisions of this Section 12.6(a) shall not apply to any business activities of any party, or any of its respective Affiliates, actually being conducted as of the date hereof, other than the Schlumberger Seismic Business and the Baker Hughes Seismic Business,
(iii) Schlumberger and Baker Hughes shall be permitted to process Vertical Seismic Profiling within the Seismic Business by using Schlumberger Transferred IP or Baker Hughes Transferred IP, respectively, and without access to Future Developments and (iv) this Section 12.6(a) shall not be construed to prohibit a party, directly or through any Affiliates, from hereafter acquiring and continuing to own and operate any entity that has operations in the Seismic Business that compete with the business of any of the Venture Entities as conducted immediately following the Closing if none of the principal operations of such entity so compete. For purposes of this Section 12.6(a), "principal operation" shall mean an operation or line of business of an entity that contributes more than fifteen percent of such entity's revenues. In the event that either party acquires an entity that has operations competing directly with any of the Venture Entities, the parties agree to, and to cause the Venture Entities to, attempt to negotiate mutually agreeable terms upon which such operations could be transferred to a Venture Entity. If the party that has acquired the competing business and the Venture Entities cannot reach agreement on the acquisition of the competing business by the Venture Entities, the party that has acquired the competing business shall divest itself of that business no later than the date that is one year after the date of acquisition of the competing business.

                  (b) In the event that the covenants contained in Section 12.6(a) are more restrictive than permitted by Applicable Law, the parties agree that the covenants contained in Section 12.6(a) shall be enforceable and enforced to the extent permitted by Applicable Law.

                  (c) The parties shall abide by the confidentiality provisions of Exhibit 12.6.

                  (d) Each party acknowledges and agrees that the remedy at law for any breach of the requirements of this Section 12.6 would be inadequate, and agrees and consents that, without intending to limit any additional remedies that may be available, temporary and permanent injunctive and other equitable relief may be granted without proof of actual damage or inadequacy of legal remedy in any proceeding that may be brought to enforce any of the provisions of this Section 12.6.

         12.7 Litigation and Claim Support. If so requested by a party or a Venture Entity, whether in connection with the matters set forth in Article 8 or otherwise, each of the applicable Venture Entities (if requested by a party) or parties (if requested by a Venture Entity) shall cooperate, and shall cause their respective employees to cooperate, with such party and its Affiliates and their counsel in defending or prosecuting any litigation or Claim brought by such party against any third party or by any third party against such party. Cooperation shall include causing the employees of the Venture Entities to furnish documents, testify as witnesses, appear for depositions and take other similar actions as a party or Affiliate thereof may reasonably request. The cost of providing any such support shall be the responsibility of the requesting party. However, the parties agree that if a Venture Entity employee or party employee is subpoenaed by an unrelated third party in connection with any such litigation or Claim, no cost reimbursement request will be made to Schlumberger, Baker Hughes or any Venture Entity or any of their respective Affiliates in connection therewith.

         12.8 Enforcement. Each of the parties agrees that it shall take no action to prevent any of the Venture Entities from seeking to enforce any of the obligations of any of the other parties, as the case may be, under this Agreement or to obtain damages as a result of any breach thereof. Each of the parties agrees that it shall not withhold its consent, and shall cause its representatives on the board of directors, management committee or other governing body of any of the Venture Entities not to withhold their consent, to any of the Venture Entities taking any such action against it.

         12.9 Entire Agreement; Conflicts. This Agreement, together with each of the exhibits and disclosure letters hereto, and the other Transaction Documents (including any exhibits or schedules thereto) constitute the entire agreement among the parties hereto with respect to the matters covered hereby and thereby and supersedes all prior agreements and understandings among the parties, including the Memorandum of Understanding dated May 30, 2000 between Schlumberger and Baker Hughes and the Confidentiality Agreement effective as of May 5, 2000 between Schlumberger and Baker Hughes, with respect to the matters discussed herein or in the other Transaction Documents. If there is any conflict between this Agreement and any other Transaction Document, the provisions of this Agreement shall govern.

         12.10 Consents and Approval. In the case of any consent or approval required or contemplated hereby, no party hereto shall unreasonably withhold or delay consent or approval.

         12.11 Obligations of Schlumberger and Baker Hughes. Whenever this Agreement requires Schlumberger or Baker Hughes to take any action, such requirement shall be deemed to be a requirement of the applicable subsidiary or subsidiaries of Schlumberger or Baker Hughes listed in Section 2.7 which holds the interests in the Venture Entity or Venture Entities in the country in which the action is required to be taken and a guarantee of such performance by Schlumberger or Baker Hughes, as applicable.

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         12.12 Publicity.

                  (a) No party shall make any press release or other public statement or disclosure (including communications to employees, customers and suppliers) regarding this Agreement, its contents or the transactions contemplated hereby without giving the other parties reasonable prior notice thereof and the opportunity to review and comment upon such release, statement or disclosure unless and only to the extent that disclosure is required under Applicable Law. Baker Hughes and Schlumberger agree that, to the extent practicable, they will attempt to coordinate any material public disclosures regarding the Venture.

                  (b) Baker Hughes and Schlumberger further agree that, to the extent practicable, they will each circulate to each other proposed drafts of relevant portions of (i) any press release that is intended to be released nationally in the U.S. or internationally or (ii) any public filing with the SEC that, in either case, contains disclosures that are (A) material to Baker Hughes or Schlumberger, as applicable, (B) not already publicly known or been previously disclosed to the public and (C) related to the Venture.

         12.13 Severability. If any term, provision, covenant or restriction of this Agreement or the application thereof to any Person or circumstance, at any time or to any extent, is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid or unenforceable) shall in no way be affected, impaired or invalidated, and to the extent permitted by Applicable Law, any such term, provision, covenant or restriction shall be restricted in applicability or reformed to the minimum extent required for such to be enforceable. This provision shall be interpreted and enforced to give effect to the original written intent of the parties hereto prior to the determination of such invalidity or unenforceability.

         12.14 No Strict Construction. The language this Agreement uses shall be deemed to be the language the parties hereto have chosen to reflect their mutual intent, and no rule of strict construction or presumption based upon the party that has drafted this Agreement shall be applied against any party hereto.

         12.15 Jurisdiction and Venue. Each of the parties irrevocably agrees that if any dispute between the parties relating to this Agreement cannot be resolved amicably by the parties, any action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect thereof brought by the other party hereto or its successors or assigns, shall be brought and determined in a Texas state court or U.S. federal district court in Texas, and each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 12.15 and shall not be deemed to be general submission to the jurisdiction of said courts or in the State of Texas other than for such purpose.

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above written.


                                       SCHLUMBERGER LIMITED



                                       By: /s/ Andrew Gould
                                          ------------------------
                                          Andrew Gould
                                          Executive Vice President
                                          Oilfield Services


                                       SCHLUMBERGER OILFIELD HOLDINGS LIMITED



                                       By: /s/ Robert Villard
                                          ------------------------
                                          Robert Villard
                                          Attorney-in-Fact


                                       SCHLUMBERGER PLC



                                       By: /s/ Robert Villard
                                          ------------------------
                                          Robert Villard
                                          Attorney-in-Fact


                                       SCHLUMBERGER B.V.



                                       By: /s/ Robert Villard
                                          ------------------------
                                          Robert Villard
                                          Attorney-in-Fact

                                       SCHLUMBERGER TECHNOLOGY CORPORATION



                                       By: /s/ Robert Villard
                                          ---------------------
                                          Robert Villard
                                          Attorney-in-Fact


                                       BAKER HUGHES INCORPORATED



                                       By: /s/ Andrew Szescila
                                          ---------------------
                                          Andrew Szescila
                                          Senior Vice President